UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

EQT Corporation

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2024 Notice of Annual Meeting of Shareholders and Proxy Statement

EQT Corporation (NYSE: EQT) is a leading independent natural gas producer with an evolutionary focus on our future. EQT has operations in Pennsylvania, West Virginia, and Ohio and is dedicated to responsibly developing our world-class asset base in the core of the Appalachian Basin. We are focused on creating long-term value for all stakeholders, including our employees, landowners, communities, industry partners, and investors.
OUR MISSION—Realize the full potential of EQT to become the operator of choice for all stakeholders.
OUR VISION—Evolve EQT into a modern, connected, digitally-enabled organization that has vision and purpose.
OUR VALUES—Evident in the way we operate and in how we interact with each other every day—Trust, Teamwork, Heart, and Evolution are at the center of everything we do.
TRUST	TEAMWORK
■ Always doing the right thing. ■ Doing what you say you will do.	■ Working together toward a common goal. ■ Sharing, respecting, and embracing diversity of thought. ■ Understanding customers. ■ Respecting the wrench.
HEART	EVOLUTION
■ Caring about what you do (actions). ■ Caring about the relationships you form (impact). ■ Bringing passion and drive to be the best at what you do (attitude).
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Driving to get better every day.

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Understanding your environment to prioritize any needed adaption.

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Being transparent (which enables collaboration that triggers innovation and leads to evolution).

Letter from Our CEO

Dear Fellow Shareholders,
You are invited to join us at the 2024 Annual Meeting of Shareholders, which will be held on Wednesday, April 17, 2024, at 9 a.m. Eastern Time. Our 2024 Annual Meeting will be held in a virtual-only meeting format by live webcast.
In 2023, our overarching corporate mission was focused on achieving “Peak Performance.” I wanted our fourth year since the takeover of EQT to be our best yet and our Qrew did not disappoint, achieving several incredible accomplishments over the last year, as highlighted below.

Despite a challenging natural gas price environment, we generated meaningful value for our shareholders.

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Generated approximately $3.2 billion of net cash provided by operating activities and $879 million of free cash flow.(1)

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Retired $1.1 billion of debt.

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Increased our base dividend by 5%.

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Closed the strategic acquisitions of Tug Hill and XcL Midstream and integrated the assets at an EQT record pace.

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Signed two of the largest long-term physical supply deals ever executed in the North American natural gas market with leading utilities.

Our operations executed at record levels and pace.
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Improved drilling efficiencies drove 6% faster drilling speeds in 2023, as compared to 2022.(2)

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Set new all-time high completion efficiencies, with 2023 average frac crew monthly pumping hours up 16% year-over-year.

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Delivered a 22% improvement in our environmental, health, and safety (EHS) intensity,(3) underscoring our unwavering commitment to safety at EQT.

We continued to gain momentum in executing our differentiated LNG strategy.
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Leveraged our significant Gulf Coast firm transportation capacity to sign non-binding Heads of Agreements (HOAs) covering 2.5 million tons per annum of LNG tolling capacity.(4)

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Have seen strong interest from prospective international buyers as the global market is increasingly appreciating the value associated with EQT’s low-cost, peer leading core inventory depth and environmental attributes.

We continued our progress towards our ambitious 2025 net zero emissions goal.
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We continued to make progress toward making EQT the first energy company of meaningful scale in the world to achieve net zero Scope 1 and Scope 2 emissions.(5)

(1)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition of, and other important information regarding, this non-GAAP financial measure.

(2)
6% year-over-year improvement was measured based on days per 1,000 horizontal feet drilled.

(3)
EHS intensity improvement is an internal performance measure used in EQT’s Short-Term Incentive Plan. Please refer to the Compensation Discussion and Analysis section below for further details.

(4)
Non-binding HOAs remain subject to negotiation of definitive tolling agreements between the parties.

(5)
The Company’s net zero emissions goal is based on Scope 1 and Scope 2 greenhouse gas emissions from assets owned by the Company on June 30, 2021 (i.e., when EQT announced its net zero goal). Scope 1 greenhouse gas emissions included in the target are based exclusively on emissions reported to the U.S. Environmental Protection Agency (EPA) under the EPA’s Greenhouse Gas Reporting Program (Subpart W) for the onshore petroleum and natural gas production segment.

Letter from Our CEO

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Announced a first-of-its-kind public-private forest management partnership with the State of West Virginia, designed to create one of the highest quality, most verifiable nature-based carbon sequestration projects anywhere in the world.

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EQT was one of 50 oil and gas companies to participate in the Oil & Gas Decarbonization Charter, a landmark initiative, launched at COP28, dedicated to accelerating climate action and achieving high-scale impact across the industry.

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EQT helped establish the Appalachian Methane Initiative, a world-class, sector and technology agnostic methane monitoring network designed to assess and further mitigate methane emissions across the entire Appalachian Basin.

Over the last year, we’ve heard countless reports about the phasing out of natural gas. After participating in COP28 in Dubai, it is clear that the world recognizes the continuing need for natural gas both to ensure energy security and achieve the world’s decarbonization goals. It’s also clear that removing foreign coal from the power sector is a pre-requisite for achieving global climate goals. People are beginning to understand that, while energy sources such as wind and solar are great, they are not enough on their own. Natural gas in the form of LNG is uniquely capable of supporting these alternative energy sources and allowing the world to achieve its climate goals by rapidly replacing foreign coal. It is the ideal lower-carbon, dispatchable compliment to renewable power generation. I believe that EQT is uniquely positioned to answer the world’s call for clean, affordable, reliable energy and lead efforts to displace international coal.
The momentum and gravity of purpose at EQT right now are unrivaled. We are executing at record performance levels, signing historic physical supply deals, aggressively cutting emissions, and executing on our vision to become the pre-eminent low-cost producer of natural gas on the global stage. All these steps are being taken with our stakeholders in mind, and we have high ambition to continue the successes that we accomplished in 2023.
Your vote is important. We urge you to read the accompanying Notice of Annual Meeting and Proxy Statement carefully and vote in accordance with the Board of Directors’ recommendations on all proposals.
I would like to thank you personally for your continued confidence in our company.
Toby Z. Rice
President and Chief Executive Officer
March 1, 2024

2024 Notice of Annual Meeting
of Shareholders of EQT Corporation

You are cordially invited to attend the virtual 2024 Annual Meeting of Shareholders of EQT Corporation.
Time and Date	Place	Record Date
Wednesday, April 17, 2024 9:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: www.virtualshareholdermeeting.com/ EQT2024	If you owned common stock of EQT Corporation at the close of business on Friday, February 2, 2024, the record date, you may vote at the Annual Meeting
At the meeting, we plan to ask you to:
Items of Business
1	Elect the 11 directors nominated by the Board of Directors to serve for a one-year term
	■ Lydia I. Beebe	■ Frank C. Hu	■ James T. McManus II	■ Toby Z. Rice
	■ Lee M. Canaan	■ Dr. Kathryn J. Jackson	■ Anita M. Powers	■ Hallie A. Vanderhider
	■ Janet L. Carrig	■ John F. McCartney	■ Daniel J. Rice IV
2	Approve a non-binding resolution regarding the 2023 compensation of our named executive officers (say-on-pay)
3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024
The 2024 Annual Meeting will be a virtual meeting of shareholders, conducted exclusively by live webcast. You will be able to attend and participate in the virtual 2024 Annual Meeting, vote your shares electronically, and submit questions during the meeting by visiting the website address listed above on the meeting date and time described in the accompanying proxy statement. Please see the instructions in the “Questions and Answers About the 2024 Annual Meeting” section, which provides additional information on how to participate in our virtual annual meeting.
We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting.
On behalf of the Board of Directors, William E. Jordan Executive Vice President, General Counsel and Corporate Secretary
March 1, 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 17, 2024

Our proxy statement is attached. Financial and
other information concerning EQT Corporation is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”).
The proxy statement and the 2023 Annual Report are available free of charge at www.proxyvote.com.

Proxy Statement

1	2024 PROXY STATEMENT SUMMARY
13	CORPORATE GOVERNANCE AND BOARD MATTERS
13	Proposal 1—Election of Directors
14	Director Nominees
19	Director Time Commitment Considerations
19	Board Meetings
19	Board Committees
20	■ Audit Committee
20	■ Corporate Governance Committee
21	■ Management Development and Compensation Committee
21	■ Public Policy and Corporate Responsibility Committee
22	Board Leadership Structure
23	Board’s Role in Risk Oversight
24	Enterprise Risk Management
24	Cybersecurity Risk Oversight
25	Director Nominations
25	■ General Process for Director Nominations
26	■ Shareholder Nominations
27	■ Consideration of Diversity
27	Contacting the Board
28	Governance Principles
29	Director Independence
30	Related Person Transactions
30	■ Review, Approval, or Ratification of Transactions with Related Persons
31	■ Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group
33	■ Transactions with Related Persons
37	Directors’ Compensation
37	■ Cash Compensation
37	■ Equity-Based Compensation
38	■ Equity Ownership Guidelines for Directors
38	■ Director Deferred Compensation
38	■ Other
39	■ 2023 Directors’ Compensation Table
40	EXECUTIVE COMPENSATION
40	Proposal 2—Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers for 2022 (Say-on-Pay)
42	Compensation Discussion and Analysis
42	■ Executive Summary
49	■ Compensation Philosophy
51	■ The Compensation Process
53	■ Determining Compensation
56	■ 2023 Compensation Decisions
63	■ Other Compensation Components
66	Compensation Committee Report
67	Compensation Policies and Practices and Risk Management
68	Compensation Tables
68	■ Summary Compensation Table
69	■ 2023 Grants of Plan-Based Awards Table
70	■ Outstanding Equity Awards at Fiscal Year-End
71	■ Option Exercised and Stock Vested
71	■ Pension Benefits and Non-Qualified Deferred Compensation
71	■ Potential Payments Upon Termination or Change of Control
80	PAY VERSUS PERFORMANCE
80	Pay Versus Performance Table
82	Narrative Discussion of Relationship Between CAP and Financial Performance Measures
85	PAY RATIO DISCLOSURE
86	AUDIT MATTERS
86	Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm
87	Auditor Fees
88	Report of the Audit Committee
89	EQUITY OWNERSHIP
89	Security Ownership of Certain Beneficial Owners
91	Security Ownership of Management
93	QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING
93	2024 Annual Meeting of Shareholders
101	ADDITIONAL INFORMATION
101	Other Matters
101	2023 Annual Report on Form 10-K
APPENDICES
A-1	■ Appendix A
B-1	■ Appendix B

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 17, 2024
We have elected to furnish our proxy statement and the 2023 Annual Report to certain of our shareholders over the Internet pursuant to the U.S. Securities and Exchange Commission (“SEC”) rules, which allows us to reduce costs associated with the 2024 Annual Meeting.
Beginning on or about March 1, 2024, we will mail to certain of our shareholders a Notice of Internet Availability of proxy materials containing instructions regarding how to access our proxy statement and 2023 Annual Report online (the “eProxy Notice”). The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the proxy statement and the 2023 Annual Report. All other shareholders will receive printed copies of the proxy statement and the 2023 Annual Report, which will be mailed to such shareholders on or about March 1, 2024.
Cautionary Statements
This proxy statement contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and are usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe,” and other words of similar meaning, or the negative thereof. Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement include the matters discussed regarding expectations of performance under compensation plans, anticipated financial and operational performance of EQT Corporation and its subsidiaries (the “Company”), reserves estimates, the Company’s ability to successfully implement and execute its operational, organizational, technological and environmental, social and governance (“ESG”) initiatives and goals, and achieve the anticipated results of such initiatives and goals.
The forward-looking statements contained in this proxy statement involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to: volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations, and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital, including as a result of rising interest rates, inflation and other economic uncertainties; the Company’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting, and storing natural gas, natural gas liquids, and oil; cybersecurity risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services, and sand and water required to execute the Company’s exploration and development plans, including as a result of supply chain or inflationary pressures; risks associated with operating primarily in the Appalachian Basin and obtaining a substantial amount of the Company’s midstream services from Equitrans Midstream Corporation; the ability to obtain environmental and other permits and the timing thereof; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company’s business due to acquisitions, divestitures, and other strategic transactions. These and other risks and uncertainties are described under Item 1A, “Risk Factors,” in the Company’s Annual

Report on Form 10-K for the year ended December 31, 2023, and in other documents the Company files from time to time with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made, and except as required by law, the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Websites
Website addresses referenced in this proxy statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this proxy statement and is not incorporated by reference herein.

2024 Proxy Statement Summary

This summary highlights information about EQT Corporation (“EQT,” the “Company,” “we,” “us,” or “our”) and the upcoming 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). As it is only a summary, please review the complete proxy statement and EQT’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) before you vote. The proxy statement and the 2023 Annual Report will be first mailed or released to shareholders on or about March 1, 2024.
2024 Annual Meeting of Shareholders

Time and Date	Place	Record Date
Wednesday, April 17, 2024 9:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: www.virtualshareholdermeeting.com/ EQT2024	If you owned common stock of EQT Corporation at the close of business on Friday, February 2, 2024, the record date, you may vote at the 2024 Annual Meeting
Admission

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You are entitled to attend and vote during the virtual 2024 Annual Meeting if you were an EQT shareholder as of the close of business on the record date or if you hold a valid proxy for the 2024 Annual Meeting.

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To participate in the virtual-only annual meeting as a shareholder, you must visit the website address listed above and enter a valid control number for the meeting.

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Your control number can be found on the proxy card, notice, or email distributed to you.

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Anyone may enter the virtual annual meeting website as a “guest” and no control number will be required; however, only authenticated shareholders may submit their votes or questions during the virtual annual meeting.

Even if you plan to attend the virtual meeting,
we encourage you to vote by proxy as soon as possible.
Voting Matters and Board Recommendations

Agenda Item	Board Voting Recommendation	See Page
1 Election of 11 directors, each for a one-year term expiring at the 2025 Annual Meeting of Shareholders	FOR EACH DIRECTOR	13
2 Approval of a non-binding resolution regarding the compensation of EQT’s named executive officers for 2023 (Say-on-Pay)	FOR	40
3 Ratification of the appointment of Ernst & Young LLP as EQT’s independent registered public accounting firm for 2024	FOR	86
EQT CORPORATION 2024 PROXY STATEMENT | 1

2024 Proxy Statement Summary

How to Vote
Please review the proxy statement and vote your shares as soon as possible. We offer a number of ways for you to vote your shares. Voting instructions are included in the Notice of Internet Availability of Proxy Materials and the proxy card. If you are a beneficial owner and your shares are held by a bank, broker, or other nominee (i.e., in “street name”), you should follow the voting instructions provided to you by that firm. Although most banks and brokers now offer voting by mail, telephone, and on the Internet, availability and specific procedures, including voting deadlines, will depend on their voting arrangements.
We offer the following methods to vote your shares:

BY TELEPHONE	BY INTERNET	BY MAIL	VIRTUAL MEETING
Call toll-free 1-800-690-6903 in the USA, US territories, or Canada	Visit 24/7 www.proxyvote.com	Complete, sign, and date your proxy card and send by mail in the enclosed postage-paid envelope	Attend the virtual annual meeting as an authenticated shareholder and cast your vote online during the virtual meeting

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Have your proxy card or notice with your control number available and follow the instructions

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The deadline to vote by phone, or by internet, if you are not attending the virtual meeting, is 11:59 p.m. Eastern Time on April 16, 2024

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If you vote by telephone or electronically, you do not need to return a proxy card

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2024 Proxy Statement Summary

Director Nominees

Our Board of Directors (the “Board”) is pleased to nominate the director candidates listed below. All director nominees have stated they are willing to serve if elected.
Name and Principal Occupation	Age	Director Since	Ind.	Other Current Public Company Boards	Current Committee Membership
					A	CG	MDC	PPCR
LYDIA I. BEEBE Principal, LIBB Advisors LLC; former Corporate Secretary and Chief Governance Officer, Chevron Corporation	71	2019		1
LEE M. CANAAN Founder and Portfolio Manager, Braeburn Capital Partners, LLC	67	2019		1
JANET L. CARRIG Former Senior Vice President, General Counsel and Corporate Secretary, ConocoPhillips	66	2019		2
FRANK C. HU Former Investment Analyst and Vice President, Capital World Investors	62	2021		1
DR. KATHRYN J. JACKSON Former Director of Energy and Technology Consulting, KeySource, Inc.	66	2019		2
JOHN F. MCCARTNEY Chair Member, Quantuck Advisors LLP	71	2019		2
JAMES T. MCMANUS II Former Chairman, Chief Executive Officer, and President, Energen Corporation	65	2019		—
ANITA M. POWERS Former Executive Vice President of Worldwide Exploration, Occidental Oil and Gas Corporation	68	2018		1
DANIEL J. RICE IV Chief Executive Officer, NET Power Inc.; former Chief Executive Officer, Rice Energy Inc.	43	2017		1
TOBY Z. RICE President and Chief Executive Officer, EQT	42	2019		—
HALLIE A. VANDERHIDER Former Managing Director, SFC Energy Management LP	66	2019		1
Committee Chair	Committee Member	Independent Chair of the Board	Audit Committee Financial Expert	Independent Director
A	Audit	CG	Corporate Governance	MDC	Management Development and Compensation	PPCR	Public Policy and Corporate Responsibility
EQT CORPORATION 2024 PROXY STATEMENT | 3

2024 Proxy Statement Summary

Snapshot of Director Nominees
Our director nominees are highly qualified and, together, embody an effective and robust mix of diversity, skills, and experience. As further detailed in the racial/ethnic and gender diversity profile graphic below, the Board benefits from both gender and racial and ethnic diversity. Please refer to the “Consideration of Diversity” section below for further discussion.

Director Skills and Experience[2]

Corporate governance/legal
5
E&P industry experience
10
Environmental, Social, and Governance (ESG)
8
Financial/accounting
9
Geology/engineering
5
Government relations/regulatory
5
M&A strategy and execution
9
Operational leadership in oil and gas
6
Public company board experience
11
Public company C-suite experience
8
Technology and innovation
5

(1)
Tenure calculated through the end of April 2024.

(2)
Chart reflects the number of directors possessing each given skillset.

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2024 Proxy Statement Summary

Governance Highlights

Corporate Governance Practices

Board Practices	Shareholder-Friendly Governance Provisions	Other Best Practices

Independent Board Chair

Each director attended 75% or more of the total number of meetings of the Board and their respective committees during 2023

Regular, frequent meetings of independent directors in executive session without EQT management present

Annual review by the Board of EQT’s major risks, including cybersecurity risk

Corporate Governance Guidelines limit the number of other public company boards on which directors may serve (see “Director Time Commitment Considerations” below)

All directors stand for election annually

Majority voting standard for uncontested director elections

Extensive and regular shareholder engagement and support

Shareholder right to convene special meetings at a 25% threshold

Shareholders may remove directors from office outside of the annual meeting process

Proxy access right

“Double trigger” payout rights under long-term incentive awards, meaning that such awards do not automatically accelerate upon a change of control if assumed by an acquiror

Meaningful equity ownership guidelines for executive officers and non-employee directors

Prohibition against hedging and pledging of EQT securities by executive officers and directors

Mandatory compensation recoupment “clawback” policy applicable to all executive officers

EQT CORPORATION 2024 PROXY STATEMENT | 5

2024 Proxy Statement Summary

Environmental, Social, and Governance Highlights
We are committed to the responsible development of our world-class asset base in the core of the Appalachian Basin with a focus on conducting safe operations, protecting our environment, creating jobs, and improving our local and national economy. We recognize decarbonization as the preeminent sustainability issue affecting all industries. As such, our Board and management are committed to understanding and proactively responding to the risks and opportunities posed by climate change.

Environmental	Social	Governance

Executing on our ambitious emissions reduction targets, including our commitment to achieve “net zero” Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions by 2025(1)

Announced first-of-its kind public-private forest management partnership with the State of West Virginia, designed to create one of the highest-quality, most verifiable nature-based carbon sequestration projects in the world

EQT continues to be a leading producer of certified responsibly sourced natural gas (“RSG”), having obtained certification of approximately 1,316 Bcfe(2) of our production in 2023(3)

Signatory to the Oil and Gas Decarbonization Charter (“OGDC”) launched at COP28 in December 2023

Helped establish the Appalachian Methane Initiative, a world-class, sector and technology agnostic methane monitoring network designed to assess and further mitigate methane emissions across the entire Appalachian Basin

Paid nearly $800 million in royalties to local landowners in 2023

EQT employees volunteered over 16,100 hours in our local communities in 2023, representing an over 12% increase compared to 2022

Approximately $4.3 million in grants, scholarships, and contributions provided by EQT Foundation in 2023

Spent over $106 million with minority-owned suppliers during 2023

Continued focus on improving the safety of our employees and contractors

Consistent with our core values, we strive to create an environment that is diverse, equitable, and inclusive

EQT was again named a National Top Workplace for 2023

Board focus on active oversight of ESG matters:

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ESG oversight is embedded in Board committee charters

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The Corporate Governance Committee and the Public Policy and Corporate Responsibility Committee provide oversight, guidance, and perspective on our climate risks and initiatives, including our emissions reduction targets

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Board regularly receives reports from management regarding ESG matters

Our management-level ESG Committee, comprised of our Chief Executive Officer and other senior leaders, meets regularly, and is responsible for management-level oversight of ESG matters

Leveraging proprietary digital tools to measure, project, and analyze our emissions data, positioning us to capture opportunities to enhance our environmental performance

Environmental and safety performance measures are included in our incentive programs, aligning executive compensation opportunity with the successful achievement of our environmental and safety goals

(1)
The Company’s net zero emissions target is based on Scope 1 and Scope 2 greenhouse gas emissions from assets owned by the Company on June 30, 2021 (i.e., when EQT announced its net zero goal). Scope 1 greenhouse gas emissions included in the target are based exclusively on emissions reported to the U.S. Environmental Protection Agency (EPA) under the EPA’s Greenhouse Gas Reporting Program (Subpart W) for the onshore petroleum and natural gas production segment.

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2024 Proxy Statement Summary

(2)
“Bcfe” means billion cubic feet of natural gas equivalents, with one barrel of natural gas liquids (“NGLs”) and crude oil being equivalent to 6,000 cubic feet of natural gas.

(3)
Based on certificates provided under both the EO100™ Standard for Responsible Energy Development, which focuses on ESG performance, and the MiQ methane standard.

OUR COMMITMENT TO LEADING EFFORTS IN METHANE MANAGEMENT
Reducing global methane emissions to address climate change
Employing best practices that limit our methane emissions
Signatory to the Oil and Gas Decarbonization Charter (OGDC) launched at COP28 in December 2023.
The United Nations’ Oil & Gas Methane Partnership 2.0 (OGMP 2.0) awarded EQT a “Gold Standard” rating in 2023, the highest reporting level under the initiative, for a second year in a row.

EQT Joins the Oil & Gas Decarbonization Charter
Unveiled at COP28, this landmark charter is dedicated to speeding up climate action and achieving high-scale impact across the oil and gas sectors.
The OGDC, which has been signed by 50 oil and gas companies, supports the aims of the Paris Agreement and calls for the industry to align around net zero by or before 2050, zero-out methane emissions and eliminate routine flaring by 2030. Beyond decarbonization, signatories recognize it is essential for the oil and gas industry to increase actions, including engaging with customers, investing in the energy system of the future and increasing transparency in measurement, reporting and independent verification.

Environmental, Social, and Governance Reporting
We expect to publish our 2023 ESG Report in June 2024. Our current ESG Report for calendar year 2022 provides additional discussion of ESG matters that are important to us, including why ESG matters to us and what we are doing to continually improve our ESG performance.

You can find our 2022 ESG Report by visiting esg.eqt.com. The results of the ESG assessment and information included in our 2022 ESG Report should not be construed as a characterization regarding the materiality or financial impact of such information. The information in our 2022 ESG Report is not incorporated by reference into, and does not form a part of, this proxy statement.

EQT CORPORATION 2024 PROXY STATEMENT | 7

2024 Proxy Statement Summary

Human Capital and Diversity
Our employees are our most important asset. We genuinely value each member of our workforce and their contributions to our mission to become the operator of choice for all stakeholders. Our values—Trust, Teamwork, Heart, and Evolution—are at the core of everything we do. They serve as our guide when it comes to our actions, behaviors, and decisions in the workplace. Through leveraging both employee input and the leadership of our management team, we offer a work experience that is focused on safety, employee career development, health and benefits, and building strong relationships in the communities where our employees live and work. Consistent with our core values, EQT strives to create and maintain an environment that is diverse, equitable, and inclusive.
We continually assess and enhance our employment, diversity, equity, and inclusion programs through regular reviews, incorporating insights from annual employee engagement surveys, internal workforce feedback, turnover rate analysis, and benchmarking against industry peers. Based on the outcomes of these evaluations, we strategically implement action plans to sustain and enhance our commitment to diversity, equity, and inclusion. Our ongoing talent programs specifically target areas of underrepresentation, fostering a robust employee pipeline for the long term.
In addition to these ongoing efforts, 2023 marked the inclusion of three impactful initiatives: (i) we hosted our second annual Qrew Camp event, a two-day immersive experience designed for rising eighth and ninth graders, providing valuable insights into the natural gas industry and career opportunities within the field; (ii) we launched our inaugural Disability Mentoring Day, a meaningful initiative aimed at fostering mentorship and support for individuals with disabilities as they navigate their career paths; and (iii) we welcomed two student interns from Nazareth Prep, a local school within our operating region, where students come from traditionally underserved backgrounds.
Our workforce is the catalyst for producing peer-leading results. Where possible, we offer our employees the benefits of remote work arrangements, with approximately two-thirds of our permanent employees working remotely. Furthermore, our predominantly remote work environment has enabled us to expand our search for talent nationally. While we continue to seek and hire qualified candidates from our local communities, we anticipate that our flexible work arrangement policies and remote work opportunities will continue to allow us to broaden our talent search beyond our core operating area, helping ensure that we have access to diverse, highly qualified talent.
(1)
Employee engagement was measured through an employee engagement survey by Energage, LLC. EQT’s engagement percentage exceeded the average engagement score for all Top Workplaces by approximately 4%.

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2024 Proxy Statement Summary

Additionally, our cloud-based, digital work environment enables a modern, innovative, collaborative, and digitally-enabled work environment, which we use to, among other things, enhance our shared culture by engaging directly with our employees by sharing Company updates and personal accomplishments. We also leverage this platform to solicit suggestions and comments from all employees. We believe that this helps promote real-time feedback and a greater degree of employee engagement, laying the technological foundation for the success of our remote workforce.
We understand that providing employees with the resources and support they need to live a physically, mentally, and financially healthy life is critical for sustaining a workplace of choice. In alignment with this commitment, in 2023 we rolled out a comprehensive wellness platform that encompasses physical, mental, and financial well-being. As part of this initiative, we introduced a Roth 401(k) option, providing employees with additional flexibility and tax advantages for their retirement savings. Moreover, we collaborated with Fidelity to offer individual financial planning sessions, empowering our workforce with personalized guidance and strategies for their financial goals.
Our holistic approach to employee well-being extends beyond traditional benefits. We continue to provide subsidized health insurance, a company contribution and match on 401(k) retirement savings, an employee stock purchase plan, paid maternity and paternity leave, flexible work arrangements, volunteer time off, and a company match on employee donations to qualified non-profits. Additionally, our commitment to work-life balance is evident in the flexibility of our “9/80” work schedule, allowing employees to choose a unique arrangement that suits their lifestyle. These initiatives collectively reinforce our dedication to fostering a thriving and supportive workplace environment.
In 2023, for the third consecutive year, we announced the continuation of our “equity for all” program. Building on the success of prior years, we extended equity compensation awards to all permanent employees, marking another milestone in our commitment to fostering an inclusive and ownership-driven culture. With the “equity for all” program, every permanent employee becomes an owner in our Company, providing them with a direct opportunity to share in our financial success.
It is important to note that these equity grants are in addition to, and not in lieu of, the existing compensation opportunities for our valued employees. Our belief in the merits of the “equity for all” compensation program is grounded in its ability to enhance internal pay equity, acknowledge the contributions of every employee in a meaningful way, and align the interests of our entire workforce with the overarching goal of achieving long-term shareholder value creation.
We remain dedicated to providing our employees with opportunities that go beyond conventional compensation, empowering them as partners in our collective success.
EQT CORPORATION 2024 PROXY STATEMENT | 9

2024 Proxy Statement Summary

Shareholder Engagement

Our executive and investor relations team is highly engaged and accessible to shareholders. The team welcomes interactions and feedback. During 2023, our team engaged in over 525 interactions with shareholders (with CEO/CFO participation in over 60% of meetings), including meetings with over 200 individual firms covering more than 60%(1) of our shareholder base. Additionally, the team participated in 12 energy conferences, four non-deal roadshows, 10 energy industry forums, and daily/weekly investor relations facilitated meetings.

During 2023, our shareholder engagement program addressed numerous topics that were of interest to our shareholders, including the integration of our Tug Hill and XcL Midstream acquisitions, our operational performance achievements, benefits of investment-grade credit ratings, our publicly-announced value-enhancing firm sales agreements associated with our Mountain Valley Pipeline (MVP) capacity, initiation of our risk-adjusted liquefied natural gas (LNG) tolling strategy, our value-oriented shareholder returns framework, our hedging philosophy, the role of natural gas in the energy transition and supporting energy security, our progress toward our net zero goal, our new ventures strategy, and the broader natural gas macro environment.

(1)
As of September 30, 2023.

Shareholder Say-on-Pay Approval at the 2023 Annual Meeting
98.8% Shareholder Say-on-Pay Approval
10 | ir.eqt.com

2024 Proxy Statement Summary

EQT Business Highlights

Our operational strategy focuses on the successful execution of combo-development projects. Combo-development refers to the development of several multi-well pads in tandem. We believe that combo-development projects are key to delivering sustainably low well costs and higher returns on invested capital. Our business model has been developed to enable us to generate sustainable free cash flow and correspondingly, we have implemented a robust capital allocation strategy directed at responsibly developing our assets while also returning capital to our shareholders through a combination of debt retirements, dividends, and strategic share repurchases. We are also focused on maintaining investment grade credit metrics, which allows us to capture a lower cost of capital and further enhance shareholder returns.
We believe that our proprietary digital work environment, in conjunction with the size and contiguity of our asset base, uniquely position us to execute on a multi-year inventory of combo-development projects in our core acreage position. Our operational strategy employs this differentiation to advance our mission of being the operator of choice for all stakeholders, while simultaneously helping to address energy security and affordability both domestically and globally.
In 2023, we maintained our focus on achieving peak performance, generating meaningful value for our shareholders. We have outlined below a few of our 2023 business highlights.
2023 Business Highlights
■
Generated $3.2 billion of net cash provided by operating activities with an average New York Mercantile Exchange (NYMEX) price of  $2.74 per MMBtu.(1)

■
Retired $1.1 billion aggregate principal of debt.

■
Increased quarterly base dividend by 5% to $0.1575 per share ($0.63 per share annualized).

■
Paid $228 million in dividends to shareholders.

■
Repurchased $200 million of common stock, reducing our outstanding share count by 5.9 million shares.

■
Increased total proved reserves by 2,594 Bcfe, or 10.4%, compared to 2022.

■
Achieved investment grade credit rating from Moody’s Investor Services, making us investment grade rated by all three credit rating agencies.

■
Successfully completed the Tug Hill and XcL Midstream acquisitions, acquiring approximately 90,000 net West Virginia acres, approximately 145 miles of midstream gathering pipeline, compression, and gas processing assets, and approximately 55 miles of connected water infrastructure with four centralized storage facilities.

■
Signed significant long-term physical supply deals with leading utilities.

(1)
“MMBtu” means million British thermal units.

PERFORMING FOR ALL STAKEHOLDERS	Executing on financial guidance Strengthening balance sheet Returning capital to shareholders	Capturing accretive opportunities Progressing toward our 2025 net zero goal Executing with vision and purpose
The above information is described more fully in the Company’s 2023 Annual Report, which we filed with the SEC on February 14, 2024.
EQT CORPORATION 2024 PROXY STATEMENT | 11

2024 Proxy Statement Summary

Executive Compensation Highlights

Compensation Philosophy
EQT firmly believes in pay for performance. Our executive compensation programs are designed to incentivize our executives to implement and execute our corporate strategy. All executive compensation programs continue to be tied to our financial performance, support our commitment to good compensation governance, and provide market-based opportunities to attract, retain, and motivate our executives in an intensely competitive market for qualified talent.
2023 Compensation Mix
(1)
Reflects 2023 compensation, as reported in the Summary Compensation Table, for our continuing NEOs other than our Chief Executive Officer. Specifically, this graphic illustrates the average of the percentages of salary, annual incentive, and equity award for 2023 for each of Ms. Evancho and Messrs. Duran, Jordan, and Knop, as presented in the Summary Compensation Table (with Company contributions to the 401(k) plan treated as part of salary for purposes of this illustration).

For a further discussion of the alignment of the NEOs’ compensation with EQT’s performance and the Management Development and Compensation Committee’s philosophy on executive compensation, see “Compensation Philosophy” under the section entitled “Compensation Discussion and Analysis.”
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Corporate Governance and Board Matters

Proposal 1―Election of Directors

Our directors are elected annually for one-year terms. Notwithstanding the expiration date of their term, each director holds office until their successor is elected and qualified; provided, however, that each director has agreed to resign the day following the annual meeting date immediately following such director’s 74th birthday, as required by our Amended and Restated Bylaws (“Bylaws”).
Our current Board consists of 11 members. The current terms of all 11 directors expire at the 2024 Annual Meeting, and all such directors have been nominated to stand for reelection at the 2024 Annual Meeting. Under EQT’s Restated Articles of Incorporation, as amended, and Bylaws, we may have a minimum of five and a maximum of 15 directors. By majority vote, the Board may set the number of directors within this range at any time. Each of EQT’s director nominees (other than Messrs. Daniel J. Rice IV and Toby Z. Rice) is independent under the New York Stock Exchange (“NYSE”) listing standards.
The persons named as proxies will vote for each of the director nominees, unless you vote against or abstain from voting for or against one or more of them. Each of the 11 director nominees have agreed to serve if elected, and the Board has no reason to believe that any director nominee will be unavailable to serve. In the event that a director nominee is unable or declines to serve on the Board at the time of the 2024 Annual Meeting, then the persons named as proxies intend to vote for a substitute director nominee proposed by the Board, unless the Board decides to reduce the number of directors. Each director nominee must be elected by a majority of the votes cast “for,” and votes may not be cumulated.
In addition, under our Bylaws, each director nominee has submitted an irrevocable conditional resignation to be effective if they receive a greater number of votes “against” than votes “for” in an uncontested election. If this occurs, the Board will decide whether to accept the tendered resignation no later than 90 days after certification of the votes. The Board’s determination will be made without the participation of any director nominee whose resignation is under consideration with respect to the election. The Board’s explanation of its decision will be promptly disclosed in a Current Report on Form 8-K filed with the SEC.
The Board of Directors recommends a vote FOR each of the following nominees for the Board of Directors, to serve for a one-year term expiring in 2025.
EQT CORPORATION 2024 PROXY STATEMENT | 13

Corporate Governance and Board Matters

Director Nominees

Information with respect to our director nominees is as of March 1, 2024.
INDEPENDENT BOARD CHAIR COMMITTEES ■ Corporate Governance ■ Management Development and Compensation	Lydia I. Beebe	Age 71 Independent Director since July 2019

SUMMARY
■
Principal of LIBB Advisors LLC, a corporate governance consulting firm (2018 to present)

■
Former director of Kansas City Southern (2017 to 2021)

■
Former Senior Of Counsel, Wilson Sonsini Goodrich & Rosati P.C. (2015 to 2017)

■
Former Corporate Secretary and Chief Governance Officer, Chevron Corporation (1995 to 2015)

■
Former Co-Director of Stanford Institutional Investors’ Forum (2015 to 2018)

OTHER PUBLIC COMPANY BOARDS
■
Aemetis, Inc. (Nasdaq: AMTX), an industrial biotechnology company (2016 to present)

QUALIFICATIONS
Having served 20 years in the role of Corporate Secretary and Chief Governance Officer of Chevron Corporation, the Board values Ms. Beebe’s extensive corporate governance and legal experience, as well as her significant energy industry experience. Ms. Beebe also brings expertise in the areas of finance, tax and audit, logistics, efficiency, and strategy, as well as experience serving on other public company boards.

COMMITTEES ■ Audit ■ Corporate Governance	Lee M. Canaan	Age 67 Independent Director since July 2019

SUMMARY
■
Founder and Portfolio Manager, Braeburn Capital Partners, LLC, a private investment management firm (2003 to present)

■
Member of the Board of Aethon Energy, LLC, a privately-held exploration and production company (2018 to present)

■
Former Director of ROC Energy Acquisition Corp., a special purpose acquisition company (2021 to 2023)

OTHER PUBLIC COMPANY BOARDS
■
PHX Minerals Inc. (formerly Panhandle Oil and Gas Inc.) (NYSE: PHX), a non-operated oil and gas minerals holding company (2015 to present)

QUALIFICATIONS
Ms. Canaan’s energy expertise and extensive experience in capital markets, financial analysis, mergers and acquisitions, and strategic and business turnarounds, as well as her current and prior public-company board experience, provide significant value and perspectives to the Board.

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Corporate Governance and Board Matters

COMMITTEES ■ Corporate Governance ■ Public Policy and Corporate Responsibility	Janet L. Carrig	Age 66 Independent Director since July 2019

SUMMARY
■
Former Senior Vice President, Legal, General Counsel and Corporate Secretary of ConocoPhillips (2007 to 2018) and Deputy General Counsel and Corporate Secretary, ConocoPhillips (2006 to 2007)

■
Former Partner, Zelle, Hofmann, Voelbel, Mason & Gette P.C. (Law Firm) (2004 to 2006)

■
Former Senior Vice President, Chief Administrative Officer and Chief Compliance Officer, Kmart Corporation (2003 to 2004)

■
Former Executive Vice President Corporate Development, General Counsel and Secretary, Kellogg Company (1999 to 2003)

■
Trustee, Columbia Threadneedle Mutual Funds (a group of registered investment companies) and predecessors (1996 to present)

OTHER PUBLIC/INVESTMENT COMPANY BOARDS
■
Columbia Seligman Premium Technology Growth Fund, Inc. (NYSE: STK), a registered investment company (2023 to present)

■
Tri-Continental Corp. (NYSE: TY), a registered investment company (2023 to present)

QUALIFICATIONS
Ms. Carrig brings to the Board extensive executive leadership experience, substantial legal, regulatory, and governance expertise, and a strong exploration and production (“E&P”) industry background. Having served over a decade as general counsel of ConocoPhillips, Ms. Carrig’s corporate and legal career and her prior E&P industry experience enable her to provide Board leadership in legal affairs and corporate governance.

COMMITTEES ■ Audit ■ Public Policy and Corporate Responsibility	Frank C. Hu	Age 62 Independent Director since October 2021

SUMMARY
■
Former Investment Analyst and Vice President, Capital World Investors, an investment group in the Capital Group Companies, Inc. (2003 to 2017)

■
Former Manager of Project Finance, Corporate Treasury, Unocal Corporation (2002 to 2003)

■
Former Global Energy Practice Consultant, McKinsey & Company (2000 to 2002)

OTHER PUBLIC COMPANY BOARDS
■
Viper Energy Partners LP (NYSE: VNOM), a limited partnership formed by Diamondback Energy, Inc. to own interests in oil and natural gas properties primarily in the Permian Basin (2022 to present)

QUALIFICATIONS
The Board values Mr. Hu’s robust experience in the finance and oil and gas industry. His combined strengths of executive leadership and experience managing downstream and business development segments, together with his strong oil and gas investment background, bring valuable perspectives and experience to the Board.

EQT CORPORATION 2024 PROXY STATEMENT | 15

Corporate Governance and Board Matters

COMMITTEES ■ Management Development and Compensation ■ Public Policy and Corporate Responsibility	Dr. Kathryn J. Jackson	Age 66 Independent Director since July 2019

SUMMARY
■
Former Director of Energy and Technology Consulting, KeySource, Inc. (2015 to 2021)

■
Former Senior Vice President and Chief Technology Officer, RTI International Metals (acquired by Alcoa Corporation) (2014 to 2015)

■
Former Chief Technology Officer and Senior Vice President of Research and Technology, Westinghouse Electric Company, LLC (2009 to 2014)

■
Former Director of Rice Energy Inc. (April 2017 until its acquisition by EQT in November 2017)

OTHER PUBLIC COMPANY BOARDS
■
Cameco Corporation (NYSE: CCJ), a global provider of uranium fuel (2017 to present)

■
Portland General Electric Company (NYSE: POR), a fully integrated energy company (2014 to present)

QUALIFICATIONS
The Board values Dr. Jackson’s expertise in regulatory, legislative, and public policy issues. Her innovation, technology, and engineering skills, in addition to her experience with generation facilities and large energy trading and utility operations, are highly beneficial to the Board. Dr. Jackson also has extensive experience serving on a number of public company boards.

COMMITTEES ■ Corporate Governance ■ Public Policy and Corporate Responsibility	John F. McCartney	Age 71 Independent Director since July 2019

SUMMARY
■
Chair Member, Quantuck Advisors LLP (1998 to present)

■
Non-executive Chairman of the Board of Huron Consulting Group, Inc. (Nasdaq: HURN), a management consulting firm (2010 to present)

■
Former Director of Rice Energy, Inc. (2015 until its acquisition by EQT in 2017)

■
Former Director of Datatec Limited, an international ICT solutions and services company (2007 to 2023)

OTHER PUBLIC COMPANY BOARDS
■
Granite Ridge Resources, Inc. (NYSE: GRNT), a non-operated oil and natural gas exploration and production company (2022 to present)

■
Huron Consulting Group Inc. (Nasdaq: HURN) (2004 to present)

QUALIFICATIONS
The Board values the extensive experience Mr. McCartney brings to the Board. Having served as chairman and vice chairman of the boards of numerous public and private companies, his demonstrated ability to oversee every aspect of a public company, and his deep governance and accounting experience, are invaluable to the Company.

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Corporate Governance and Board Matters

COMMITTEES ■ Corporate Governance ■ Management Development and Compensation	James T. McManus II	Age 65 Independent Director since July 2019

SUMMARY
■
Former Chairman, Chief Executive Officer and President, Energen Corporation (“Energen”), a formerly publicly traded E&P company focused on the Permian Basin that was acquired by Diamondback Energy, Inc. in 2018 (2008 to 2018)

■
Former Chief Executive Officer and President, Energen (2007) and President and Chief Operating Officer, Energen (2006 to 2007)

■
Former President and Chief Operating Officer of Energen’s E&P subsidiary, Energen Resources (1997 to 2006)

QUALIFICATIONS
Having served for many years as the CEO of Energen, the Board values Mr. McManus’s strong executive leadership and industry and operations experience, which enable him to contribute respected insights and unique perspectives to the Board. Mr. McManus also possesses public company board experience and strong financial and accounting experience.

COMMITTEES ■ Audit ■ Management Development and Compensation	Anita M. Powers	Age 68 Independent Director since November 2018

SUMMARY
■
Former Executive Vice President, Worldwide Exploration, Occidental Oil and Gas Corporation (2007 to 2017)

■
Former Vice President, Occidental Petroleum Corporation (2009 to 2017)

■
Former director of California Resources Corporation, an oil and natural gas exploration and production company (2017 to 2020)

OTHER PUBLIC COMPANY BOARDS
■
SM Energy Company (NYSE: SM), an independent exploration and production company (2021 to present)

QUALIFICATIONS
The Board values Ms. Powers’s extensive operational experience in the oil and gas industry and her significant expertise at optimizing the efficiency of operations to drive returns. As a senior geologist, Ms. Powers brings depth to the Board in areas that are critical to EQT’s business.

COMMITTEES ■ Public Policy and Corporate Responsibility	Daniel J. Rice IV	Age 43 Director since November 2017

SUMMARY
■
Chief Executive Officer, NET Power Inc. (2023 to present)

■
Partner, Rice Investment Group (2018 to present)

■
Former Chief Executive Officer and Director of Rice Energy Inc. (2013 until its acquisition by EQT in 2017) and Rice Midstream Management LLC, the general partner of Rice Midstream Partners LP (2014 to 2017)

■
Former Vice President and Chief Financial Officer, Rice Energy Inc. (2008 to 2013) and Chief Operating Officer, Rice Energy Inc. (2012 to 2013)

OTHER PUBLIC COMPANY BOARDS
■
NET Power Inc. (NYSE: NPWR), a clean energy technology company (2023 to present)

QUALIFICATIONS
With over a decade of experience in the natural gas industry, coupled with his experiences as the Chief Executive Officer of NET Power Inc. and Rice Energy Inc., the Board highly values Mr. Rice’s senior leadership insights, as well as his extensive oil and gas industry expertise.

EQT CORPORATION 2024 PROXY STATEMENT | 17

Corporate Governance and Board Matters

Toby Z. Rice	Age 42 Director since July 2019

SUMMARY
■
President and Chief Executive Officer, EQT (2019 to present)

■
Partner, Rice Investment Group (2018 to present)

■
Former President and Chief Operating Officer, Rice Energy Inc. (2013 until its acquisition by EQT in 2017)

■
Co-founder and Former Chief Executive Officer, Rice Energy Inc. (2007 to 2013)

■
Former Director of Rice Energy Inc. (2013 until its acquisition by EQT in 2017)

QUALIFICATIONS
The Board holds in high esteem Mr. Rice’s experience and strong leadership skills. His considerable operational, technical, cultural, and executive experience in the oil and gas industry, including Mr. Rice’s prior service as an executive and director of Rice Energy Inc., provides the Board with insight into the business and strategic priorities of the Company.

COMMITTEES ■ Audit ■ Management Development and Compensation	Hallie A. Vanderhider	Age 66 Independent Director since July 2019

SUMMARY
■
Former Managing Director, SFC Energy Management LP (2016 to 2022)

■
Former Managing Partner, Catalyst Partners LLC (2013 to 2016)

■
Former President and Chief Operating Officer, Black Stone Minerals Company, L.P. (2007 to 2013)

■
Former Director, Noble Midstream GP LLC, the general partner of Noble Midstream Partners LP, a master limited partnership that provided oil, natural gas, and water-related midstream services (2016 to 2021)

OTHER PUBLIC COMPANY BOARDS
■
Oil States International (NYSE: OIS), a global provider of manufactured products and services to the oil and natural gas, industrial, and military sectors (2019 to present)

QUALIFICATIONS
Ms. Vanderhider’s in-depth knowledge of energy finance and her demonstrated management and operational experience, including her prior roles as Chief Operating Officer and Chief Accounting Officer in the oil and gas industry, adds to our Board’s deep bench of experience and knowledge. Ms. Vanderhider also has extensive board experience.

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Corporate Governance and Board Matters

Director Time Commitment Considerations

In evaluating nominees to serve on our Board, the Corporate Governance Committee and the Board consider, among other things, potential time constraints on a director nominee’s ability to effectively fulfill their duties as a director of EQT, especially with respect to the director nominee’s expected time commitments serving as a director and/or executive of other public companies.
EQT’s Corporate Governance Guidelines:
■
prohibit a non-employee director of EQT from serving concurrently on the boards of more than four publicly traded companies (including EQT’s Board); and

■
prohibit any EQT director who serves as the Chief Executive Officer of a publicly traded company (including EQT) from serving concurrently on the boards of more than two publicly traded companies (including EQT’s Board).

Board Meetings

In 2023, the Board held five regular meetings and one special meeting. The independent directors met six times in executive session without management present. Each director attended 75% or more of the total number of meetings of the Board and his or her respective committees. While the Company does not have a formal policy on director attendance at annual meetings, it strongly encourages its directors to attend the annual meeting of shareholders. All directors attended the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), which was held in a virtual-only meeting format.
Board Committees

The Board maintains four standing committees, each of which is described below. The responsibilities of each standing committee are set forth in a written charter. Committee charters are reviewed annually by the Corporate Governance Committee and the Board. The Board may form new committees, disband existing committees, and delegate additional responsibilities to a committee.
All standing committee charters are available on our website at ir.eqt.com/investor-relations/governance
EQT CORPORATION 2024 PROXY STATEMENT | 19

Corporate Governance and Board Matters

Audit Committee	Meetings Held in 2023: 6
MEMBERS ■ Lee M. Canaan ■ Frank C. Hu ■ Anita M. Powers ■ Hallie A. Vanderhider

PRIMARY RESPONSIBILITIES
The Audit Committee:
■
oversees the accounting and financial reporting processes and related disclosure matters;

■
oversees the audits and integrity of financial statements;

■
oversees the qualifications, independence, and performance of our registered public accountants;

■
oversees the qualifications and performance of the internal audit function;

■
reviews and makes recommendations regarding risks relating to cybersecurity, and such of the Company’s other Tier 1 risks as may be delegated to the Audit Committee by the Board; and

■
oversees compliance with legal and regulatory requirements, including EQT’s Code of Business Conduct and Ethics.

For additional information regarding Audit Committee responsibilities, see “Report of the Audit Committee” and “Board’s Role in Risk Oversight.”

INDEPENDENCE AND QUALIFICATIONS
Each member of the Audit Committee is:
■
independent under our Corporate Governance Guidelines and applicable NYSE listing standards and SEC rules; and

■
financially literate under the applicable NYSE listing standards.

The Board has determined that Mses. Canaan and Vanderhider and Mr. Hu each qualifies as an “audit committee financial expert.” The designation as an audit committee financial expert does not impose upon such designees any duties, obligations, or liabilities that are greater than those of any other member of the Audit Committee and the Board.

Corporate Governance Committee	Meetings Held in 2023: 5
MEMBERS ■ Janet L. Carrig ■ Lydia I. Beebe ■ Lee M. Canaan ■ John F. McCartney ■ James T. McManus II

PRIMARY RESPONSIBILITIES
The Corporate Governance Committee:
■
establishes and recommends to the Board the requisite skills and characteristics of individuals qualified to serve as members of the Board;

■
identifies individuals qualified to become Board members and recommends director nominees for each annual meeting of shareholders;

■
develops and recommends to the Board a set of Corporate Governance Guidelines;

■
recommends membership for each committee of the Board, including committee chairs;

■
recommends an appropriate compensation structure for the directors, including administration of equity plans for directors;

■
coordinates the Board’s assignment of risk oversight duties among the Board and its committees;

PRIMARY RESPONSIBILITIES (CONT.)
■
addresses conflicts of interest, related person transactions, and independence; and

■
makes other recommendations to the Board regarding the governance of EQT.

INDEPENDENCE AND QUALIFICATIONS
Each member of the Corporate Governance Committee is:
■
independent under the Corporate Governance Guidelines and the applicable NYSE listing standards; and

■
a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

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Corporate Governance and Board Matters

Management Development and Compensation Committee	Meetings Held in 2023: 7
MEMBERS ■ Hallie A. Vanderhider ■ Lydia I. Beebe ■ Kathryn J. Jackson, Ph.D. ■ James T. McManus II ■ Anita M. Powers

PRIMARY RESPONSIBILITIES
The Management Development and Compensation Committee (the “Compensation Committee”):
■
reviews and approves the performance and compensation of our executive officers;

■
reviews and approves all compensation plans, including employment and severance agreements for our executive officers;

■
identifies and approves goals and objectives relevant to our CEO’s compensation and annually reviews the CEO’s performance against such goals and objectives;

■
oversees and, where required by law, administers benefit plans, incentive-based compensation plans, and other equity-based plans; and

■
reviews the Company’s succession plan for all executive officers.

The Compensation Committee has the sole authority to retain and terminate one or more compensation consultants, independent legal counsel, or other advisors. It may also obtain advice and assistance from internal legal, accounting, human resources, and other advisors. Pursuant to its charter, the Compensation Committee has the power to form and delegate authority to subcommittees and to delegate authority to one or more members of the Compensation Committee or to employees and committees consisting of employees of the Company, subject to applicable rules and regulations.
INDEPENDENCE AND QUALIFICATIONS
Each member of the Compensation Committee is:
■
independent under the Corporate Governance Guidelines and the applicable NYSE listing standards (including the enhanced independence standards for compensation committee members under the NYSE listing standards); and

■
a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Public Policy and Corporate Responsibility Committee	Meetings Held in 2023: 5
MEMBERS ■ Kathryn J. Jackson, Ph.D. ■ Janet L. Carrig ■ Frank C. Hu ■ John F. McCartney ■ Daniel J. Rice IV

PRIMARY RESPONSIBILITIES
The Public Policy and Corporate Responsibility Committee reviews and provides guidance and perspective to management and the Board regarding the Company’s approach, programs, policies, and practices relating to matters of public policy, corporate responsibility, and sustainability.

EQT CORPORATION 2024 PROXY STATEMENT | 21

Corporate Governance and Board Matters

Board Leadership Structure

We separate the roles of Board Chair and CEO and require that our Board Chair be an independent director to aid in the Board’s oversight of management. This policy is embodied in our Corporate Governance Guidelines. The Board believes that there are advantages to having an independent director serve as Board Chair, including facilitating relations among the Board, the CEO, and other senior management, assisting the Board in reaching consensus on particular strategies and policies, fostering robust evaluation processes, and supporting the efficient allocation of oversight responsibilities between the independent directors and management.
Pursuant to the Company’s Corporate Governance Guidelines, the independent Board Chair has the following responsibilities:
■
presides at all meetings of the Board and the independent directors and shareholder meetings, including the annual meeting of shareholders;

■
manages the Board to ensure that it operates effectively and encourages active engagement by all the members of the Board;

■
communicates the overall viewpoints and feedback of the Board to the CEO in a manner that respects the confidentiality of individual director viewpoints and feedback, and promotes effective relationships and open communication between individual non-executive directors and the CEO;

■
determines, with the CEO and taking full account of the issues and concerns of all directors, the agenda for meetings of the Board and ensures that there is sufficient time for decision-making by the Board;

■
ensures that members of the Board receive accurate, timely, and clear information, in particular about the Company’s performance, to enable the Board to make sound decisions and provide effective oversight and advice to promote the success of the Company;

■
monitors effective implementation of the Board’s decisions;

■
consults with the Corporate Governance Committee and the CEO to set the annual calendar of topics to be covered at Board meetings, and reviews meeting agendas;

■
provides input to the Compensation Committee in connection with the evaluation of the CEO’s performance;

■
ensures that the performance of each director, the Board, and each of the Board committees is evaluated at least annually;

■
serves as the designated director to speak with major shareholders (when requested) to ensure that the Board develops an understanding of shareholder views and receives, on the Board’s behalf, communications from interested parties;

■
serves in an increased role in crisis management, as appropriate; and

■
establishes and maintains a close relationship of trust with the CEO by providing support and advice while respecting executive responsibility and leadership.

The independent Board Chair’s term is one year, but an individual may serve multiple consecutive terms upon recommendation of the Corporate Governance Committee and approval of the Board. Ms. Beebe currently serves as our independent Board Chair, a position she has held since 2020.
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Corporate Governance and Board Matters

Board’s Role in Risk Oversight

EQT CORPORATION 2024 PROXY STATEMENT | 23

Corporate Governance and Board Matters

Enterprise Risk Management

The Company primarily manages enterprise risk through an Enterprise Risk Committee, which is chaired by our General Counsel and includes each of our executive officers.
The Enterprise Risk Committee meets periodically throughout the year to review, prioritize, and address major risk exposures and to consider new or emerging risks. The results of the risk assessment are reported annually to the Board.
Cybersecurity Risk Oversight

Management of cybersecurity risk remains an important area of focus for our Company. At the management level, we maintain an Enterprise Risk Committee, composed of key members of our senior management, which oversees the identification and management of corporate-level risks, including cybersecurity risk, using the COSO Enterprise Risk Management Framework. Our Enterprise Risk Committee has delegated to our Chief Information Officer primary responsibility for identifying and managing cybersecurity-related risks. Our Information Security team, which is led by our Vice President, Information Technology and overseen at the executive level by our Chief Information Officer, manages our enterprise cybersecurity program and is responsible for managing all reported cybersecurity threats and addressing matters relating to cybersecurity risk, information security, and technology risk.
The Board, with a primary focus on policy, oversight, and strategic direction, oversees management’s development and maintenance of the enterprise cybersecurity program and its actions to identify, assess, mitigate, and remediate cybersecurity threats to the Company. The Board has delegated to its Audit Committee primary responsibility for regular oversight of cybersecurity risk at the Board-level, and this responsibility is reflected in the Audit Committee’s Charter. Our Chief Information Officer provides a regular quarterly report to the Audit Committee regarding cybersecurity matters and our enterprise cybersecurity program. The Board receives regular reports from the Audit Committee Chair, including with respect to cybersecurity matters, as appropriate. Our Board would be promptly informed upon identification of any material cybersecurity event.
Please refer to Item 1C. Cybersecurity in Part I of our 2023 Annual Report for additional information regarding cybersecurity matters.
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Corporate Governance and Board Matters

Director Nominations

General Process for Director Nominations
The Corporate Governance Committee identifies and recommends to the Board the requisite skills and characteristics of individuals qualified to serve as members of the Board and recommends to the Board the director nominees for each annual meeting of shareholders. The Corporate Governance Committee typically considers new director nominees following the resignation or retirement of a director or to fill an evolving skill or expertise need identified by the Board. The Corporate Governance Committee will consider candidates from a variety of sources, including recommendations from shareholders, directors, and members of management, and has in the past utilized third-party search firms to assist in identifying potential director candidates.
The Corporate Governance Committee evaluates all potential director nominees using the same criteria, regardless of the source of the director nominee. Accordingly, all potential director nominees, including individuals recommended by shareholders for consideration as possible director candidates, are assessed using the guidelines outlined below. Possible director nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Corporate Governance Committee, the best match for the Board. The Corporate Governance Committee retains the right to modify the guidelines, including the criteria for evaluating the qualifications of potential director nominees, from time to time.
Individual Qualifications
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Possesses integrity, competence, insight, creativity, and dedication, together with the ability to work with colleagues while challenging one another to achieve superior performance

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Has attained a prominent position in their field of endeavor

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Possesses broad business experience

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Has the ability to exercise sound business judgment

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Is able to draw on their past experience relative to significant issues facing the Company

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Has experience in the Company’s industry or in another industry or endeavor with practical application to the Company’s needs

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Has sufficient time and dedication for preparation and participation in Board and committee deliberations

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Has no conflict of interest

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Meets such standards of independence and financial knowledge as may be required or desired

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Possesses attributes deemed to be appropriate given the then-current needs of the Board

Composition of the Board as a Whole	■ A diversity of background, perspective, and skills related to our business ■ A diversity of race/ethnicity, gender, and age
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Shareholder Nominations
Shareholders may recommend to the Corporate Governance Committee individuals for the Corporate Governance Committee to consider as possible future director nominees in its normal course of evaluating Board composition and succession planning. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to the attention of the Company’s Corporate Secretary (see “How do I contact EQT’s Corporate Secretary” below).
Any shareholder desiring to effect the nomination of an individual for election to the Company’s Board must submit the following information, which must be delivered in writing to the Corporate Secretary at the principal executive offices of the Company, no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting:
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The information required by Sections 1.09 and 1.10 of the Company’s Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to (collectively, the “Requisite Information”):

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the proposing person’s notice, which must comply with and satisfy the content, information, and timing requirements set forth in the Bylaws;

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the director nominee’s completed and signed written questionnaire with respect to the background and qualifications of such director nominee and the background of any other person or entity on whose behalf the nomination is being made;

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a written representation and agreement of the director nominee in the form provided by the Corporate Secretary; and

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the director nominee’s executed irrevocable conditional resignation letter.

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The Company may require the shareholder to provide such further information as it may reasonably request, which may include participation in interviews with the Board and/or Board committee(s).

Additionally, as set forth in Section 1.11 of the Company’s Bylaws, a shareholder, or group of 20 or fewer shareholders, in each case, owning an aggregate of at least 3% of the voting power entitled to vote in the election of directors continuously for at least three years as of both the date the notice is received by the Company and the record date for the annual meeting, may nominate and include in EQT’s proxy statement director nominees constituting the greater of  (i) two directors and (ii) the largest whole number that does not exceed 20% of the Board, provided that the shareholder or group of shareholders that satisfy the requirements of Section 1.11 of the Bylaws expressly elects at the time of providing the written notice required by Section 1.11 of the Bylaws to have its nominee included in the Company’s proxy materials pursuant to Section 1.11 of the Bylaws and that such written notice of nomination is submitted in writing and delivered to EQT’s Corporate Secretary at EQT’s principal executive offices not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the one-year anniversary of the date that the Company mailed its proxy statement for the preceding year’s annual meeting of shareholders and include the following:
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The information required by Sections 1.09 and 1.10 of the Company’s Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, the Requisite Information.

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The information required by Section 1.11 of the Company’s Bylaws, including, but not limited to:

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all other questionnaires required of the Company’s directors; and

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such additional information as is necessary to permit the Board to determine that the director nominee is independent and that their service as a member of the Board would not violate any applicable law, rule, or regulation, or the NYSE listing standards.

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Please note that the foregoing is intended as a summary of requirements associated with the process for shareholders to nominate individuals for election to the Company’s Board. Shareholders desiring to nominate an individual for election to the Company’s Board should refer to and review the Company’s Bylaws, which contain further details regarding requirements for the director nomination process. A copy of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary.
Consideration of Diversity
Consistent with our core values, our Board promotes a culture that recognizes the value and benefits of diversity at the Company. The Board believes that diversity affords the opportunity for a variety of points of view, improving the quality of dialogue, contributing to a more effective decision-making process, and enhancing overall culture in the boardroom.
Our Board benefits from the diverse backgrounds, skills, and experiences of our directors (please refer to the “Snapshot of Director Nominees” section above for a graphic illustration of our directors’ collective skills and experience). Our Board also benefits from significant racial/ethnic and gender diversity, with 64% of our director nominees self-identifying as racially, ethnically, or gender diverse. Additionally, our female directors currently serve in key Board leadership roles, including chairing our Board.
We believe that our Board benefits from diversity, including as reflected in the graphic above. While we do not have a formal policy addressing diversity, diversity continues to be an important factor in assessing the Board’s overall mix of skills, experience, background, and characteristics. We recognize the importance of diversity to our stakeholders and welcome continued dialogue with our investors on this topic.
Contacting the Board

Interested parties may communicate directly with the Board (and with independent directors, individually or as a group) by sending an email to:	independentchair@eqt.com
The Corporate Secretary or an appropriate individual on his staff will receive the communications and promptly deliver the communications to the appropriate director or directors, unless the communications are junk mail, spam, or mass mailings.

Interested parties may also write to the independent Board Chair, the entire Board, any Board committee, or any individual director by addressing such communication to the applicable director or directors, in care of the Corporate Secretary:
EQT Corporation c/o Corporate Secretary 625 Liberty Avenue Suite 1700 Pittsburgh, Pennsylvania 15222
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Governance Principles

Our Board and senior leadership team believe that strong and effective corporate governance is essential to our overall success. Our Board reviews our major governance policies, practices, and processes regularly in the context of current corporate governance trends, investor feedback, regulatory changes, and recognized best practices. The foundation of our corporate governance program is providing transparent disclosure to all stakeholders on an ongoing and consistent basis, with a focus on delivering long-term shareholder value. The following chart provides an overview of our corporate governance structure and processes, including key aspects of our Board operations.
Governance Principle		EQT’s Practice
1	Accountability to shareholders	■ All directors are elected annually, which reinforces our Board’s accountability to shareholders ■ Eligible shareholders may include their director nominees in our proxy materials
2	Proportionate and appropriate shareholder voting rights	■ EQT has one class of voting stock ■ We believe in a “one share, one vote” standard ■ We do not have a “poison pill” ■ We have a majority voting standard for uncontested director elections
3	Regular and proactive shareholder engagement
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Our investor relations team maintains an active, ongoing dialogue with investors and portfolio managers year-round on matters of business performance and results

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Our management team engages with our largest shareholders’ governance teams on governance, strategy, compensation, human capital management, and sustainability matters

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During 2023, our team met with shareholders representing more than 60% ownership of our outstanding shares (as of September 30, 2023)

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Our directors are available to participate in shareholder engagement when it is helpful or requested

4	Independent Board leadership structure	■ Our Company’s Corporate Governance Guidelines require an independent Board Chair ■ All members of the Audit Committee, Compensation Committee, and Corporate Governance Committee are independent
5	Effective Board policies and practices
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Our Corporate Governance Guidelines require a majority of our directors to be independent (nine of the 11 director nominees are independent)

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Our Board is composed of accomplished professionals with deep and diverse experiences, skills, and knowledge relevant to our business, resulting in a high-functioning and engaged Board (a matrix of relevant skills is presented in our “2024 Proxy Statement Summary” above)

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The Board seeks to achieve diversity among its members (see “Consideration of Diversity” above)

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Each standing Board committee has a charter that is publicly available on the Company’s website and that meets applicable legal requirements and reflects good corporate governance

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The Company has a Code of Business Conduct and Ethics applicable to all employees (including executive officers) and directors of the Company

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Governance Principle		EQT’s Practice

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The Corporate Governance Committee reviews the Company’s governance policies and practices annually and makes recommendations to the Board

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All directors attended 75% or more of the combined total of Board and applicable committee meetings in 2023

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The Board’s independent directors meet regularly in executive session, with the independent Board Chair presiding over all such executive sessions

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The Board and each of the standing committees engage in meaningful annual self-assessments that involve, among other matters, consideration of individual director performance

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The Company’s directors are encouraged to participate in continuing educational programs relating to corporate governance and business-related issues, and the Company provides funding and/or reimbursement for these activities

6	Management incentives that are aligned with the long-term strategy of the Company
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We require robust stock ownership for our directors (five times annual cash retainer), President and CEO (eight times base salary), and other NEOs (three times base salary)

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Our executive compensation program has historically been well supported by shareholders, as is evidenced by last year’s say-on-pay vote, which received 98.8% shareholder support

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The Compensation Committee annually reviews and approves incentive program design, goals, and objectives for alignment with compensation and business strategies and reviews and certifies performance and funding

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Our compensation philosophy and practices are focused on designing management incentive compensation programs to align incentive compensation opportunity with achieving the Company’s short- and long-term goals and creating long-term shareholder value

The Company maintains a corporate governance page on its website that includes key information about its corporate governance practices, including:
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A copy of the charter of each standing committee of the Board

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Our Corporate Governance Guidelines

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Our Code of Business Conduct and Ethics

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Our Human Rights Policy

The corporate governance page can be found at ir.eqt.com/investor-relations/governance
The Company will provide copies of its Corporate Governance Guidelines, Code of Business Conduct and Ethics, Human Rights Policy, and any of the Board committee charters to any shareholder, free of charge, upon written request to the Corporate Secretary.
Director Independence

Pursuant to our Corporate Governance Guidelines, a majority of our directors must be independent. For a director to be considered an “independent director,” the Board must annually determine that he or she has no material relationship (other than their service as a director) with the Company (either directly or as a partner, shareholder, or officer of an organization that has a material relationship with
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the Company). To assist it in determining director independence, the Board established guidelines, which are included in our Corporate Governance Guidelines and conform to the independence requirements under the NYSE listing standards.
The Board considers all relevant facts and circumstances in making an independence determination. The Board has determined certain relationships to be categorically immaterial, provided that the director otherwise meets the mandatory independence standards under the NYSE listing standards, as specified in the Company’s Corporate Governance Guidelines.
Based on the independence standards set forth in the Company’s Corporate Governance Guidelines, the Board has determined that each of the following director nominees has met such standards and is independent of the Company and its management: Mses. Beebe, Canaan, Carrig, Powers, and Vanderhider, Messrs. Hu, McCartney, and McManus, and Dr. Jackson. Mr. Toby Z. Rice (who is an executive officer of the Company) and Mr. Daniel J. Rice IV (who is an immediate family member (brother) of Mr. Toby Z. Rice) are not independent.

Director Independence

9 of 11
Nominees are
Independent

Director ownership of Company stock is encouraged and, consistent with NYSE listing standards, is not in itself a basis for determining that a director is not independent, provided that such ownership may preclude participation on the Audit Committee if its magnitude is sufficient to make the director an “affiliated person” of the Company, as described in the Audit Committee charter. See “Equity-Based Compensation” under the caption “Directors’ Compensation” for a description of the equity ownership guidelines for directors.
During the preceding four fiscal years, the Company made no contributions to any tax-exempt organization of which any independent director of the Company is an executive officer. Except as noted above with respect to the familial relationship of Mr. Daniel J. Rice IV and Mr. Toby Z. Rice, there are no family relationships among our directors and executive officers.
Related Person Transactions

Review, Approval, or Ratification of Transactions with Related Persons
Under the Company’s Related Person Transaction Approval Policy (the “Related Person Transaction Policy”), management, with the assistance of EQT’s Legal Department, is responsible for determining whether a transaction between the Company and a Related Person (as defined below) constitutes a Related Person Transaction (as defined below). This determination is based on a review of all facts and circumstances regarding the transaction, as well as information provided in the annual director and executive officer questionnaires. Upon determination that a transaction is a Related Person Transaction that has not been approved by the full Board, the material facts regarding the transaction are reported to the Corporate Governance Committee for its review. The Corporate Governance Committee then determines whether to approve, revise, reject, or take other action with respect to the Related Person Transaction.
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Under the Related Person Transaction Policy, a “Related Person Transaction” is generally a transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest. A “Related Person” is generally any person who is a director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member (as defined by the SEC) of any of the foregoing persons.
Under the Related Person Transaction Policy, the following transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance Committee for approval:
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transactions involving employment of an executive officer by the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation paid to the executive officer was approved by the Compensation Committee;

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transactions involving compensation and benefits paid to a director for service as a director of the Company;

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transactions on competitive business terms with another company in which the only relationship of a director or immediate family member of a director is as an employee or executive officer, a director, or a beneficial owner of less than 10% of that company’s shares, provided that the amount involved does not exceed the greater of  $1,000,000 or 2% of the other company’s consolidated gross revenue;

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transactions in which the interest of the Related Person arises solely from the ownership of a class of equity securities of the Company, and all holders of that class of equity securities receive the same benefit on a pro rata basis;

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transactions in which the rates or charges involved are determined by competitive bids;

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transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation;

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transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

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charitable contributions, grants, or endowments by the Company or the Company’s charitable foundation to a charitable or non-profit organization, foundation, or university in which a Related Person’s only relationship is as an employee or a director or trustee, if the aggregate amount involved does not exceed the greater of  $1,000,000 or 2% of the recipient’s consolidated gross revenue.

The Related Person Transaction Policy does not limit or affect the application of the Company’s Code of Business Conduct and Ethics and related policies, which require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the Company. Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.
Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group
BACKGROUND
Messrs. Toby Z. Rice and Daniel J. Rice IV are each a partner in Rice Investment Group L.P. (“RIG”), a multi-strategy fund founded in January 2018 that invests in all verticals of the oil and natural gas sector.
In the months prior to the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”), Mr. Toby Z. Rice was a member of the “Rice Team,” an activist campaign that sought to
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transform the Company, in part, through management change, including by electing Mr. Toby Z. Rice as President and CEO. During this campaign, the positions of Messrs. Toby Z. Rice and Daniel J. Rice IV as partners in RIG were disclosed and highlighted as a potential source of conflicts by then-incumbent management. At the 2019 Annual Meeting, the Rice Team received the approval of over 80% of the Company’s shareholders, with Messrs. Toby Z. Rice and Daniel J. Rice IV being elected to the Board, and, immediately following the 2019 Annual Meeting, Mr. Toby Z. Rice was named President and CEO.
On July 10, 2019, representatives of RIG reached out to portfolio companies in which RIG held an investment interest and requested that, as a result of the appointment of Mr. Toby Z. Rice as President and CEO of the Company, they voluntarily effect a moratorium on soliciting business with the Company and its subsidiaries until such time as Board-approved governance procedures were developed and implemented. Furthermore, Mr. Toby Z. Rice resigned from all director positions of RIG portfolio companies and relinquished his position on the RIG investment committee.
Given Mr. Toby Z. Rice’s position as a beneficiary of the Rice Energy 2016 Irrevocable Trust, a New Hampshire trust for the benefit of the children and descendants of Daniel J. Rice III and his wife, Kathleen L. Peto (the “Rice Trust”), and the Rice Trust’s limited partner interest in RIG, any transactions between a business in which RIG holds an investment interest or any subsidiaries of such business (a “RIG Portfolio Company”), on the one hand, and the Company or any of its subsidiaries, on the other hand, with a value in excess of  $120,000 may trigger disclosure obligations as related party transactions under the Company’s Related Person Transaction Policy and applicable SEC regulations.
RIG GOVERNANCE POLICY
Consistent with the requirements of our Related Person Transaction Policy and the Company’s Code of Business Conduct and Ethics, and at the direction of the Corporate Governance Committee, we developed, and the Corporate Governance Committee reviewed and approved, the Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group (the “RIG Governance Policy”). The purpose of the RIG Governance Policy is to establish appropriate corporate governance procedures designed to ensure that potential conflicts of interest that may arise from time to time by virtue of the business activities of RIG are properly and timely disclosed to the Corporate Governance Committee and, when appropriate, submitted to the Corporate Governance Committee for review and possible approval.
The RIG Governance Policy describes various circumstances in which potential conflicts of interest may arise from time to time in respect of directors, executive officers, employees, and consultants who are partners in RIG (such persons, “RIG Related Persons”) and establishes specific processes and procedures with which all directors, officers, employees, and consultants of the Company must comply. The requirements of this policy are intended to be consistent with the requirements of, and to support compliance with, the existing Related Person Transaction Policy and Code of Business Conduct and Ethics.
The RIG Governance Policy implements specific requirements and processes to be followed when we become aware of a potential business relationship proposed to be entered into between us or any of our subsidiaries, on the one hand, and a RIG Portfolio Company, on the other hand. The RIG Governance Policy implements procedures designed to promptly identify potential business transactions with RIG Portfolio Companies for escalation to the Corporate Governance Committee, regardless of the dollar amount involved, and implements a periodic review and certification process designed to support compliance with the policy.
In the event that we become aware of a business transaction involving the Company or its subsidiaries, on the one hand, and a RIG Portfolio Company, on the other hand, that was not pre-approved in accordance with the RIG Governance Policy (whether through the periodic review and certification process or otherwise), the transaction will be promptly brought to the attention of the Corporate Governance Committee for review and consideration pursuant to the Related Person Transaction Policy irrespective of the dollar amount involved (i.e., even if less than the $120,000 threshold stated in the Related Person Transaction Policy). Consistent with the Related Person Transaction Policy, the
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Corporate Governance Committee will consider all relevant facts and circumstances respecting such transaction, and will evaluate all options available to the Company, including ratification, revision, or termination of such transaction, and will take such course of action as the Corporate Governance Committee deems appropriate under the circumstances.
The RIG Governance Policy similarly sets forth procedures supporting the review by the Corporate Governance Committee of pre-existing transactions between the Company or its subsidiaries and a potential new RIG Portfolio Company in which RIG may be seeking to make an investment.
The policy prohibits Mr. Toby Z. Rice from serving (i) on the RIG investment committee and (ii) as a member of the board of directors/board of managers of any RIG Portfolio Company, in each case, until such time as he ceases to serve as an executive officer of the Company.
Consistent with the requirements of the Company’s Code of Business Conduct and Ethics, the RIG Governance Policy also expressly prohibits the RIG Related Persons from holding an interest, whether directly or indirectly through their interest in RIG, in a business that is in competition with the Company, as defined under the RIG Governance Policy. The Corporate Governance Committee regularly reviews the business descriptions of each RIG Portfolio Company, as well as the description of the Company’s business as set forth for purposes of the RIG Governance Policy, to ensure compliance with this requirement.
Transactions with Related Persons
Based on information provided by the Company’s directors and executive officers and assessments by the Company’s management, the Corporate Governance Committee determined that there were no Related Person Transactions in 2023 requiring disclosure in this proxy statement, other than those disclosed below.
RIG COMPANIES
Cold Bore Technology Inc.
In mid-2020, EQT’s Completions Department identified Cold Bore Technology Inc. (“Cold Bore”), a completions optimization technology vendor, as a candidate for a vendor product trial of its Smart Pad product. RIG holds an approximately 17% equity ownership interest in Cold Bore. As required by the RIG Governance Policy, in March 2020, the Company’s Vice President of Completions met with the Company’s Chief Financial Officer and representatives from the Company’s legal, compliance, and operating services departments to review and assess potential benefits to the Company of exploring the proposed product trial. After considering the potential benefits to the Company, this group determined that the opportunity to pursue the proposed product trial with Cold Bore should be presented to the Corporate Governance Committee.
Accordingly, in April 2020, the Corporate Governance Committee reviewed and considered the proposed business opportunity with Cold Bore, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, including the potential benefits to the Company of the transaction, the proposed terms of the transaction, and the terms available to unaffiliated third parties generally, and was informed of and considered RIG’s interest in Cold Bore, and determined that it was in the best interest of the Company and its shareholders to approve the Company’s engagement of Cold Bore for the product trial. Following this review and approval by the Corporate Governance Committee, the Company entered into an agreement with Cold Bore for the product trial.
In early 2021, the results of the Cold Bore product trial were presented to and reviewed by the Corporate Governance Committee. After considering the results of the product trial, the Corporate Governance Committee considered a proposed post-trial engagement of Cold Bore for its Smart Pad product. Taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, as noted in the preceding paragraph, the Corporate Governance Committee approved the post-trial engagement of Cold Bore for 2021 and 2022.
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In early 2023, the Corporate Governance Committee again reviewed the Company’s engagement of Cold Bore, including the anticipated benefits of the Company’s continued use of Cold Bore’s Smart Pad product and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee approved the continued engagement of Cold Bore by the Company. During 2023, the Company paid Cold Bore consideration in the aggregate amount of approximately $2,418,000.
ComboCurve, Inc.
In mid-2020, EQT’s Asset Performance team identified Inside Petroleum, Inc. (now known as ComboCurve, Inc.) (“ComboCurve”), a vendor for a cloud-based asset management platform supporting, among other things, auto-decline curve analysis, daily calculations, and reserves and economic scenario modeling, as a candidate for a 30-day trial license agreement. RIG holds an approximately 20% equity ownership interest in ComboCurve. As required by the RIG Governance Policy, in July 2020, the Company’s Vice President, Asset Performance, met with the Company’s Chief Financial Officer and representatives from the Company’s legal, compliance, and operating services departments to review and assess potential benefits to the Company of exploring the proposed trial license. After considering the potential benefits to the Company, this group determined that the opportunity to pursue the proposed trial license with ComboCurve should be presented to the Corporate Governance Committee.
Accordingly, in July 2020, the Corporate Governance Committee reviewed and considered the proposed trial license with ComboCurve, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, including the potential benefits to the Company of the transaction, the proposed terms of the transaction, and the terms available to unaffiliated third parties generally, and was informed of and considered RIG’s interest in ComboCurve, and determined that it was in the best interest of the Company and its shareholders to approve the Company’s engagement of ComboCurve for the trial license. Following this review and approval by the Corporate Governance Committee, the Company entered into an agreement with ComboCurve for the trial license.
In October 2020, the Company’s Vice President, Asset Performance, updated the Corporate Governance Committee on the results of the ComboCurve product trial and presented a proposal for the Company to enter into a post-trial license agreement for the Company’s use of the ComboCurve product. The Corporate Governance Committee reviewed the proposed license arrangement, including the anticipated benefits to the Company, and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee approved the Company’s entry into a license with ComboCurve.
In October 2021, the Corporate Governance Committee again reviewed the Company’s license with ComboCurve, including the anticipated benefits of the Company’s continued use of ComboCurve’s licensed product, and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee authorized the annual renewal of the license arrangement with ComboCurve. During 2023, the Company paid ComboCurve consideration in the aggregate amount of approximately $174,000.
Tejas Production Services, Inc.
RIG holds an approximately 97% equity ownership interest in Tejas Production Services, Inc. (“Tejas”), a company providing engineering, design, manufacturing, and oil and gas production and processing equipment services. Prior to the closing of the Tug Hill and XcL Midstream acquisitions, which were completed on August 22, 2023, Tug Hill and XcL Midstream entities engaged Tejas for certain operational services and equipment. Additionally, following the closing, Tejas continued to provide certain services supporting the acquired business assets during a post-closing integration period. The Committee received regular updates regarding vendor spend with Tejas, both by Tug Hill and XcL Midstream and by the Company during the post-closing integration period.
For these various services and equipment, in 2023, the Company and its subsidiaries paid Tejas an aggregate amount of approximately $335,000 (purchase of dehydration services, wellhead service labor, and various equipment). This amount includes 2023 spend by Company subsidiaries both prior
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to, and during the period following, the closing of the Tug Hill and XcL Midstream acquisitions. In reviewing and ratifying these transactions with Tejas, the Committee considered the various factors specified in the Company’s Related Persons Transactions Policy, including the potential benefits to the Company of the transactions, the terms of the transactions, and the terms available to unaffiliated third parties generally, and was informed of and considered RIG’s interest in Tejas, and determined that it was in the best interest of the Company and its shareholders to ratify and approve the foregoing transactions. The Company plans to transition these arrangements to unrelated suppliers to the extent practicable.
QUANTUM ENERGY PARTNERS
On August 22, 2023, the Company completed its acquisitions (the “Tug Hill and XcL Midstream Acquisitions”) of upstream assets from THQ Appalachia I, LLC (the “Upstream Seller”) and gathering and processing assets from THQ-XcL Holdings I, LLC (the “Midstream Seller”) through the acquisition of all of the issued and outstanding membership interests of each of THQ Appalachia I Midco, LLC and THQ-XcL Holdings I Midco, LLC pursuant to that certain Amended and Restated Purchase Agreement, dated December 23, 2022, entered into by and among EQT Corporation, EQT Production Company (a wholly-owned subsidiary of EQT Corporation), the Upstream Seller, and the Midstream Seller.
The purchase price for the Tug Hill and XcL Midstream Acquisitions consisted of 49,599,796 shares of EQT’s common stock (the “Stock Consideration”) and approximately $2.4 billion in cash, subject to customary post-closing adjustments. As a result of the issuance of the Stock Consideration at closing, QEM VI, LLC (“QEM VI”), as the managing member of each of Q-TH Appalachia (VI) Investment Partners, LLC and Q-XcL Holdings I (VI) Investment Partners, LLC, became the beneficial owner of greater than 5% of the Company’s issued and outstanding shares of common stock.
Under the terms of an Agreement Containing Consent Order, entered into on August 16, 2023 (the “ACCO”), by the Company, certain affiliates of Quantum Energy Partners, and the U.S. Federal Trade Commission (the “FTC”) in connection with the FTC resolving its review of the Tug Hill and XcL Midstream Acquisitions, on August 24, 2023, EQT Corporation, Q-XcL Holdings I (VI) Investment Partners, LLC (“Q-XcL”), Q-TH Appalachia (VI) Investment Partners, LLC (“Q-TH”), and U.S. Bank Trust Company, National Association (“U.S. Bank” or “Voting Trustee”), entered into a Voting Trustee Agreement (the “Voting Trustee Agreement”), pursuant to which each of Q-XcL and Q-TH (both Quantum Affiliated Entities, as defined below) transferred voting power over the shares of EQT common stock issued by EQT as consideration upon the closing of the Tug Hill and XcL Midstream Acquisitions to the Voting Trustee (U.S. Bank) that will vote, or cause to be voted, all such shares proportionally with respect to the votes cast (with abstentions and broker non-votes not considered votes cast) by all other holders of shares of EQT’s common stock entitled to vote and actually voting on each matter submitted to a vote of EQT’s shareholders. The foregoing description of the Voting Trustee Agreement is not complete and is qualified in its entirety by reference to the copy of the Voting Trustee Agreement filed with our 2023 Annual Report as Exhibit 9.
During 2023, in connection with our ordinary course business activities, EQT engaged in commercial transactions with certain entities at least partially owned by entities affiliated with QEM VI (collectively “Quantum Affiliated Entities”), as follows:
■
Royalty Distributions (Including Land Payments). During 2023, EQT paid an aggregate amount equal to $10.6 million for royalty distributions (including land payments) arising from our operations to various Quantum Affiliated Entities (of this amount, approximately $6.8 million was paid to Stone Hill Minerals Holdings, LLC; approximately $1.7 million was paid to TH Exploration II, LLC; approximately $1.2 million was paid to HG Energy II Appalachia LLC; and approximately $0.8 million was paid to MCJV Holdings, LLC).

■
Acreage Trade Agreement. During 2023, EQT entered into an acreage trade agreement in the ordinary course of its business with HG Energy, a Quantum Affiliated Entity, that involved an exchange of less than 200 leased acres.

■
Other Operational Transactions. During 2023, EQT paid an aggregate amount equal to approximately $238,000 for other operational services to various Quantum Affiliated Entities

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(of this amount, approximately $116,000 was paid to HG Energy II Appalachia LLC for water hauling services and approximately $122,000 was paid to Premium Oilfield Technologies, LLC for purchases of consumables for drilling).
Additionally, during 2023, MineralCo Holdings LLC (“MineralCo”), a wholly-owned indirect subsidiary of EQT, and MCJV Holdings, LLC (“MCJV”), a Quantum Affiliated Entity, each held membership interests in The Mineral Company LLC (“TMC”), a joint venture organized under the laws of the State of Delaware. Under the terms of the ACCO, in August 2023, the parties ceased all business activities of, and commenced a process to dissolve, TMC through a pro rata distribution of its assets to its members. During 2023, TMC (i) made cash distributions to MCJV in the aggregate amount of approximately $11.6 million and to MineralCo in the aggregate amount of approximately $3.1 million and (ii) in connection with the dissolution of the joint venture, completed a distribution of assets of approximately $24.6 million to MCJV and approximately $9.0 million to MineralCo.
In reviewing and ratifying the foregoing transactions involving Quantum Affiliated Entities, the Committee considered the various factors specified in the Company’s Related Persons Transactions Policy, including the benefits to the Company of the transactions, the terms of the transactions, and the terms available to unaffiliated third parties generally, and was informed of and considered QEM VI’s interest in the Quantum Affiliated Entities, and determined that it was in the best interest of the Company and its shareholders to ratify and approve the foregoing transactions.
Other
Certain immediate family members of Mr. Todd M. James, the Company’s Chief Accounting Officer, are parties to existing leases for natural gas exploration and production previously entered into with the Company prior to Mr. James becoming an employee of the Company. During 2023, pursuant to the terms of these previously existing leases, the Company made royalty payments to these individuals in the aggregate amount of approximately $256,000.
Consistent with the requirements of the Related Person Transaction Approval Policy, the foregoing transactions were reviewed and ratified by the Corporate Governance Committee.
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Directors’ Compensation

Compensation of our non-employee directors is annually reviewed by the Corporate Governance Committee and approved by the Board. No compensation is paid to employee directors for their service as directors. Mr. Toby Z. Rice’s compensation for service as an executive is set forth in the “Summary Compensation Table” below.
In October 2022, the Corporate Governance Committee, with support from Meridian, conducted a peer company benchmarking review of total compensation for non-employee directors (the “2023 Director Compensation Review”). Specifically, retainer fees, chair premiums, and stock-based long-term incentives were evaluated using, as the competitive benchmark, levels of total compensation paid to directors of the same peer group of companies that comprise the Company’s Compensation Peer Group (see the section captioned “Benchmarking” within the Compensation Discussion and Analysis), together with general industry market statistics from Meridian’s internal database of companies with revenues between $5 billion and $15 billion as an additional reference point. Based on this review, the Corporate Governance Committee made the following changes to non-employee director cash compensation for 2023: (i) increased the annual Board member cash retainer from $80,000 per year to $85,000 per year; and (ii) increased the independent chair retainer amount from $125,000 per year to $150,000 per year. All other cash fees remained the same for 2023.
Cash Compensation
The structure and amount of our 2023 non-employee director cash retainer fees is set forth below.
Annual Cash Retainer(1) (Paid on a Quarterly Basis)
Independent Director Compensation	2023 ($)
Board member	85,000
Independent Board Chair(2)	150,000
Committee Chairs
Audit Committee	25,000
All other committees	15,000
Committee member (excluding Chair)
Audit Committee member	10,000
All other committees(3)	5,000

(1)
All annual cash retainer amounts are paid in installments on a quarterly basis.

(2)
Independent Board Chair retainer is in addition to the cash retainer paid for service as a Board member and is paid in installments on a quarterly basis.

(3)
During 2023, the Board had three special committees: the Special Financing Transactions Committee; the Special Hedge Transactions Committee; and the Special Litigation Committee. Non-employee directors serving on these special committees were paid an additional annual retainer fee of  $5,000 per special committee.

Equity-Based Compensation
Equity-Based Compensation	2023 ($)
Restricted Stock Unit Award	210,000

In connection with the 2023 Director Compensation Review discussed above, the Corporate Governance Committee recommended, and the Board approved, an increase in the annual equity grant of restricted stock units (“RSUs”) to non-employee directors for 2023 from $200,000 to $210,000.
An annual equity grant is made to each non-employee director elected at the Company’s annual shareholders meeting, with this grant made immediately following their election at the annual
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shareholders meeting. Non-employee directors appointed to the Board mid-year generally receive an equity grant upon joining the Board, the value of which is prorated, as part of their compensation for serving on the Board through the date of the next annual shareholders meeting.
Accordingly, on April 19, 2023, each non-employee director elected at the 2023 Annual Meeting received a grant of 6,630 RSUs (the “2023 Grant”). The 2023 Grant was determined by dividing (x) the $210,000 annual grant value by (y) an amount equal to the average of the closing stock price of the Company’s common stock on each trading day within the thirty (30) calendar day period preceding April 18, 2023 ($33.22) and rounding the result up to the nearest 10 shares. The 2023 Grant will vest upon the occurrence of the 2024 Annual Meeting and is subject to forfeiture if a director voluntarily ceases to serve on the Board prior to that date.
Each RSU is equal in value to one share of Company common stock. Unvested RSUs do not have voting rights. Any dividends paid on shares of the Company’s common stock are credited quarterly in the form of additional RSUs. Non-employee directors may elect to defer payment of their RSUs under the Company’s director deferred compensation plan, which is discussed below.
Equity Ownership Guidelines for Directors
Our equity ownership requirements for non-employee directors must be satisfied within five years of joining the Board	5 times annual cash retainer
The non-employee directors are subject to equity ownership guidelines, which require them to hold shares (or share equivalents, including deferred stock units and RSUs) with a value equal to five times the annual cash retainer. Once the target level of ownership is achieved by a director, that individual will not be expected to acquire additional shares in the event the Company’s stock price decreases, provided that the underlying number of shares held by the individual at the time of achieving compliance with the equity ownership guidelines has not been reduced. Under the guidelines, directors have up to five years from joining the Board to satisfy the ownership guidelines. Each non-employee director has satisfied the Company’s equity ownership guidelines or is on track to satisfy the guidelines within the five-year ramp-up period.
Director Deferred Compensation
The Company has deferred compensation plans for non-employee directors. Prior to January 1, 2020, stock units awarded to non-employee directors were automatically deferred under the Company’s 2005 Directors’ Deferred Compensation Plan (“DDCP”).
Beginning on and after January 1, 2020, non-employee directors may elect (but are not required) to defer distribution of shares upon vesting of their RSUs under the DDCP. Non-employee directors may also elect to defer up to 100% of their annual retainers and fees into the DDCP and receive an investment return on the deferred funds as if the funds were invested in Company common stock or permitted mutual funds.
Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal annual installments. Deferred funds for which directors have elected to receive an investment return as if the funds were invested in Company common stock are distributed in shares of common stock. Distributions of deferred stock units and/or fees are made or, if applicable, commence following termination of service as a director. The directors’ deferred compensation accounts are unsecured obligations of the Company. For 2023, Messrs. Hu and D. Rice and Mses. Canaan and Carrig deferred receipt of payment of fees under the DDCP.
Other
■
All directors are eligible to participate in the Matching Gifts Program of the EQT Foundation. Under this program, the EQT Foundation will match gifts of at least $100 made by a director to eligible charities, up to an aggregate total of  $10,000 per director in any calendar year.

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■
The Company reimburses directors for reasonable and customary travel and related expenses in connection with attending Board and committee meetings and related business activities.

■
The Company also provides non-employee directors with $20,000 of life insurance and $100,000 of travel accident insurance while traveling on business for the Company.

The table below shows the total 2023 compensation of the Company’s non-employee directors:
2023 Directors’ Compensation Table
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Ms. Beebe	250,000	220,845	10,045	480,890
Ms. Canaan	130,000	220,845	45	350,890
Ms. Carrig	110,000	220,845	10,045	340,890
Mr. Hu	105,000	220,845	10,045	335,890
Dr. Jackson	105,000	220,845	3,145	328,990
Mr. McCartney	95,000	220,845	5,045	320,890
Mr. McManus	105,000	220,845	10,045	335,890
Ms. Powers	105,000	220,845	45	325,890
Mr. D. Rice	95,000	220,845	45	315,890
Ms. Vanderhider	110,000	220,845	5,045	335,890

(1)
Includes annual Board and committee cash retainers and Board and committee chair fees, as applicable, some of which were deferred at the election of the director.

(2)
Amounts in the Stock Awards column represent the grant date fair value of the 6,630 RSUs granted to each non-employee director on April 19, 2023, following his or her election at the 2023 Annual Meeting. The award grant date fair values shown in the table have been determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions described in Note 10 to EQT’s Consolidated Financial Statements, which is included in our 2023 Annual Report. Details regarding these director RSU grants are provided in the narrative above under “Equity-Based Compensation.”

As of December 31, 2023, each non-employee director owned 6,707 unvested RSUs (which amount includes accrued dividends). Additionally, the aggregate number of previously awarded deferred stock units, including accrued dividends thereon, outstanding and held by directors as of December 31, 2023 was:

Ms. Beebe	36,571	Mr. McCartney	14,477
Ms. Canaan	43,796	Mr. McManus	5,809
Ms. Carrig	41,166	Ms. Powers	23,607
Mr. Hu	9,585	Mr. D. Rice	62,004
Dr. Jackson	24,704	Ms. Vanderhider	24,704

(3)
This column reflects:

(i)
annual premiums paid for life insurance and travel accident insurance policies of  $45 per director; and

(ii)
the following matching gifts made to qualifying organizations under the EQT Foundation’s Matching Gifts Program:

Ms. Beebe	10,000	Mr. McCartney	5,000
Ms. Carrig	10,000	Mr. McManus	10,000
Mr. Hu	10,000	Ms. Vanderhider	5,000
Dr. Jackson	3,100
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Executive Compensation

Proposal 2―Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers for 2023 (Say-on-Pay)

As discussed in the Compensation Discussion and Analysis (“CD&A”) below, the Company’s executive compensation program is designed to:
■
attract and retain the highest quality named executive officers;

■
directly link pay to Company performance; and

■
build value for the Company’s shareholders.

The Company’s program:
■
provides total compensation opportunities at levels that are competitive in its industry;

■
ties a significant portion of each named executive officer’s compensation to individual performance and achievement of the Company’s business objectives; and

■
closely aligns the interests of the Company’s named executive officers with the interests of shareholders.

In sum, the Company’s executive compensation program is designed to reward our named executive officers when the Company achieves strong results. The Company believes that the 2023 compensation of its named executive officers is consistent with and reflects the strong financial and operational results achieved and the strategic actions taken by the Company.
This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of its named executive officers in accordance with Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s compensation philosophy, policies, and practices described in this proxy statement.
Accordingly, the Board invites you to review carefully the CD&A and the tabular and other disclosures under the caption “Executive Compensation,” and to cast a vote in favor of the compensation paid to our named executive officers in 2023 and adopt the following resolution:
“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers for 2023, as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables, and any related material disclosed in this proxy statement.”
The Say-on-Pay vote is advisory, and therefore is not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of the Company’s shareholders and, to the extent that any significant vote against the named executive officer compensation occurs, the Board will consider the shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. However, neither the Board nor the Compensation Committee will have any obligation to take any action as a result of the Say-on-Pay vote.
The Board has adopted a policy providing for annual say-on-pay advisory votes. The Company included in its 2023 definitive proxy statement on Schedule 14A filed on March 2, 2023 (“2023 Proxy Statement”) a proposal regarding the frequency of the say-on-pay advisory vote (“say-on-frequency” vote), and the shareholders voted with the Board’s recommendation for every “one year” to approve an annual say-on-pay vote. Unless the Board modifies the Company’s policy, the next say-on-pay advisory vote will be held at our 2025 Annual Meeting of Shareholders, and the next say-on-frequency advisory vote will be held at our 2029 Annual Meeting of Shareholders.
The Board of Directors recommends a vote FOR approval of the compensation of the Company’s named executive officers for 2023.
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Executive Compensation Contents
42	COMPENSATION DISCUSSION AND ANALYSIS
42	Executive Summary
42	■ 2023 Business Highlights
43	■ Compensation Philosophy Highlights
43	■ Named Executive Officers
43	■ 2023 Compensation Highlights
45	■ 2023 STIP and Incentive PSU Program Highlights
46	■ Consideration of Say-on-Pay and Feedback from Shareholder Engagement
47	■ Frequency of our Shareholder Advisory Vote on Say-on-Pay
48	■ Evolution of Executive Compensation for 2024
49	Compensation Philosophy
49	■ Overall Compensation Philosophy
50	■ Annual Incentive Compensation Philosophy
50	■ Long-Term Incentive Compensation Philosophy
51	The Compensation Process
51	■ Establishing Target Total Direct Compensation
51	■ Establishing and Administering the STIP and LTIP
51	■ Delegation of Grant Authority
52	■ Role of the Independent Compensation Consultant
52	■ Role of Senior Management
53	Determining Compensation
53	■ Elements of 2023 Compensation Program
54	■ Setting Target Total Direct Compensation for 2023
54	■ Benchmarking
55	■ 2023 Compensation Benchmarking Peer Group
56	2023 Compensation Decisions
56	■ 2023 Compensation Mix
56	■ 2023 Base Salary
57	■ 2023 Annual Incentives
60	■ 2023 Long-Term Incentive Awards
62	■ Named Executive Officers’ 2023 Long-Term Incentive Awards
63	■ Certification Of Performance Under Previously Awarded Long-Term Incentive Programs
63	Other Compensation Components
63	■ Health and Welfare Benefits
63	■ Retirement Programs
63	■ Perquisites
63	■ Executive Severance Plan
64	■ Excise Tax Provisions
64	■ Equity Ownership Guidelines
65	■ EQT Corporation Clawback Policy
66	Compensation Committee Report
67	Compensation Policies and Practices and Risk Management
67	■ Risk Management Assessment
67	■ Prohibition on Hedging and Pledging of EQT Securities
68	Compensation Tables
68	Summary Compensation Table
69	2023 Grants of Plan-Based Awards Table
70	Outstanding Equity Awards at Fiscal Year-End
71	Option Exercised and Stock Vested
71	Pension Benefits and Non-Qualified Deferred Compensation
71	Potential Payments Upon Termination of Change of Control
71	■ Payments Pursuant to Executive Severance Plan
73	■ Written Agreement with Other Named Executive Officer
74	■ Payments Pursuant to Company Plans
76	■ Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2023
79	■ Payments upon Termination of Employment
80	Pay Versus Performance
85	Pay Ratio Disclosure

Note regarding non-GAAP supplemental financial measures
The CD&A contains references to the Company’s free cash flow per share and other performance measures that have not been calculated in accordance with generally accepted accounting principles (“GAAP”), which are also referred to as non-GAAP supplemental financial measures. These non-GAAP supplemental financial measures are referenced in this CD&A as performance targets under the Company’s 2023 annual incentive plan. Attached as Appendix A to this proxy statement is a reconciliation of the Company’s free cash flow per share with the Company’s net cash provided by operating activities (the most directly comparable GAAP financial measure), as well as definitions and other important disclosures regarding non-GAAP financial measures, including how such measures are calculated from the Company’s audited financial statements.
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Executive Compensation

Compensation Discussion and Analysis

This CD&A explains our compensation philosophy and discusses our compensation programs and the decisions that drove 2023 compensation for our named executive officers (our “NEOs”). References throughout this CD&A to the “Committee” refer to the Management Development and Compensation Committee of the Board. The Committee is comprised exclusively of independent, non-employee directors and is responsible for decisions relating to compensation of the Company’s executive officers.
Executive Summary
2023 Business Highlights
In 2023, we maintained our focus on achieving peak performance, generating meaningful value for our shareholders.
These were some of our other performance highlights from 2023:
■
Generated $3.2 billion of net cash provided by operating activities with an average NYMEX price of  $2.74 per MMBtu.

■
Achieved investment grade credit rating from Moody’s Investor Services, making us investment grade rated by all three credit rating agencies.

■
Continued to deliver on our capital return strategy through debt retirement, share buybacks, and dividends.

(1)
As of February 9, 2024.

■
Successfully completed the Tug Hill and XcL Midstream Acquisitions.

■
Signed significant long-term physical supply deals with leading utilities.

■
For second straight year, achieved a Gold Standard rating for 2023 by United Nations’ Oil & Gas Methane Partnership 2.0.

Please refer to the “EQT Business Highlights” section above for further discussion of our 2023 business highlights.
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Compensation Philosophy Highlights
EQT’s core values are Trust, Teamwork, Heart, and Evolution. Our compensation philosophy, which has remained consistent since its development in 2019, is intended to promote achievement consistent with these core values. We believe our compensation program:
A more detailed discussion of each aspect of EQT’s compensation philosophy, including how it drives compensation program design, is provided under “Compensation Philosophy” below.
Named Executive Officers
The Company’s NEOs for 2023 are listed below. This CD&A describes the Company’s 2023 compensation programs and their components for these NEOs.

TOBY Z. RICE	JEREMY KNOP	RICHARD A. DURAN	LESLEY EVANCHO	WILLIAM E. JORDAN	DAVID M. KHANI
President and Chief Executive Officer since July 10, 2019	Chief Financial Officer since July 24, 2023	Chief Information Officer since July 22, 2019	Chief Human Resources Officer, since July 22, 2019	Executive Vice President and General Counsel since July 10, 2019	Former Chief Financial Officer through July 24, 2023
2023 Compensation Highlights
In designing our 2023 compensation program, the Committee maintained an overall program design that was consistent with 2022. At the same time, the Committee continued to assess the alignment of our incentive compensation performance measures with achievement of the Company’s strategic priorities and determined to update certain of our incentive compensation performance measures for 2023.
An overview of updates made to performance measures under our 2023 incentive compensation programs is presented below. Further discussion of our incentive compensation programs can be found in the “2023 Annual Incentives” and “2023 Long-Term Incentive Awards” sections of this CD&A below.
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Executive Compensation

2023 Short-Term Incentive Plan Updates
We refer to our annual cash incentive plan for 2023 as our “2023 Short-Term Incentive Plan” or “2023 STIP.”
For our 2023 STIP, the Committee added two new performance measures: (i) “cash operating margin” and (ii) “finding and development costs,” each measured on a dollars per Mcfe(1) basis. These performance measures replaced the previously utilized “recycle ratio” performance measure. In making these updates, the Committee concluded that the recycle ratio performance measure was both unnecessarily complex and generally not prevalent in peer company annual incentive plan designs. The Committee also considered that cash operating margin and finding and development costs formed the two components of the recycle ratio calculation and, when tracked and presented separately as individual performance measures, could be more easily understood by employees, resulting in an overall 2023 STIP plan design that was simpler to measure and explain, in keeping with one of the core tenets of our compensation philosophy.
For 2023, the Committee also eliminated “employee days away restricted or transferred” (or “DART”) as a performance measure under the 2023 STIP after concluding that the DART performance measure created unnecessary overlap with the underlying drivers measured by the “environmental, health, and safety (or “EHS”) intensity improvement” performance measure, as well as to further simplify the 2023 STIP plan design. In doing so, the Committee reassigned the weighting previously assigned to the DART performance measure to the EHS intensity improvement performance measure. This change increased the weighting under the EHS intensity improvement performance measure to 15% for 2023.
(1)
“Mcfe” means thousand cubic feet of natural gas equivalents, with one barrel of NGLs and crude oil being equivalent to 6,000 cubic feet of natural gas.

2023 Incentive Performance Share Unit Program Updates
We refer to our long-term, performance-based equity incentive award program for 2023 as our “2023 Incentive Performance Share Unit Program” or “2023 Incentive PSU Program.”
As previously disclosed, in 2021, we announced an ambitious goal of achieving “net zero” greenhouse gas emissions from our existing production segment operations―on a Scope 1 and Scope 2 basis―by 2025, which we refer to as our “Net Zero Goal.”(2) In designing our 2022 long-term incentive awards, which we refer to as our “2022 Incentive PSU Program,” the Committee recognized an opportunity to align the three-year performance period under that plan with successful achievement of our Net Zero Goal and decided to incorporate a performance payout modifier linked to achieving our Net Zero Goal into the 2022 Incentive PSU Program. The Committee noted that doing so would reflect the importance of our Net Zero Goal to our overall strategy while aligning the anticipated runway for achievement of the Net Zero Goal with the three-year performance period set forth in the 2022 Incentive PSU Program. Please refer to the CD&A section of our 2023 Proxy Statement for further explanation of this net zero performance payout modifier in our 2022 Incentive PSU Program.
Conversely, when designing the 2023 Incentive PSU Program, the Committee observed that achievement of the Company’s Net Zero Goal was a milestone to be measured as of year-end 2024, which did not align with the three-year performance period for the 2023 Incentive PSU Program (measuring performance from 2023 through year-end 2025). The Committee therefore determined not to include a net zero performance modifier as part of the 2023 Incentive PSU Program design. Instead, the Committee returned to the base design of our long-term incentive program for the 2023 Incentive PSU Program, with incentive compensation opportunity to be determined based upon Company total shareholder return (or “TSR”) performance, measured against a matrix of absolute and relative TSR performance goals over the three-year performance period.
The following table provides key highlights for our 2023 STIP and 2023 Incentive PSU Programs.
(2)
For purposes of our Net Zero Goal, “net zero” means zero metric tons of CO2 equivalent on a Scope 1 and Scope 2 basis attributable to the Company’s then-owned production segment assets (i.e., production segment assets that were owned by the Company as of June 30, 2021) during the twelve-month period ending December 31, 2024, after adjusting for carbon offsets generated and carbon credits purchased during such twelve-month period ending December 31, 2024.

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Executive Compensation

2023 STIP and Incentive PSU Program Highlights
2023 Short-Term Incentive Program (Annual Cash Incentive Plan)
75% of payout based on achieving key financial and operating performance goals
■
For 2023, 75% short-term incentive program (“STIP”) funding is linked to achievement of financial and operational performance measures that align with our key strategic objectives, as follows:(1)

 ✓
Free cash flow per share (30%)

 ✓
Total capex spend per Mcfe (15%)

 ✓
Adjusted gross G&A expense per Mcfe (10%)

 ✓
Cash operating margin (10%)

 ✓
Finding and development costs (10%)

■
The Committee believes that these performance measures represent key performance goals that drive shareholder value

25% of payout based on achieving key environmental, health, and safety goals, including GHG intensity reduction
■
For 2023, 25% of STIP funding is linked to achievement of environmental, health and safety (“EHS”) goals, as follows:

 ✓
EHS intensity improvement (15%)

 ✓
Greenhouse gas (“GHG”) intensity reduction (10%)

■
The Committee selected these metrics to align executive compensation opportunities with achievement of key safety and environmental goals during 2023

(1)
See Appendix A to this proxy statement for the definition of, and additional information about, these non-GAAP performance measures.

2023 Incentive Performance Share Unit (“PSU”) Program (Long-Term, Performance-Based Equity Award)
Measures performance against a mix of absolute and relative total shareholder return goals
■
Our long-term incentive program (“LTIP”) includes two award types—RSUs (weighted 40%) and incentive PSUs (weighted 60%)

■
Our 2023 Incentive PSU Program measures performance against a matrix of absolute and relative total shareholder return (“TSR”) performance goals established by the Committee

■
Directly links long-term incentive opportunity with achieving a combination of strong absolute shareholder returns and outperformance against our peers

■
Tracks a three-year performance period, commencing January 1, 2023

■
Designed to be consistent with observed market trends, based on input from the Committee’s independent compensation consultant and investor feedback within the industry

■
Payout is capped at 2.0x to limit maximum possible payouts and mitigate compensation-related risk

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Executive Compensation

Other 2023 Compensation Highlights
Equity for all
■
An important element of our compensation philosophy is broad employee equity ownership

■
In 2021, we first introduced our “equity for all” program, under which every permanent employee of the Company who was not previously eligible to receive equity as part of his or her total compensation received a long-term incentive award in the form of RSUs having a grant date value of  $5,000 (this grant was in addition to, and not in lieu of, existing compensation)

■
Consistent with our compensation philosophy, we continued this “equity for all” program in 2022 and again in 2023, meaning that every permanent employee of the Company received an equity award in the form of RSUs with a grant date value of at least $5,000 in each of these years

■
The Committee believes this “equity for all” compensation program affords multiple benefits to the Company by:

 ✓
enhancing our internal pay equity;

 ✓
serving as an additional, meaningful way to recognize the contributions of all employees, whose efforts drive our success as an organization; and

 ✓
aligning the interests of our entire workforce with the goal of achieving long-term value creation

■
The Committee and management believe that the “equity for all” program enhances our shared culture of success and affords all employees an opportunity to become owners of our Company and share in the financial benefits of the Company’s success

Consideration of Say-on-Pay and Feedback from Shareholder Engagement
Company management and the Committee continued to seek and consider feedback from shareholders during 2023 on a range of topics, including our executive compensation programs. The Committee considers this feedback when designing the Company’s executive compensation programs. For a discussion of the Company’s shareholder outreach and engagement efforts, please refer to the discussion under “Shareholder Engagement.”
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Executive Compensation

The Committee observed that our compensation programs again received strong shareholder support at our 2023 Annual Shareholders Meeting, with nearly 99% of shareholder votes cast voting in favor of the 2022 compensation of our NEOs.
The Committee also observed a trend of consistent, strong shareholder support for the Company’s executive compensation programs since 2020, with shareholders voting to approve the Company’s say-on-pay proposal at a rate of over 98% in each of the past four years.
Accordingly, the Committee did not make specific changes to the executive compensation program in response to the say-on-pay vote results in 2023 or prior years. The Committee will, however, continue to evaluate the Company’s executive compensation programs, taking into account shareholder feedback, including future “say-on-pay” vote results.
The Committee invites our shareholders to communicate any concerns or opinions on executive pay directly to it or the Board. See “Contacting the Board” under “Corporate Governance and Board Matters” for information about communicating with the Committee and the Board.
Frequency of our Shareholder Advisory Vote on Say-on-Pay
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that at least once every six years companies ask their shareholders how often they would like to be presented with the “say-on-pay” advisory vote on named executive officer compensation.
At our 2023 Annual Shareholders Meeting, an overwhelming majority of our shareholders voted in favor of the annual inclusion of a say-on-pay proposal in our proxy statement and, as we previously
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Executive Compensation

announced through our Current Report on Form 8-K filed on April 20, 2023 with the SEC, the Committee determined that the Company will hold the “say-on-pay” advisory vote on executive compensation each year until the next shareholder advisory vote on the frequency of say-on-pay proposals, which will be held in 2029.
Evolution of Executive Compensation for 2024
In establishing the Company’s compensation program for 2024, the Committee determined to maintain continuity in the overall program design and, as a result, the overall design of the program for 2024 is largely consistent with 2023. However, the Committee did make certain adjustments to performance measures for 2024.
Specifically, in designing the 2024 Short-Term Incentive Plan (“2024 STIP”), the Committee considered the stages of the Company’s progress down its strategic path toward achieving its Net Zero Goal and observed that the Company’s strategic focus for 2024 had evolved from identifying and achieving incremental year-over-year GHG intensity reductions, which had been the Company’s primary focus in prior years, to achieving the successful generation of carbon offsets, as the Company has successfully reached a point of near maximally abated emissions. The Committee also observed that reaching the Company’s Net Zero Goal by the end of 2024 was an existing, meaningful component of the Company’s outstanding 2022 Incentive PSU Program, the performance period for which ends, and performance under which will be measured, as of December 31, 2024. As a result of these considerations, the Committee determined not to include the GHG intensity reduction performance measure in the 2024 STIP, instead assigning 20% of 2024 STIP funding to the environmental, health, and safety intensity improvement performance measure.
The Committee will continue to consider appropriate ways to further evolve the design of the Company’s annual and long-term incentive compensation programs in alignment with the Company’s planned evolution to reaching net zero in 2025, consistent with its Net Zero Goal.
Overview of 2024 Long-Term Incentive Program
Performance measured against a mix of absolute and relative TSR goals
■
Consistent with 2023, payout under the 2024 Incentive PSU Program will be based on the Company’s TSR, measured against a matrix of absolute and relative TSR performance goals over a three-year performance period, commencing January 1, 2024

■
Payout is capped at 2.0x to limit maximum possible payouts and mitigate compensation-related risk

2024 Short-Term Incentive Program
Performance measures are aligned with key strategic objectives
■
For 2024, 80% of STIP funding is linked to financial and operational performance measures that align with key strategic objectives, specifically:

 ✓
free cash flow per share (30%)

 ✓
capex intensity (15%)

 ✓
adjusted gross G&A expense per Mcfe (15%)

 ✓
cash operating margin (10%)

 ✓
finding and development costs (10%)

■
For 2024, 20% of STIP funding is linked to successful achievement of environmental, health, and safety goals, as measured by the Company’s environmental, health, and safety intensity improvement performance measure

Other 2024 Compensation Considerations
Equity for all	■ Consistent with our compensation philosophy, the Committee again retained our “equity for all” program for 2024
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Compensation Philosophy
In designing the executive compensation program for 2023, the Company’s overall compensation philosophy remained consistent with recent years and the Committee continued to focus on alignment of incentive compensation opportunity with the Company’s business objectives and priorities.
Overall Compensation Philosophy
The Company’s compensation philosophy is based on the following guiding principles:
Guiding Principle		How It Drives Our Evolved Compensation Program Design
1	Compensation program should align with shareholder success and feedback
■
Payouts under our long-term incentive programs are based on a matrix of absolute and relative TSR over a three-year performance period

■
The Committee also recognizes the importance to shareholders of achieving key ESG goals and has included environmental, health, and safety (EHS) performance measures in the STIP since 2021 and included a Net Zero Goal modifier in our 2022 Long-Term Incentive Plan (“2022 LTIP”)

2	Compensation methods should align the workforce with the performance of the business
■
Low-cost operator―leverage technology and planning to drive operating efficiencies

■
Strengthen the Company’s balance sheet―incentivize a focus on free cash flow generation and paying down debt

■
Maximize shareholder value through capital allocation―incentivize a focus on full cycle returns, free cash flow generation, and lower capital expenditures

For 2023, 75% of the STIP funding was linked to financial and operational performance measures that align with key strategic objectives:
 ✓
Free Cash Flow Per Share

 ✓
Total CapEx Spend per Mcfe

 ✓
Adjusted Gross G&A Expense per Mcfe

 ✓
Cash Operating Margin

 ✓
Finding and Development Costs

		■ ESG―solidify our commitment to being a good neighbor, operating responsibly, and focusing on employee safety	For 2023, 25% of STIP funding was linked to environmental, health, and safety measures, as follows: ✓ EHS Intensity Improvement ✓ Greenhouse Gas Intensity Reduction
3	Compensation plan should be easy to administer	■ For 2023 and 2024, our LTIPs include only two award types, with a consistent award mix applied to all NEOs:
		Type of Award	Mix for All NEOs
		Restricted Stock Units	40%
		Incentive Performance Share Units	60%
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Annual Incentive Compensation Philosophy
Guiding Principle		How It Drives Our Evolved Compensation Program Design
4	Annual incentive performance metrics should be easy to measure and easy to explain
■
Performance metrics are quantifiable

■
Our digital work environment affords employees visibility into Company performance, increasing the incentive impact of the Company’s compensation programs on performance

5	Annual incentive performance metrics should be within the control of employees	■ STIP metrics are designed to ensure performance is impacted by employee actions during the annual performance period
Long-Term Incentive Compensation Philosophy
Guiding Principle		How It Drives Our Evolved Compensation Program Design
6	Long-term incentive program should be market-aligned
■
The Committee, guided by its independent compensation consultant, utilizes compensation peer group benchmarking data to ensure alignment of program design and practices with prevailing market practices

■
The Committee recognizes the trend in the E&P industry toward a greater focus on absolute returns

■
The Committee applied a performance matrix for 2023 that reflects an appropriate balance of relative and absolute TSR and continued to apply this approach in the design of the LTIP for 2024

7	Performance measures represent keys to long-term value creation
■
Since 2021, payouts under our LTIP have been linked to shareholder return, based on a matrix of absolute and relative performance, over a three-year performance period

■
The Committee believes performance measures under the LTIP are aligned with shareholder feedback and focus the Company’s executive team on enhancing shareholder returns over a longer-term, three-year performance period through successful execution of the Company’s strategy

■
The Committee also recognizes that long-term value creation includes key environmental, health, and safety (EHS) goals and, to this end, included achievement of net zero emissions, with a focus on environmentally responsible operations and organically generated credits, as a meaningful performance payout modifier under its 2022 LTIP, the performance period for which extends through December 31, 2024

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Guiding Principle		How It Drives Our Evolved Compensation Program Design
8	Broad long-term incentive eligibility enables all employees to participate in ownership of the Company
■
Consistent with our corporate values of Trust, Teamwork, Heart, and Evolution, in January 2021, the Company first introduced our “equity for all” program, with every permanent employee of the Company receiving a long-term equity incentive grant in the form of RSUs having an award target value of  $5,000

■
The “equity for all” grant represents a special, discretionary grant to employees who, prior to 2021, were not previously participants in the Company’s LTIP; these grants are in addition to, and not in lieu of, existing compensation for these employees

■
Recognizing the success of this program, the Committee has continued this program each year, including in 2023 and again in 2024

■
All 2023 RSUs were issued under the shareholder approved EQT Corporation 2020 Long-Term Incentive Plan and will be settled in shares of Company common stock

The Compensation Process
Establishing Target Total Direct Compensation
In discharging the Board’s responsibilities relating to compensation of our NEOs, the Committee establishes the target total direct compensation (base salary plus annual and long-term incentives) for our NEOs by formulating base salaries and setting annual and long-term incentive targets.
Establishing and Administering the STIP and LTIP
The Committee annually approves plan design, including the performance measures and metrics (target, threshold, and maximum), as well as target payouts, for our annual STIP and the performance measures, including the performance peer group, and potential payouts under the LTIP. These deliberations, which occur over the course of several meetings before a plan design is approved, involve discussions among management, the Committee’s independent compensation consultant, and the Committee.
Once implemented, the Committee receives regular updates throughout the year regarding the Company’s performance to-date on performance measures under the annual STIP and all LTIPs for which long-term equity awards remain outstanding.
Following the conclusion of the applicable performance period for any performance award, the Committee reviews and certifies the levels at which the performance measures were satisfied and approves the amount of incentive award payable to each NEO.
Delegation of Grant Authority
The Committee has delegated to Mr. Toby Z. Rice, in his capacity as a director, the authority to authorize the grant of a limited and specified number of RSUs to:
■
newly hired or recently promoted employees on the condition that no award exceeds the 50th percentile of the market long-term incentive compensation target in value when taken together with any other related grants awarded to a grantee in the same calendar year; and

■
employees who participate in the Company’s educational assistance program, on the condition that no individual award exceeds 1,000 shares and provided that the recipient does not otherwise participate in our current long-term incentive award program.

Mr. Rice may not authorize the grant of any awards to an executive officer of the Company. Additionally, all such awards must be made on standard terms approved by the Committee and are reported to the Committee for informational purposes at the next regular meeting of the Committee.
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The Committee has not delegated its authority to award equity to any other executive officer.
Role of the Independent Compensation Consultant
The Committee has the sole authority to hire, terminate, and approve fees for compensation consultants, independent legal counsel, and other advisors as it deems necessary to assist in fulfilling its responsibilities. The Committee engaged Meridian Compensation Partners (“Meridian”) as its independent compensation consultant for 2023 compensation decisions applicable to our NEOs. Meridian reports directly to the Committee.
Meridian provides the Committee with market data and counsel regarding executive officer compensation programs and practices (collectively, the “Compensation Consultant Services”), including:
■
competitive benchmarking;

■
peer group identification and assessment;

■
advice and market insight as to the form of, and performance measures for, annual and long-term incentive compensation;

■
marketplace compensation trends, both generally and within the Company’s industry; and

■
advice regarding the Company’s annual review of compensation risk.

As part of the Compensation Consultant Services, Meridian also provides the Corporate Governance Committee of the Board with market data and competitive benchmarking for the Company’s non-employee director compensation program.
Representatives of Meridian do not make recommendations on, or approve, the amount of compensation for any executive officer. The Committee may request information or advice directly from representatives of Meridian and may direct management to provide information to representatives of Meridian. Representatives of Meridian regularly interact with members of the Committee, both during and outside of Committee meetings.
The Committee considered the services provided by Meridian, as well as informational responses provided by Meridian to the Committee on topics relevant to assessing Meridian’s relationship with the Company and its management team and determined that such services do not compromise Meridian’s independence as the Committee’s independent compensation consultant. Other than the Compensation Consultant Services, Meridian did not perform any other services for the Company, and, accordingly, no fees were paid for any additional services in 2023.
Role of Senior Management
The Company’s senior management participates in ongoing dialogue with the Committee and its independent compensation consultant regarding compensation and plan design. Management provides input relevant to plan design due to its direct involvement in, and knowledge of, the business plan and goals, strategies, experiences, and performance of the Company. Management’s ideas are reviewed with the independent compensation consultant and the Committee. The Committee engages in active discussions with the CEO and the Chief Human Resources Officer of the Company concerning (i) who should participate in programs and at what levels, (ii) which performance measures should be used, (iii) the determination of performance targets, and (iv) whether and to what extent performance measures for the previous year have been achieved. The Company’s CEO and representatives of the Company’s Human Resources and Legal Departments regularly attend Committee meetings. The Committee regularly meets in executive session without any member of management present. The CEO and Chief Human Resources Officer do not participate in decisions relating to their own compensation.
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Determining Compensation
Elements of 2023 Compensation Program
The following highlights the key elements of our executive compensation program for 2023. Base salaries and annual and long-term incentive awards comprise total target direct compensation for our NEOs.
	Element	Form of Compensation for 2023	Description	Highlights for 2023 Program
FIXED	1 Base Salary	Cash	Provides base compensation for day-to-day performance of job responsibilities
■
Our CEO continued to accept a base salary of  $1 for the entirety of 2023 and, during his tenure at EQT, has never taken a base salary of over $1

■
Base salaries for other continuing NEOs reflect the Committee’s consideration of generally targeting the market median

■
Limited adjustments to NEOs’ base salaries in 2023

PERFORMANCE-BASED, VARIABLE	2 Annual Incentives	Cash	Rewards performance during the year based on the achievement of annual performance goals established by the Committee
2023 STIP pool funding was based upon specific, defined performance measures:
■
Free cash flow per share (30%)

■
Total capex spend per Mcfe (15%)

■
Adjusted gross G&A expense per Mcfe (10%)

■
Cash operating margin (10%)

■
Finding and development costs (10%)

■
EHS metrics (25%), which consisted of EHS intensity improvement (15%) and greenhouse gas intensity reduction (10%)

	3 Long-Term Incentives	■ RSUs ■ PSUs	■ Encourages improvement in the long-term performance of the Company ■ Aligns the financial interests of our NEOs with those of our shareholders
■
2023 LTIP awards for NEOs consisted of 60% PSUs and 40% RSUs

■
2023 PSUs are tied to performance on a combination of absolute and relative total shareholder return performance over a three-year performance period

■
2023 RSUs vest pro rata over a three-year period on each anniversary of the grant date

	4 Other Compensation	■ Employee benefit plans and programs that are generally available to all employees ■ Limited perquisites	Other compensation is generally consistent with that available to all employees	■ No personal use of Company-leased private aircraft ■ No Company-funded country club or similar dues ■ No car allowances or subsidized parking
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Setting Target Total Direct Compensation for 2023
Chief Executive Officer
Mr. Toby Z. Rice was appointed President and CEO on July 10, 2019, immediately following the 2019 Annual Meeting. During 2019, Mr. Rice agreed to receive a base salary of  $1 for the first 12 months of his service as President and CEO and, on this basis, the Board approved a base salary of  $1 for Mr. Rice. Mr. Rice has continued to accept a base salary of  $1 during each of the years that followed, including 2023. Accordingly, nearly 100% of Mr. Rice’s compensation is performance-based, variable, and at-risk, and has been since his appointment as our CEO.
Consistent with the Company’s compensation philosophy, the Committee intended that Mr. Rice’s 2023 compensation reflect a mix of annual and long-term incentive awards which, in the aggregate, generally approximated the market median for the CEO position based on compensation peer group benchmarking data provided by Meridian and an emphasis on performance-based compensation.
Discussion of the various components of Mr. Rice’s compensation and the basis for its design is provided below.
Other Named Executive Officers
In setting 2023 target total direct compensation for the Company’s other NEOs, including Mr. Knop, who was appointed as our Chief Financial Officer in July 2023, the Committee intended for 2023 compensation to reflect an appropriate mix of base salary, annual incentive awards, and long-term incentive awards, with an emphasis on performance-based compensation.
The Committee’s discussions and deliberations regarding the establishment of 2023 compensation for our NEOs took place over the course of several meetings in late 2022 and early 2023 and, in establishing 2023 compensation for our other NEOs, the Committee considered:
■
each NEO’s current target total cash compensation, comprised of base salary plus target annual incentive award, as compared to the market, including the 25th, 50th, and 75th percentiles of target total cash compensation for that NEO’s position;

■
each NEO’s current target total direct compensation amount, comprised of base salary plus target annual incentive awards and long-term incentive award values, as compared to the market, including the 25th, 50th, and 75th percentiles of target total direct compensation amount for that NEO’s position; and

■
individual circumstances, such as proven experience, unique attributes of the NEO’s role, and importance to the Company.

In each case, market compensation data reviewed by the Committee was determined based on compensation peer group data provided by Meridian (see “Benchmarking” below).
The components of 2023 compensation for each of the other NEOs are discussed in detail below.
Benchmarking
The Committee utilizes a compensation benchmarking peer group as part of its annual compensation process to benchmark the competitiveness, structure, and design of the Company’s executive compensation program.
In the fall of 2022, the Committee, with assistance from Meridian, performed a review of the Company’s compensation benchmarking peer group to assess the continued appropriateness of the peer group for 2023. The characteristics of existing peer group companies that were considered by the Committee in conducting this review, together with the resulting changes to the Company’s 2023 compensation benchmarking peer group, are described below.
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Designing the 2023 Compensation Benchmarking Peer Group
In selecting the Compensation Peer Group (as defined below) for 2023, the Committee began with a review and assessment of the existing 2022 compensation benchmarking peer group. In assessing the existing peer group, the Committee considered data compiled by Meridian regarding peer company size (specifically, enterprise value, market capitalization, assets, and revenue, as compared to EQT) and dry gas as a percentage of reserves. The Committee considered these measures of size and industry characteristics to be the most important factors in selecting an appropriate set of peer companies against which to assess executive compensation decisions, including pay levels.
The Committee evaluated the relative position of the Company within the peer group based on these various measures of company size and percentage of dry gas production and, in doing so, also took into consideration anticipated growth in the size of the Company expected to result from the then-pending Tug Hill and XcL Midstream Acquisitions.
After evaluating various possible additions to the peer group for 2023, the Committee, having considered various factors including relative size (specifically, enterprise value, market capitalization, assets, and revenue, as compared to EQT) and dry gas as a percentage of reserves, determined to add Hess and Pioneer Natural Resources to the Compensation Peer Group for 2023. The Committee believes these additions served to enhance the utility of the peer group by better aligning the overall peer group with the Company. Continental Resources, Inc. ceased to be a publicly traded company, and the Committee determined to remove it from the 2023 compensation peer group for this reason.
The Committee believes that the resulting 2023 compensation peer group represents an appropriate mix of companies relevant to the Company’s business and size.
These updates to the 2023 compensation peer group are summarized below:
Removed from 2022 Compensation Benchmarking Peer Group	Basis for Removal
Continental Resources, Inc.	Ceased to be publicly traded in November 2022
Added to Compensation Benchmarking Peer Group for 2023	Rationale
Hess Corporation Pioneer Natural Resources Company	Addition of these larger peer companies served to better align the Company with the peer group
2023 Compensation Benchmarking Peer Group
As a result of the above changes, the Company’s Compensation Benchmarking Peer Group for 2023 (the “Compensation Peer Group”) was as follows:
2023 Compensation Benchmarking Peer Group(1)
Antero Resources Corporation APA Corporation Chesapeake Energy Corporation CNX Resources Corporation Coterra Energy, Inc. Comstock Resources, Inc.	Devon Energy Corporation Diamondback Energy, Inc. Hess Corporation Marathon Oil Corporation Matador Resources Co.	Murphy Oil Corporation Ovintiv Inc. PDC Energy, Inc. Pioneer Natural Resources Co. Range Resources Corporation Southwestern Energy Company

(1)
Please refer to Appendix B for a comparison of certain financial and other metrics considered by the Committee when it constructed the 2023 Compensation Benchmarking Peer Group.

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2023 Compensation Decisions
This section discusses 2023 compensation decisions for our NEOs for each element of compensation (see “Elements of 2023 Compensation Program”).
2023 Compensation Mix
(1)
Reflects 2023 compensation, as reported in the Summary Compensation Table, for our continuing NEOs other than our Chief Executive Officer. Specifically, this graphic illustrates the average of the percentages of salary, annual incentive, and equity award for 2023 for each of Ms. Evancho and Messrs. Duran, Jordan, and Knop, as presented in the Summary Compensation Table (with Company contributions to the 401(k) plan treated as part of salary for purposes of this illustration).

2023 Base Salary
Base salaries are considered annually by the Committee and, where appropriate, adjusted at the beginning of each calendar year. In early 2023, the Committee engaged in its annual benchmark assessment of executive annual base salaries. Other than for Ms. Evancho, the Committee made no adjustments to the base salary of any of our NEOs for 2023. The Committee determined to increase Ms. Evancho’s base salary from $312,000 to $350,000 in connection with its review of benchmarking information of similarly-situated executive officers (please refer to “Setting Target Total Direct Compensation for 2023” above for further discussion of the Committee’s process for establishing 2023 target total direct compensation for our NEOs).
As a result, the base salaries of our NEOs for 2023 were set as follows:
Named Executive Officer	2023 Base Salary ($)
Toby Z. Rice	1
Jeremy Knop	500,000(1)
Richard A. Duran	380,000
Lesley Evancho	350,000(2)
William E. Jordan	450,000
David M. Khani	540,000

(1)
Annual base salary shown for Mr. Knop for his role as Chief Financial Officer was effective upon his promotion to the Chief Financial Officer role, effective July 24, 2023.

(2)
Annual base salary for Ms. Evancho for 2023 was increased from $312,000 to $350,000, effective March 6, 2023.

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2023 Annual Incentives
OVERVIEW
Annual cash incentive awards are designed to link annual incentive compensation opportunity with achievement of performance goals that are set annually by the Committee.
The 2023 STIP performance measures are based upon a combination of financial and environmental, health, and safety performance measures designed to align annual incentive opportunity with the Company’s strategic objectives.
Determination of 2023 Target Annual Incentive Awards
Each year, typically in early February, the Committee establishes an annual incentive award target for each NEO. The Committee made the determination for the NEOs’ annual incentive target awards after taking into consideration market compensation benchmarking data from the Company’s Compensation Peer Group.
Accordingly, the 2023 STIP targets for our NEOs were as follows:
Named Executive Officer	2023 Annual Incentive Target ($)
Toby Z. Rice	1,000,000
Jeremy Knop	450,000(1)
Richard A. Duran	215,000
Lesley Evancho	227,500
William E. Jordan	360,000
David M. Khani	540,000

(1)
2023 STIP target amount for Mr. Knop was established by the Committee in connection with his promotion to the role of Chief Financial Officer, effective July 24, 2023.

Setting Performance Metrics for the 2023 Annual Incentive Awards and Determining 2023 Annual Incentive Award Funding
As described above, the Committee designed the 2023 STIP metrics to align annual incentive compensation opportunity with a focus on achieving the Company’s key strategic priorities for 2023 and aligning potential payouts with the interests of our shareholders.
In setting performance measures and metrics for the 2023 STIP, the Committee carefully considered each performance measure over the course of several meetings in the context of the Company’s strategic goals and priorities for 2023. The Committee also examined the prevalence of various financial and non-financial annual incentive plan performance measures utilized by peers in their annual incentive plan design and considered this peer benchmarking in assessing the design of the Company’s 2023 STIP.
In doing so, the Committee reviewed the approach and methodology applied in developing the threshold, target, and maximum values for each of the proposed performance measures and assessed the degree of challenge required to achieve each of the various thresholds, targets, and maximums. Among other items, in assessing the degree of challenge, the Committee also considered the Company’s actual 2022 performance, relative to the proposed threshold, target, and maximum performance metric values, for each of the proposed performance measures. Additionally, in setting the threshold, target, and maximum performance metric values for 2023 for free cash flow per share―a performance measure that is sensitive to changes in market commodity prices for natural gas―the Committee considered the relative declines in NYMEX natural gas commodity prices, as compared to the prior year.
In early 2023, the Committee approved the performance measures, as well as the specific metrics for measuring threshold, target, and maximum performance, and established the associated payout
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multiples under the 2023 STIP. The approved performance measures and metrics for the 2023 STIP are set forth in the table below.
Notably, for 2023, the Committee determined to replace the “recycle ratio” performance measure, which was utilized as a performance measure under the Company’s 2022 STIP, with “cash operating margin” and “finding and development costs,” each measured on a dollars per Mcfe basis. The Committee believes that these two new performance measures, which previously represented the components of the recycle ratio performance measure, would be more clearly understood by employees, and thus serve to better incent employee performance in line with the Company’s strategic goals. The Committee also noted that the recycle ratio performance measure was generally not found in peer company annual incentive plan designs.
Additionally, the Committee determined to increase the weighting of the existing “EHS intensity improvement” performance measure from 10% to 15% for 2023, and to eliminate “DART,” which previously represented 5% of the prior-year STIP plan funding, as a separate performance measure for 2023. In making this change, the Committee viewed performance objectives underlying the prior DART performance measure as being appropriately covered within the scope of the existing EHS Intensity Improvement measure, which measures Company performance across a range of key environmental, health, and safety categories, including injuries, accidents, near misses, and notices of violation and other environmental impacts. Further, the Committee believes this change also served to simplify the 2023 STIP by eliminating the overlapping DART performance measure. Appendix A contains additional information regarding the definition and calculation of this performance measure.
For 2023, the Committee retained reduction of greenhouse gas intensity as a performance measure under the 2023 STIP, recognizing its importance to the Company’s ESG strategy in 2023 as a meaningful way to link NEOs’ annual incentive compensation opportunity with continued achievement of the Company’s greenhouse gas intensity reduction goals. The Committee consulted with, and considered input from, the Public Policy and Corporate Responsibility Committee (the “PPCR”), which monitors and oversees the environmental components of the Company’s ESG strategy, in establishing the threshold, target, and maximum performance metrics. Appendix A contains additional information regarding the definition and calculation of this performance measure.
The 2023 STIP contemplates automatic adjustments for certain extraordinary items to encourage our executives to make decisions for the Company without regard to annual incentive compensation when considering these types of extraordinary items. Accordingly, the provisions of the 2023 STIP exclude from the calculation of performance measures the direct and indirect impacts of acquisitions and/or dispositions during the plan year for which the consideration exceeded $100 million and, in the Committee’s discretion, for which the consideration was between $50 million and $100 million (in each case, if not contemplated by the original business plan). The Tug Hill and XcL Midstream Acquisitions, which was completed on August 22, 2023, exceeded this threshold, and, as a result, the direct and indirect impacts of this transaction were automatically excluded under the plan provisions from the calculation of the 2023 STIP performance measures. The 2023 STIP would also have adjusted performance metrics to account for the impacts of any discontinued operations during the year, however, no such adjustments were made for 2023.
Additionally, to avoid undue negative or positive effects on possible incentive amounts, the Committee also retains the discretion to adjust the determination of the incentive pool, including to increase, reduce, or eliminate the final incentive pool amount. The Committee did not exercise discretion to adjust for any such extraordinary items for 2023.
The actual performance results for 2023, together with the resulting funding multiple for each performance measure, are provided in the table below. These individual funding multiples resulted in a total aggregate funded incentive performance pool of 1.05 times the target incentive pool funding amount.
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Percent of Pool Funding	Performance Measure(1)	Performance Metric	Actual Results	Funding Multiple(2)
30%	Free Cash Flow Per Share
	Threshold	$1.65	$2.47	0.7x
	Target	$3.87
	Maximum	$7.67
25%	Environmental, Health and Safety
	Environmental, Health and Safety Intensity Improvement (15%)
	Threshold	(15%)	22%	1.2x
	Target	15%
	Maximum	50%
	Greenhouse Gas Intensity Reduction (10%)
	Threshold	23%	39%	2.0x
	Target	25%
	Maximum	27%
15%	Total Capex Per Mcfe ($/Mcfe)
	Threshold	$0.93	$0.91	0.7x
	Target	$0.88
	Maximum	$0.83
10%	Adjusted Gross G&A Expense Per Mcfe ($/Mcfe)
	Threshold	$0.15	$0.12	2.0x
	Target	$0.14
	Maximum	$0.13
10%	Cash Operating Margin ($/Mcfe)
	Threshold	$3.00	$3.11	1.1x
	Target	$3.10
	Maximum	$3.20
10%	Finding and Development Costs ($/Mcfe)
	Threshold	$0.47	$0.47	0.5x
	Target	$0.44
	Maximum	$0.41
	Total funded incentive performance pool 1.05x

(1)
See Appendix A to this proxy statement for the definition and other important information regarding the calculation of the non-GAAP performance measures used in the Company’s 2023 STIP. As discussed in greater detail in Appendix A, for purposes of the 2023 STIP, cash operating margin was calculated using constant commodity prices, with commodity prices held constant for this metric to avoid the undue positive or negative effect of prices that are beyond the control of the NEOs and may be volatile. No such adjustment was applied in calculating free cash flow per share. Free cash flow per share was calculated using the average of the shares outstanding at the end of each calendar month, adjusting for share repurchased (added back to outstanding) and shares issued in equity offerings or as consideration for acquisitions (subtracted from outstanding).

(2)
Funding multiple was determined based upon actual performance, as outlined in the following table:

Performance Metric Level of Achievement	Payout Factor Applied(a)
Threshold	0.5
Target	1.0
Maximum	2.0

(a)
Performance between stated levels is assessed based on linear interpolation in each case. Performance below the “threshold” level would have resulted in a zero payout for the applicable performance measure.

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The Committee generally applied the 2023 STIP funding multiple of 1.05 to determine the 2023 STIP award payments for the NEOs, with no NEO receiving a 2023 STIP award payment exceeding 1.05 times target. The table below presents the 2023 annual incentive award payments:
Named Executive Officer(1)	2023 Annual Incentive Award Payment ($)
Toby Z. Rice	1,050,000
Jeremy T. Knop	472,500
Richard A. Duran	225,750
Lesley Evancho	228,875
William E. Jordan	378,000

(1)
Mr. Khani’s employment with the Company terminated effective as of July 31, 2023; accordingly, he did not receive a 2023 STIP payment.

2023 Long-Term Incentive Awards
Over the course of several meetings in late 2022 and early 2023, the Committee designed the 2023 Long-Term Incentive Plan (“2023 LTIP”) to align the long-term incentive compensation opportunity of the Company’s NEOs with the interests of shareholders and achieve the following objectives:
■
drive appropriate performance by our NEOs, consistent with achieving our evolving business objectives;

■
be market competitive to allow us to attract and retain the highest-quality executive leadership;

■
be tax efficient;

■
minimize earnings volatility; and

■
achieve a portfolio approach to performance metrics.

The Committee’s considerations also included:
■
market data regarding the long-term incentive design for the Compensation Peer Group;

■
the appropriate way to incentivize NEOs toward the success of the Company;

■
existing long-term incentive programs and their combined influence on focusing NEO behavior on critical activities;

■
the availability of EQT shares under shareholder-approved plans;

■
the views shared by large shareholders; and

■
the views of proxy advisory services.

As a result of the Committee’s analysis, and taking into consideration advice from Meridian, the Committee designed the NEO award mix for the 2023 long-term incentive compensation program, as outlined below.
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2023 Long-Term Incentive Award Mix
Percent of Awarded Value	Type of Award	Rationale and Description	Period
60%	Incentive PSUs
■
2023 Incentive PSUs directly link pay with an appropriate mix of absolute and relative total shareholder return (“TSR”) performance

■
2023 Incentive PSUs will be settled in shares of EQT common stock

■ Three-year performance period
40%	Time-Based RSUs	■ RSU awards are a strong retention tool and align NEOs’ interests with the long-term interests of shareholders ■ RSUs granted in 2023 will be settled in shares of EQT common stock	■ RSUs granted in 2023 vest pro rata over a three-year period on each anniversary of the grant date(1)

(1)
As discussed above, in connection with Mr. Knop’s promotion to Chief Financial Officer effective July 24, 2023, Mr. Knop also received a one-time award of RSUs with a grant value of  $300,000 that will cliff vest on the five-year anniversary of the grant date.

2023 Incentive Performance Share Units
In designing the 2023 Incentive PSU Program, the Committee determined to link the performance payout under the plan to TSR, based on a performance matrix that combines absolute and relative performance over a three-year performance period.
The Committee recognized that achieving strong absolute TSR goals is important to the Company’s shareholders. At the same time, the Committee desired to incentivize management to outperform the Company’s peers, on a relative basis, in TSR.
To align executive compensation with achieving these objectives, the Committee developed a performance matrix that evaluates both absolute and relative TSR performance in determining the performance payout factor under the program. The Committee believes that this approach is consistent with observed market trends and investor feedback within the industry. The Committee also believes that focusing our executive team on increasing both absolute and relative TSR aligns executive long-term incentive compensation opportunity with the interests of our shareholders.
2023 Performance Peer Group
The Committee designated a performance peer group (the “Performance Peer Group”) for purposes of evaluating the Company’s relative TSR performance. In selecting the Performance Peer Group, the Committee started with the Compensation Peer Group and discussed and implemented the following enhancements to establish a better measure of relative Company performance:
Enhancement	Rationale
Assign a weighting of “two times” to each of the seven Compensation Peer Group companies that had the highest percentage of dry gas reserves	The significant majority of EQT’s reserves are dry gas; independent E&P companies with similar operations share common business dynamics, making them better benchmarks against which to evaluate relative performance
Include the S&P 500 Index as a performance “peer”	Introduces a broad market “governor” for assessing EQT’s performance relative to the equity markets broadly
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As a result, the Company’s Performance Peer Group for 2023 was as follows:
2023 Performance Peer Group
Assigned a Weighting of Two Times (2x)	Assigned a Weighting of One Times (1x)

■
Antero Resoruces Corporation

■
Chesapeake Energy

■
CNX Resources Corporation

■
Comstock Resources, Inc.

■
Coterra Energy, Inc.

■
Range Resources Corporation

■
Southwestern Energy Company

■
APA Corporation

■
Devon Energy Corporation

■
Diamondback Energy Inc.

■
Hess Corporation

■
Marathon Oil Corporation

■
Matador Resources Company

■
Murphy Oil Corporation

■
Ovintiv Inc.

■
PDC Energy, Inc.

■
Pioneer Natural Resources Company

■
S&P 500 Index

Performance Matrix
In establishing the performance metrics and related payout factors for the absolute and relative TSR matrix, the Committee discussed and considered the goals and objectives of the Company for 2023. The resulting performance payout factor matrix under the 2023 Incentive PSU Program, which will be determined based upon the Company’s performance over the three-year performance period of January 1, 2023 through December 31, 2025, is as follows:
		Preliminary Payout Factor (2023 Incentive PSU Program)
Absolute TSR (CAGR)	15%	0.75x	1.00x	1.5x	1.75x	2.00x
	10%	0.50x	0.75x	1.25x	1.50x	1.75x
	5%	0.25x	0.50x	1.00x	1.25x	1.50x
	0%	0	0	0.75x	1.00x	1.25x
	(5%)	0	0	0.50x	0.75x	1.00x
		<25th percentile	25th percentile	50th percentile	75th percentile	≥90th percentile
		Relative TSR Percentile Ranking(1)

(1)
Relative TSR percentile ranking is determined by comparing the Company’s TSR over the three-year performance period against the TSR of the companies included in the Performance Peer Group.

The Committee maintains discretion under the terms of the 2023 Incentive PSU Program to make appropriate adjustments to the determinations of performance measures.
NAMED EXECUTIVE OFFICERS’ 2023 LONG-TERM INCENTIVE AWARDS
Each NEO’s total 2023 target long-term incentive award value is presented below. The table also shows the number of RSUs and PSUs that were awarded based on the award target value. In establishing these target award values, the Committee utilized market data provided by Meridian and applied the principles for setting total direct compensation discussed above. The average closing price of the Company’s common stock on each trading day within the 30-calendar-day period preceding February 1, 2023 ($33.63), was used to determine the number of shares awarded to each NEO (i.e., for each NEO, the 2023 target long-term award dollar value shown in the table below was allocated 40% to time-based RSUs and 60% to PSUs, with each value then divided by $33.63 and rounded to the nearest 10 shares to determine the share amounts set forth below). For this reason, the grant date fair values of these awards shown in the compensation tables in the sections below are greater than the target award values.
Except as noted below, the 2023 long-term incentive awards (in the form of RSUs and PSUs, as described above) were granted to our NEOs on February 13, 2023. The RSU awards vest pro rata
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over a three-year period on each anniversary of the date of grant, and the PSU awards vest at the conclusion of the three-year performance period.
Named Executive Officer	Total 2023 LTIP Award Value ($)	2023 Time-Based RSUs (40%) (#)	2023 Incentive PSU Program (60%) (#)
Toby Z. Rice	9,000,000	107,050	160,580
Jeremy Knop	2,360,000(1)	25,660	18,220
Richard A. Duran	1,000,000	11,900	17,850
Lesley Evancho	962,500	11,450	17,180
William E. Jordan	2,000,000	23,790	35,690
David M. Khani	2,500,000	29,740	44,610

(1)
Mr. Knop’s 2023 long-term incentive award value shown in the table above reflects (i) the 2023 LTIP award originally granted to Mr. Knop on February 13, 2023, in respect of his prior role as the Company’s Executive Vice President Corporate Development and (ii) an additional 2023 LTIP award granted on July 24, 2023, in connection with Mr. Knop’s promotion to the role of Chief Financial Officer. Additionally, in connection with Mr. Knop’s promotion to the role of Chief Financial Officer, on July 24, 2023, Mr. Knop received a one-time award of RSUs with a grant target value of  $300,000, which RSUs vest on the fifth anniversary of the grant date (the value of this one-time award is not reflected as part of the table above). Details regarding these awards to Mr. Knop can be found in the 2023 Grants of Plan-Based Awards Table and related footnotes below.

CERTIFICATION OF PERFORMANCE UNDER PREVIOUSLY AWARDED LONG-TERM INCENTIVE PROGRAMS
The performance period for the PSUs awarded under the 2021 Incentive PSU Program ended December 31, 2023. In early 2024, the Committee certified the Company’s actual performance against the performance measures for the 2021 Incentive PSU Program. The payout for the 2021 Incentive PSU Program was calculated using a payout multiple of 1.5x based upon the combined result of the Company’s absolute and relative total shareholder return performance, relative to the Company’s 2021 performance peer group, over the three-year performance period commencing January 1, 2021. Each of the NEOs other than Mr. Knop participated in the 2021 Incentive PSU Program. Please refer to the Company’s definitive proxy statement on Schedule 14A filed on February 24, 2022, for additional information regarding the 2021 Incentive PSU Program.
Other Compensation Components
HEALTH AND WELFARE BENEFITS
For 2023, the NEOs participated in the same health and welfare benefit plans offered to other EQT employees, including medical, prescription drug, dental, vision, short- and long-term disability, wellness, and employee assistance programs. The same contribution amounts, deductibles, and plan design provisions are generally applicable to all employees.
RETIREMENT PROGRAMS
The NEOs participate in the same defined contribution 401(k) plan as other EQT employees and on the same terms as other employees. The Company does not have any defined benefit retirement plans, supplemental executive retirement plans, or deferred compensation obligations to any employees.
PERQUISITES
The Company follows an approach of limiting the perquisites that are available to our executives.
Executive Severance Plan
In May 2020, the Committee approved the EQT Corporation Executive Severance Plan (the “Severance Plan”), which provides benefits to eligible participating executives upon a qualifying termination of
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employment. The Committee adopted the Severance Plan to transition away from the Company’s legacy approach of entering into individual severance agreements with executives and certain other key employees to a consolidated executive severance plan, which the Committee views as a best practice. The severance benefits provided under the Severance Plan are generally consistent with or, with respect to certain provisions, less favorable to the individual executive than those provided under the prior individual severance arrangements.
The Committee believes that the Severance Plan supports the Company’s ability to attract and retain executives whose leadership is critical to the Company’s business by providing a participating executive with income protection in the event that he or she experiences an involuntary termination of employment without cause during the term of the Severance Plan.
Upon execution of a participation agreement by an eligible participating executive, the Severance Plan replaces and supersedes any previously existing individual severance arrangement between the Company and the participating executive. Accordingly, no participants in the Severance Plan are party to individual severance-related agreements with the Company.
See “Potential Payments upon Termination or Change of Control” below for more information regarding the Company’s Severance Plan, individual severance arrangements, and change of control provisions under the EQT Corporation 2020 Long-Term Incentive Plan (“2020 LTIP”), including the value of the benefits provided in various circumstances under the plan.
Excise Tax Provisions
If any compensation to a NEO is accelerated or becomes vested in connection with a change of control of EQT, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to these tax laws, the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount, in which case the Company would be denied a tax deduction for such excess parachute payments. Agreements with the executives contain a “best net” provision, pursuant to which any “parachute payments” will be reduced to the extent necessary to avoid triggering the excise tax, unless the executive would have a more favorable after-tax result by receiving the unreduced payments and paying the excise tax, without a reimbursement or gross-up from the Company. Due to the structure of the excise tax, it is not possible to determine in advance which calculation would produce the more tax-efficient result. If the excise tax is triggered, the Company would not enjoy a tax deduction on the amount of the “excess parachute payments,” but in no event would the Company be obligated to pay any portion of the executive’s excise tax or be required to provide the executive with any gross-up relating to any such excise tax.
Equity Ownership Guidelines
We have adopted Equity Ownership Guidelines to further ensure commonality of interest between our NEOs and shareholders. By encouraging NEOs to accumulate and hold a minimum level of ownership, our executive compensation program ensures that pay remains at risk not only with regard to outstanding awards but also with regard to appreciation of vested awards.
Our equity ownership requirements for our CEO	8 times base salary
Our equity ownership requirements for all other NEOs	3 times base salary
Each of our currently serving NEOs owns qualifying holdings of EQT stock well in excess of the level of equity ownership contemplated by the Company’s Equity Ownership Guidelines. In the case of our CEO, whose base salary for 2023 was $1, we note that the value of Mr. Rice’s aggregate qualifying holdings for purposes of the Equity Ownership Guidelines was $58,170,436, which amount is well in excess of 8x the median base salary for CEOs in the Company’s Compensation Peer Group.
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As of December 31, 2023, our currently serving NEOs’ holdings relative to their equity ownership guidelines were as set forth below:
Name	Ownership Guidelines (multiple of Base Salary)		Actual Multiple of Base Salary Owned	Value Required by Ownership Guidelines ($)	Aggregate Qualifying Value Owned ($)
Toby Z. Rice	• • • • • • • •	8x	*	*	58,170,436
Jeremy T. Knop	• • •	3x	3.7x	1,500,000	1,832,140
Richard A. Duran	• • •	3x	18.0x	1,140,000	6,833,160
Lesley Evancho	• • •	3x	17.8x	1,050,000	6,217,414
William E. Jordan	• • •	3x	33.7x	1,350,000	15,172,477

*
The value of Mr. Toby Rice’s aggregate qualifying holdings for purposes of the Equity Ownership Guidelines was $58,170,436, which amount significantly exceeds the 8x multiple of his current base salary of  $1. This amount also exceeds 8x the median base salary for CEOs in the Company’s compensation peer group.

Qualifying holdings include EQT stock owned directly, time-based RSUs, and performance-based awards for which only a service condition remains. Importantly, performance-based awards for which the performance conditions have not been satisfied and options are not counted as qualifying holdings under our stock ownership guidelines. The ownership guidelines are mandatory; however, there is no deadline for achieving the ownership thresholds, and NEOs are not required to purchase EQT stock. The net shares or units acquired through incentive compensation plans (e.g., through the exercise of options or the vesting of RSUs) must be retained if a NEO has not satisfied the NEO’s ownership target. A NEO’s failure to meet the Equity Ownership Guidelines may influence such NEO’s mix of cash and non-cash compensation.
EQT Corporation Clawback Policy
The Company has historically maintained a compensation recoupment, or “clawback,” policy applicable to current and former executive officers of the Company.
In 2023, the NYSE adopted new listing standards addressing policy requirements for the mandatory recovery of executive incentive-based compensation by issuers with securities listed on the exchange. Following the adoption of these NYSE listing standards, the Committee approved and adopted the EQT Corporation Clawback Policy, which replaced our prior policy and adheres to the listing standards of the NYSE and the rules of the SEC. In the event the Company is required to prepare an accounting restatement, the policy provides for the mandatory recovery of erroneously awarded incentive-based compensation received by current or former executive officers during the coverage period to the extent that compensation was based on the attainment of a financial reporting measure. Under the policy, the Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.
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Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) with the management of EQT Corporation. Based on our review and discussions, we recommended to the Board of Directors that the CD&A be included in the proxy statement for EQT Corporation’s 2024 Annual Meeting of Shareholders.
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of EQT Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
This report has been furnished by the Management Development and Compensation Committee of the Board of Directors.
Hallie A. Vanderhider, Chair
Lydia I. Beebe
Kathryn J. Jackson, Ph.D.
James T. McManus II
Anita M. Powers
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Compensation Policies and Practices and Risk Management

Risk Management Assessment
Members of the Company’s executive management, together with our Manager Enterprise Risk and representatives from our Legal and Human Resources departments, with the assistance of the Committee’s independent compensation consultant, conducted a risk assessment of the design of the Company’s compensation programs for all employees. The results of such assessment were presented to the Committee. Based on the assessment, the Company and the Committee believe that the Company’s compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the Company. Accordingly, no material adjustments were made to the Company’s compensation policies and practices as a result of its risk profile. Important factors taken into consideration include, but are not limited to, the following:
■
the Company does not use highly leveraged short-term incentives that drive high-risk investments at the expense of long-term Company value;

■
the Company’s annual incentive compensation is based on balanced performance measures that promote disciplined progress toward longer-term goals;

■
the performance periods and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period at the expense of performance in other periods;

■
the Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial, and operating performance;

■
the Committee has authority to exercise downward discretion to reduce or eliminate payouts under all of the Company’s compensation programs;

■
the Company’s equity ownership guidelines require executives to hold a meaningful equity interest, linking their interests to the interests of shareholders;

■
the Company has adopted a mandatory executive compensation recoupment “clawback” policy applicable to all executive officers that provides for the mandatory recovery, in the event of a required accounting restatement, of erroneously awarded incentive-based compensation received by executive officers to the extent the compensation was awarded based on attainment of a financial reporting measure; and

■
the Company prohibits the hedging and pledging of EQT securities by executive officers and directors.

The Committee will continue to monitor the Company’s compensation policies and practices to determine whether its risk management objectives are being met.
Prohibition on Hedging and Pledging of EQT Securities
Under the Company’s Corporate Stock Trading Policy, no officer, director, or employee may, directly or indirectly, engage in any short-sale or hedging transaction involving, or purchase or sell options in, EQT securities. The Company also prohibits the pledging of EQT securities by executive officers or directors.
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Compensation Tables

The following tables contain information concerning the compensation of our named executive officers. References to named executive officers in this “Compensation Tables” section are to the six individuals included in the tables below.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Toby Z. Rice President and Chief Executive Officer	2023	1	―	9,550,925	―	1,050,000	―	10,600,926
	2022	1	―	10,820,736	―	780,000	―	11,600,737
	2021	1	―	15,119,762	―	1,800,000	―	16,919,763
Jeremy T. Knop Chief Financial Officer	2023	428,846	―	1,807,272	―	472,500	29,700	2,738,318
Richard A. Duran Chief Information Officer	2023	380,000	―	1,061,688	―	225,750	26,665	1,694,103
	2022	380,000	―	1,202,536	―	167,700	27,000	1,777,236
	2021	380,000	―	1,680,156	―	387,000	26,100	2,473,256
Lesley Evancho Chief Human Resources Officer	2023	341,231	―	1,021,732	―	228,875	29,700	1,621,538
	2022	312,000	―	1,219,468	―	167,310	27,000	1,725,778
	2021	312,000	―	1,703,643	―	386,100	26,100	2,427,843
William E. Jordan Executive Vice President, General Counsel and Corporate Secretary	2023	450,000	―	2,122,676	―	378,000	29,700	2,980,376
	2022	450,000	―	2,404,859	―	280,800	18,300	3,153,959
	2021	450,000	―	3,360,148	―	648,000	17,400	4,475,548
David M. Khani Former Chief Financial Officer	2023	344,769	―	2,653,328	―	―	2,655,338(5)	5,653,435
	2022	540,000	―	3,005,765	―	421,200	27,450	3,994,415
	2021	539,999	―	4,199,938	―	972,000	26,100	5,738,037

(1)
The amounts reported in these columns reflect the accounting cost for these awards and do not necessarily correspond to the actual economic value that may be received by the named executive officers.

(2)
The amounts for 2023 in this column reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 using the assumptions described in Note 10 to EQT’s Consolidated Financial Statements, which is included in our 2023 Annual Report. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant and are shown at target, excluding the impact of estimated forfeitures. Assuming that the highest level of performance conditions is achieved, the grant date fair values of the awards granted in 2023 would be: $15,711,577 for Mr. Rice; $2,678,853 for Mr. Knop; $1,746,504 for Mr. Duran; $1,680,843 for Ms. Evancho; $3,491,923 for Mr. Jordan; and $4,364,791 for Mr. Khani.

(3)
The amounts for 2023 reflect the dollar value of annual incentive compensation earned under the 2023 STIP, which amounts were paid in cash in the first quarter of 2024.

(4)
With the exception of Mr. Khani, the amounts for 2023 represent the dollar value of the Company’s contributions to the 401(k) plan.

(5)
This amount for Mr. Khani reflects (i) the Company’s contribution of  $29,700 to the 401(k) plan and (ii) the lump sum severance payment of  $2,625,638 paid to Mr. Khani upon his separation from service from the Company.

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2023 Grants of Plan-Based Awards Table
Name	Type of Award(1)	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)	Estimated Future Payouts Under Equity Incentive Plan Awards(3)		All Other Stock Awards; Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)
				Target ($)	Target (#)	Maximum (#)
Toby Z. Rice	STIP	—	—	1,000,000	—	—	—	—
	PSU	2/13/23	2/8/23	—	160,580	321,160	—	6,160,652
	RSU	2/13/23	2/8/23	—	—	—	107,050	3,390,274
Jeremy T. Knop	STIP	—	—	450,000	—	—	—	—
	PSU	2/13/23	2/8/23	—	7,140	14,280	—	273,926
	RSU	2/13/23	2/8/23	—	—	—	10,710	339,186
	PSU	7/24/23	7/18/23	—	11,080	22,160	—	597,655
	RSU	7/24/23	7/18/23	—	—	—	14,950	596,505
Richard A. Duran	STIP	—	—	215,000	—	—	—	—
	PSU	2/13/23	2/8/23	—	17,850	35,700	—	684,815
	RSU	2/13/23	2/8/23	—	—	—	11,900	376,873
Lesley Evancho	STIP	—	—	227,500	—	—	—	—
	PSU	2/13/23	2/8/23	—	17,180	34,360	—	659,111
	RSU	2/13/23	2/8/23	—	—	—	11,450	362,622
William E. Jordan	STIP	—	—	360,000	—	—	—	—
	PSU	2/13/23	2/8/23	—	35,690	71,380	—	1,369,247
	RSU	2/13/23	2/8/23	—	—	—	23,790	753,429
David M. Khani	STIP	—	—	540,000	—	—	—	—
	PSU	2/13/23	2/8/23	—	44,610	89,220	—	1,711,463
	RSU	2/13/23	2/8/23	—	—	—	29,740	941,866

(1)
Type of Award:

STIP	=	2023 STIP
PSU	=	2023 Incentive PSU Program Awards
RSU	=	2023 Restricted Stock Unit Awards

(2)
This column reflects the annual incentive award target amounts payable under the 2023 STIP. Awards with respect to the 2023 STIP were paid in cash in the first quarter of 2024. The target amounts reflected in the table represent the target 2023 annual incentive awards under the 2023 STIP, as approved by the Committee in February 2023. Performance results below specified levels would have resulted in zero payout under the 2023 STIP; there was no maximum individual award. See the section titled “2023 Annual Incentives” in the CD&A for further discussion of the 2023 STIP.

(3)
These columns reflect the target and maximum number of units payable under the 2023 Incentive PSU Program granted to the NEOs on February 13, 2023. The base payout factor for the 2023 Incentive PSU Program is based on TSR, as measured based on a matrix of absolute TSR performance and relative TSR performance compared to the TSR of the Performance Peer Group, in each case, over the performance period beginning on January 1, 2023 and ending on December 31, 2025. As there is no guaranteed minimum payout for these awards and the Committee has discretion to decrease any award otherwise payable, we have not included a threshold amount. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of the grant. The actual payout amounts depend upon the satisfaction of the performance measures over the performance period and the certification of the Committee. Grant date values are determined in accordance with ASC Topic 718.

(4)
This column reflects the number of time-based RSUs granted to the named executive officers. Grant date values are determined in accordance with ASC Topic 718. See “2023 Long-Term Incentive Awards” in the CD&A for further discussion of these awards.

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Outstanding Equity Awards at Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Toby Z. Rice	1,000,000	―	10.00	2/27/27	97,341	3,763,209	438,030	16,934,240
	―	―	―	―	112,782	4,360,167	253,754	9,810,117
	―	―	―	―	108,782	4,205,519	163,178	6,308,475
Jeremy T. Knop	―	―	―	―	14,863	574,612	―	―
	―	―	―	―	6,585	254,570	6,588	254,689
	―	―	―	―	10,883	420,748	7,256	280,499
	―	―	―	―	15,059	582,197	11,161	431,488
Richard A. Duran	―	―	―	―	10,819	418,258	48,672	1,881,671
	―	―	―	―	12,537	484,667	28,197	1,090,102
	―	―	―	―	12,093	467,498	18,139	701,247
Lesley Evancho	―	―	―	―	10,970	424,083	49,353	1,907,977
	―	―	―	―	12,709	491,323	28,599	1,105,646
	―	―	―	―	11,635	449,820	17,458	674,926
William E. Jordan	―	―	―	―	21,634	836,362	97,345	3,763,342
	―	―	―	―	25,067	969,094	56,394	2,180,203
	―	―	―	―	24,175	934,603	36,268	1,402,102
David M. Khani	―	―	―	―	―	―	121,676	4,703,978
		―	―	―	―	―	70,488	2,725,055
	―	―	―	―	―	―	7,516	290,569

(1)
This column reflects (a) the unvested portion of the 2021 RSU awards granted on February 10, 2021 to Ms. Evancho and Messrs. Rice, Khani, Knop, Duran, and Jordan, two-thirds of which vested on February 10, 2022 and February 10, 2023, respectively, with the remaining one-third vesting on February 10, 2024; (b) the 2022 RSU awards granted on February 4, 2022 to each named executive officer, one-third of which vested on February 4, 2023 with the remaining two-thirds vesting on February 4, 2024 and February 4, 2025, respectively; (c) the 2023 RSU awards granted on February 3, 2023 to each named executive officer, which vest in three equal annual installments beginning on the first anniversary of the grant date; and (d) two additional 2023 RSU awards granted on July 24, 2023 to Mr. Knop, which vest (i) for one award, in three equal annual installments beginning on the first anniversary of the grant date and (ii) for the second award, in one installment on the fifth anniversary of the grant date.

(2)
This column reflects the market value of RSUs that have not vested, as determined by multiplying the number of shares or units as shown in the column to the left by $38.66, the closing price of the Company’s common stock on December 29, 2023.

(3)
This column reflects unvested PSUs as of December 31, 2023, which were granted pursuant to the 2021 Incentive PSU Program, the 2022 Incentive PSU Program, and the 2023 Incentive PSU Program (in each case, including accrued dividends). Awards under the 2022 and 2023 Incentive PSU Programs do not vest until payment following the end of the respective performance periods, which is expected to occur in the first quarter of 2025 and 2026, respectively. Awards under the 2021 Incentive PSU Program will vest upon payment, which is expected to occur in the first quarter of 2024.

(4)
This column reflects the payout values at December 31, 2023 of unearned 2021 PSUs, unearned 2022 PSUs, and unearned 2023 PSUs, respectively. The payout values were determined by multiplying the number of units as shown in the column to the left by $38.66, the closing price of the Company’s common stock on December 29, 2023. The actual payout values under the programs depend upon, among other things, the Company’s actual performance through the end of the applicable performance periods and the Company’s future stock price.

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Option Exercised and Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Toby Z. Rice	1,245,210	39,878,034
Jeremy T. Knop	17,866	589,314
Richard A. Duran	102,216	3,285,680
Lesley Evancho	103,646	3,331,642
William E. Jordan	204,424	6,571,107
David M. Khani	322,127	10,953,805

(1)
Amounts in this column represent the aggregate number of (a) RSUs that vested in accordance with the terms of their respective award agreements; and (b) PSUs that vested in accordance with the terms of the EQT Corporation 2020 Incentive Performance Share Unit Program. Consistent with Company policy, upon the vesting of these awards, the Company withheld a portion of the otherwise distributable shares in respect of taxes, as follows in aggregate: Mr. Rice—536,811 shares; Mr. Knop—4,548 shares; Mr. Duran—36,027 shares; Ms. Evancho—40,880 shares; Mr. Jordan—75,787 shares; and Mr. Khani—136,366 shares.

(2)
Stock awards value realized is determined by multiplying (i) the closing market price of EQT’s common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.

Pension Benefits and Non-Qualified Deferred Compensation
The Company does not maintain a defined benefit pension plan or a deferred compensation plan for employees, and there are no deferred compensation balances.
Potential Payments upon Termination or Change of Control
The Company maintains certain plans and has entered into certain agreements that require the Company to provide compensation to the named executive officers in the event of a termination of employment, including a termination of employment following a change of control of the Company. These plans and agreements are summarized below, and such summaries are qualified in their entirety by reference to the full text of such plans and agreements. The 2020 LTIP, the EQT Corporation 2019 Long-Term Incentive Plan (the “2019 LTIP”), and Severance Plan, as well as the forms of our Incentive PSU Program, Restricted Stock Unit Award Agreement, Stock Option Participant Award Agreement, and Short-Term Incentive Plan, and other written agreements described below, have been filed with the SEC as exhibits to, or incorporated by reference in, our 2023 Annual Report.
Payments Pursuant to Executive Severance Plan
As discussed in the CD&A, the Company established the Severance Plan on May 19, 2020 for the purpose of providing severance benefits to executive officers and other qualifying officers of the Company who are terminated from employment. The Severance Plan is intended to replace the Company’s legacy form of confidentiality, non-solicitation and non-competition agreements with individual officers, which individual agreements previously served as the vehicle for establishing severance arrangements.
Messrs. Rice, Jordan, and Knop and Ms. Evancho participate in the Severance Plan and are referred to in this discussion, collectively, as the participating named executive officers.
By accepting the Company’s offer to participate in the Severance Plan, each participating named executive officer agreed, among other things, to the following restrictive covenants:
■
Restrictions on competition (24 months for Mr. Rice and 12 months for other participating named executive officers);

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■
Restrictions on customer solicitation (24 months for Mr. Rice and 12 months for other participating named executive officers); and

■
Restrictions on employee, consultant, vendor, or independent contractor recruitment (24 months for Mr. Rice and 12 months for other participating named executive officers).

Severance Benefits Under the Severance Plan
Under the Severance Plan, participating named executive officers are eligible to receive the following severance benefits upon a termination of employment (i) by the Company other than for “cause,” “disability,” or death, or (ii) by the participant with “good reason” (in each case, as defined in the Severance Plan):
■
A lump-sum cash payment equal to the amount of any unpaid annual cash bonus for the calendar year before the year in which the participant’s termination of employment occurs, payable based on actual performance when annual bonuses are paid in the ordinary course (the “Unpaid Prior Year Bonus”);

■
A cash severance payment equal to two times (for the Company’s CEO) or one times (for the other participating named executive officers) the sum of the participant’s (i) annual base salary and (ii) the average of the annual bonuses the participant earned for the three fiscal years preceding the year of the participant’s termination of employment, which will be paid in equal installments over a period of 24 months (for the Company’s CEO) or 12 months (for the other participating NEOs) following the participant’s termination of employment;

■
A lump-sum cash payment equal to the participant’s annual cash bonus for the year in which the termination of employment occurs, prorated to reflect the number of days that the participant was employed during the calendar year and payable based on actual performance when annual bonuses are paid in the ordinary course;

■
A lump-sum cash payment equal to the product of  (i) 18 and (ii) 100% of the then-current Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) monthly rate for family coverage, which will be paid within 60 days following the participant’s termination of employment; and

■
Accelerated vesting of a prorated portion of all outstanding time-vesting, long-term incentive awards and continued vesting of a prorated portion of all outstanding performance-vesting awards through the conclusion of the applicable performance period, which will be settled based on actual performance at the end of the applicable performance period.

Termination in Connection with Change in Control
The Severance Plan provides for modified severance to participating named executive officers in the event of a termination of employment by the Company without “cause” or by the participant for “good reason” within the two-year period commencing on a change in control (as defined in the 2020 LTIP), as follows:
■
Payment of the Unpaid Prior Year Bonus;

■
A cash severance payment equal to three times (for the Company’s CEO) or two times (for the other participating named executive officers) the sum of the participant’s (i) annual base salary and (ii) the average of the annual bonuses the participant earned for the three fiscal years preceding the year of the participant’s termination of employment, which will be paid within 60 days following the participant’s termination of employment;

■
A lump-sum cash payment equal to the participant’s annual cash bonus for the year in which the termination of employment occurs, prorated to reflect the number of days that the participant was employed during the calendar year and payable based on actual performance when annual bonuses are paid in the ordinary course;

■
A lump-sum cash payment equal to the product of  (i) 24 and (ii) 100% of the then-current COBRA monthly rate for family coverage, which will be paid within 60 days following the participant’s termination of employment; and

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■
Accelerated vesting of all outstanding time-vesting long-term incentive awards and continued vesting of all outstanding performance-vesting awards remaining outstanding through the conclusion of the applicable performance period, which will be settled based on actual performance at the end of the applicable performance period.

“Cause” is defined as the executive officer’s: (i) conviction of a felony, a crime of moral turpitude, or fraud, or the executive officer having committed fraud, misappropriation, or embezzlement in connection with the performance of his or her duties; (ii) willful and repeated failures to substantially perform assigned duties; or (iii) violation of any provision of a written employment-related agreement or express significant policies of the Company.
“Good reason” is defined as the executive officer’s resignation within 90 days after: (i) a reduction in the executive officer’s base salary of 10% or more (unless the reduction is applicable to all similarly-situated employees); (ii) a reduction in the executive officer’s annual short-term bonus target of 10% or more (unless the reduction is applicable to all similarly-situated employees); (iii) a significant diminution in the executive officer’s job responsibilities, duties, or authority; (iv) a change in the geographic location of the executive officer’s primary reporting location of more than 50 miles; and/or (v) any other action or inaction that constitutes a material breach by the Company of the Severance Plan.
Receipt of these benefits is subject to the participating named executive officer executing and not revoking a release of claims in favor of the Company and his or her continued compliance with certain restrictive covenants.
The Severance Plan does not provide for any tax gross-ups. In the event the executive officer would be subject to the 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to the executive officer would be reduced to the maximum amount that does not trigger the excise tax unless the executive officer would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.
Written Agreement with Other Named Executive Officer
Confidentiality, Non-Solicitation and Non-Competition Agreements
In connection with his appointment as an executive officer in 2019, the Company entered into the standard, legacy form of executive officer Confidentiality, Non-Solicitation and Non-Competition Agreement with Mr. Duran. Accordingly, Mr. Duran does not participate in the Severance Plan.
Pursuant to the terms of the Confidentiality, Non-Solicitation and Non-Competition Agreement, Mr. Duran agrees, among other things, to the following restrictive covenants:
■
Restrictions on competition (24 months);

■
Restrictions on customer solicitation (24 months); and

■
Restrictions on employee, consultant, vendor, or independent contractor recruitment (36 months).

The Confidentiality, Non-Solicitation and Non-Competition Agreement provides for severance benefits to Mr. Duran in the event of a termination of employment by the Company without “cause” or by Mr. Duran, as applicable, for “good reason” (with the definitions of these terms being the same as under the Severance Plan described above), regardless of whether that termination occurs before or after a change of control. In such an event, Mr. Duran would be entitled to receive the following severance benefits:
■
Severance payment.   A lump-sum cash severance payment equal to the sum of the following amounts:

■
24 months of base salary;

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■
two times the average annual incentive earned for the three full years prior to the named executive officer’s termination, with appropriate accommodations for named executive officers with shorter tenure; and

■
$25,000.

■
Benefits payment.   A lump-sum cash payment equal to the monthly COBRA rate for family coverage, multiplied by 12.

■
Vesting of time-based equity awards.   Stock options, restricted stock units, and other stock awards with time-based vesting restrictions will become immediately vested and exercisable in full and any restrictions on such awards shall lapse.

■
Vesting of performance-based equity awards.   Generally, performance-based equity awards will remain outstanding and will be earned, if at all, based on actual performance through the end of the performance period as if the named executive officer’s employment had not been terminated.

In order to receive the severance benefits described above, Mr. Duran must execute and deliver to the Company a general release of claims.
Mr. Duran’s agreement does not provide for any tax gross-ups. In the event that Mr. Duran would be subject to the 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to Mr. Duran would be reduced to the maximum amount that does not trigger the excise tax unless the named executive officer would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.
PAYMENTS PURSUANT TO COMPANY PLANS
Awards granted under the 2020 LTIP and 2019 LTIP provide that a participant would be entitled to the benefits described in the termination scenarios set forth below.
Termination for “Good Reason” or Without “Cause”
Upon termination for “good reason” or without “cause,” all outstanding awards under the 2020 LTIP and 2019 LTIP would vest as, and to the extent required by, the Severance Plan, in the case of Messrs. Rice, Jordan, and Knop and Ms. Evancho, or the Confidentiality, Non-Solicitation and Non-Competition Agreement, in the case of Mr. Duran. “Good reason” and “cause” have the meanings set forth above.
Voluntary Termination for Any Reason Other Than Good Reason
Generally, upon a voluntary termination of employment for any reason other than “good reason,” all unvested options, restricted stock units, and performance awards are forfeited. Unexercised vested options held on the date of termination would be exercisable for the remaining original term of the options. If, following a voluntary termination (other than for “good reason”), the participant remains on the Board, then the participant’s awarded equity will continue to vest for so long as the participant remains on the Board.
Termination for “Cause”
Upon termination of employment for “cause,” all unvested options, restricted stock units, and performance awards, and all unexercised vested options, are forfeited.
Termination Resulting from Death or Disability
Upon a participant’s death, (i) 100% of the participant’s unvested 2023 RSUs, 2022 RSUs, and 2021 RSUs would vest and (ii) 100% of the participant’s 2023 PSUs, 2022 PSUs, and 2021 PSUs would vest and become payable without giving effect to the payout factor under the applicable program.
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A participant who becomes disabled before payment of the 2023 PSUs, 2022 PSUs, and 2021 PSUs may receive payment for a pro rata portion of the participant’s awarded performance share units, based on the number of calendar days during the three-year performance period that the participant served prior to the termination resulting from disability, with payment contingent upon the Company’s achievement of the performance conditions under the applicable program.
Change of Control Under the 2020 LTIP
In 2020, the Company adopted, and the Company’s shareholders approved, the 2020 LTIP. While the 2020 LTIP replaced the 2019 LTIP, the awards outstanding under the 2019 LTIP remain subject to the terms and conditions of the 2019 LTIP. Each of these plans provides, as a default, “double trigger” vesting of awards, provided that such awards are assumed by an acquirer in a change of control transaction or equitably converted in the transaction. In other words, vesting of awards granted under the 2020 LTIP or the 2019 LTIP generally accelerates only if the participant’s employment is involuntarily terminated or the participant resigns for good reason within two years after a qualifying change of control. The Company believes that “double trigger” vesting of equity awards enhances shareholder value by encouraging executive retention during and following a change of control transaction, enhancing post-change of control integration with an acquirer, and aligning executive incentives with the interests of the Company’s shareholders.
In the event of a change of control of the Company, the treatment of awards outstanding under the 2020 LTIP and the 2019 LTIP depends on whether the awards are assumed by an acquirer in a change of control or equitably converted in the transaction. If the awards are assumed by the acquirer or equitably converted in the transaction and the participant’s employment is involuntarily terminated or the participant resigns for “good reason” within two years after the qualifying change of control, then, upon such termination or resignation:
■
all of the participant’s unvested options automatically accelerate and become fully exercisable;

■
all of the participant’s time-based vesting restrictions on restricted shares and restricted stock units lapse; and

■
the performance criteria and other conditions to payment of the participant’s outstanding performance awards automatically will be deemed achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of termination, and such awards will be paid on such basis.

However, if the awards are not assumed by the acquirer or equitably converted in the transaction:
■
all of the participant’s unvested options automatically accelerate and become fully exercisable;

■
all of the participant’s time-based vesting restrictions on restricted shares and restricted stock units lapse; and

■
the performance criteria and other conditions to payment under the participant’s outstanding performance awards automatically will be deemed achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the change of control, and such awards shall be paid on such basis.

Each of the 2020 LTIP and the 2019 LTIP define “change of control” to mean, generally, any of the following events:
■
the sale of all or substantially all of the Company’s assets, unless the Company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

■
the acquisition by a person or group of beneficial ownership of 20% or more of the Company’s outstanding common stock, subject to enumerated exceptions;

■
the termination of the Company’s business and the liquidation of the Company;

■
the consummation of a merger, consolidation, reorganization, share exchange, or similar transaction of the Company, unless the Company’s shareholders immediately prior to the

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EXECUTIVE COMPENSATION

transaction continue to hold more than 60% of the voting securities of the resulting entity, no person beneficially owns 20% or more of the resulting entity’s voting securities, and individuals serving on the Company’s Board immediately prior to the transaction constitute at least a majority of the resulting entity’s board; and
■
a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

General
Except as discussed above, under the 2020 LTIP and the 2019 LTIP, a participant has no rights with respect to outstanding PSUs or RSUs prior to payment.
Short-Term Incentive Plan
The 2023 STIP contains guidelines to determine awards when a participant’s status changes during the year. Generally, the guidelines provide for no payment to an employee under the 2023 STIP in the event the employee is terminated by the Company or elects to voluntary terminate his or her employment with the Company, in either case prior to payment by the Company of an incentive award under plan. A participant whose employment terminates by reason of death or disability (as defined in the 2020 LTIP) following the conclusion of the plan year but prior to payment of an incentive award under the plan is eligible for the payment that the individual would have received had he or she remained employed as of the payment date. A participant may be considered for a pro rata payment in the event of termination due to death or disability during the plan year, in all such cases contingent upon achievement of the performance criteria and the participant otherwise qualifying for incentive payment, and subject to the Committee’s discretion to pay a lesser amount.
Under the terms of the 2023 STIP, in the event of a change of control (as defined in the 2020 LTIP), the plan year will automatically end, the performance measures shall be deemed to have been achieved for the pro rata portion of the calendar year that elapsed through the date of the change of control at target levels and incentive awards will be paid to the participants on this basis, subject to terms of the 2023 STIP and the Committee’s discretion to pay a lesser amount.
Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2023
The tables below reflect the amount of compensation payable to each of our currently serving named executive officers upon a hypothetical termination of employment or change of control on December 31, 2023.
For purposes of the analysis, the Company has assumed that:
■
any amount payable in the discretion of the Committee will be paid, the amount paid will conform to any guidelines included in an applicable plan, and the amounts constituting benefits and perquisites will be paid at market rates (note that these assumptions are not intended to be suggestive of the decisions that the Committee would make in any actual circumstance);

■
each named executive officer will take all action necessary or appropriate for such named executive officer to receive the maximum available benefit, such as the execution of a release of claims or compliance with applicable covenants;

■
no named executive officer will remain on the Board following termination of employment; and

■
in the event of a change of control, the acquirer does not assume or equitably convert the outstanding long-term incentive awards issued under the 2020 LTIP or the 2019 LTIP and, therefore, such awards accelerate and pay out upon the change of control. Under the terms of each of the 2020 LTIP and the 2019 LTIP, however, an acquirer could elect to allow such awards to remain outstanding or to convert such awards to other awards on an equitable basis. If such amounts are, in fact, paid upon the occurrence of a change of control, the named

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executive officer would not be entitled to a duplicate payment upon a subsequent termination of employment for any reason.
The closing price of the Company’s common stock on December 29, 2023 ($38.66 per share) is used where payment amounts or values are dependent upon the Company’s stock price.
The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or change of control.
For the purposes of the tables below, “good reason” is defined in the Severance Plan or in the named executive officer’s Confidentiality, Non-Solicitation and Non-Competition Agreement, as applicable. In all cases, “termination by executive without good reason” includes retirement.
The discussion above and the tables below do not address:
■
vested Company distributions and retirement matches to the 401(k) plan;

■
distributions of amounts invested in the Company’s employee stock purchase plan;

■
life insurance in an amount equal to one-times base salary;

■
potential impacts from any accelerations or other payments considered to be “parachute payments” under Code Sections 280G and 4999 (see “Excise Tax Provisions”);

■
payments under the Company’s long-term disability insurance policy; or

■
similar payments,

as these plans and arrangements do not discriminate in favor of the Company’s named executive officers and are available generally to all salaried employees.
Toby Z. Rice
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	2,688,009	―	2,688,009	―	4,026,234	―	―
Short-Term Incentive(2)	―	―	―	―	1,050,000	1,050,000	1,050,000
Long-Term Incentive(3)	32,121,532	―	32,121,532	―	45,381,741	45,381,741	25,577,143
Total	35,809,541	―	35,809,541	―	50,457,975	46,431,741	26,627,143
Jeremy T. Knop
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	1,310,628	―	1,310,628	―	1,653,139	―	―
Short-Term Incentive(2)	―	―	―	―	472,500	472,500	472,500
Long-Term Incentive(3)	1,362,938	―	1,362,938	―	2,798,817	2,798,817	407,122
Total	2,673,566	―	2,673,566	―	4,924,456	3,271,317	879,622
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EXECUTIVE COMPENSATION

Richard A. Duran
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Agreement	1,378,584	―	1,378,584	―	1,378,584	―	―
Short-Term Incentive(2)	―	―	―	―	225,750	225,750	225,750
Long-Term Incentive(3)	5,043,449	―	5,043,449	―	5,043,449	5,043,449	2,842,154
Total	6,422,033	―	6,422,033	―	6,647,783	5,269,199	3,067,904
Lesley Evancho
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	898,120	―	898,120	―	1,315,374	―	―
Short-Term Incentive(2)	―	―	―	―	228,875	228,875	228,875
Long-Term Incentive(3)	3,600,466	―	3,600,466	―	5,053,775	5,053,775	2,870,049
Total	4,498,586	―	4,498,586	―	6,598,024	5,282,650	3,098,924
William E. Jordan
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	1,340,275	―	1,340,275	―	1,901,434	―	―
Short-Term Incentive(2)	―	―	―	―	378,000	378,000	378,000
Long-Term Incentive(3)	7,138,662	―	7,138,662	―	10,085,713	10,085,713	5,684,178
Total	8,478,937	―	8,478,937	―	12,365,147	10,463,713	6,062,178
The following footnotes are applicable to each of the preceding tables:
(1)
For Termination upon Change of Control, we have assumed a change of control of the Company and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason) on that date.

(2)
Amounts shown as payable under Short-Term Incentive for Termination upon Change of Control reflect the automatic termination of the 2023 STIP plan year at year-end as a result of the occurrence of the change of control, with the payout amounts assumed to be at target (see discussion above for additional details). With respect to amounts shown as payable under Short-Term Incentive for death or disability, under the 2023 STIP, a NEO whose employment terminated by reason of death or long-term disability during the plan year may be eligible for payment of a prorated amount of their annual incentive award under the 2023 STIP based on the

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NEO’s active service during the plan year and contingent upon satisfaction of the performance criteria contained in the 2023 STIP. The table above assumes payment of the amount of each NEO’s target annual incentive award for 2023 in the event of termination of employment on December 31, 2023 due to death or disability.
(3)
Long-Term Incentive reflects the value of stock payments a NEO would be entitled to receive under outstanding long-term incentive programs (with outstanding incentive performance share units valued at target) under each of the various termination scenarios. In accordance with SEC rules, the value of any vested but unexercised options is not reflected in the table for Mr. Rice above.

Payments upon Termination of Employment
As previously announced, on February 11, 2023, it was determined that Mr. Khani, our former Chief Financial Officer, would transition from the Company and cease to serve as Chief Financial Officer, effective as of a future date designated by the Company. Mr. Khani’s employment with the Company terminated effective as of July 31, 2023.
In connection with his termination without cause, and in accordance with his Confidentiality, Non-Solicitation and Non-Competition Agreement, dated January 3, 2020, and Transition Agreement and General Release, dated February 11, 2023 (collectively, the “Agreement”), upon his separation from the Company, (i) Mr. Khani received a lump sum cash payment of  $2,625,638, which amount is included in the “All Other Compensation” column of the Summary Compensation Table above, (ii) Mr. Khani’s outstanding restricted share unit awards (or, in the case of his 2023 RSUs, a pro rata portion of such award) accelerated and vested, and (iii) Mr. Khani’s outstanding incentive performance share unit awards (or, in the case of Mr. Khani’s 2023 Incentive PSU Program award, a pro rata portion of such award) remain outstanding and eligible to vest based upon their respective performance criteria and will be earned, if at all, based on actual performance through the end of their respective performance periods. The estimated intrinsic value of the equity awards described in the foregoing items (ii) and (iii) is approximately $15,267,321 based on the fair value of such restricted stock unit awards as of the vesting date or, with respect to the incentive performance share unit awards that remained outstanding as of December 31, 2023, the fair value determined as of December 31, 2023.
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Pay Versus Performance

The following information (our “PVP Table”) is presented to disclose the relationship between executive compensation actually paid (“CAP”), as calculated under applicable SEC rules, and the Company’s financial performance. As required by SEC rules, the table presented below discloses CAP for (i) the Company’s principal executive officer (“PEO”), Mr. Toby Z. Rice, and (ii) the Company’s NEOs other than Mr. Rice, on an average basis.
The methodology for calculating amounts presented in the columns for 2023 “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A narrative discussion of the relationship between CAP and the Company performance measures (i) listed in the table below and (ii) that the Company has deemed most important in linking CAP during 2023 to Company performance is also presented below. For prior years’ footnotes describing the adjustments to calculate PEO CAP and Non-PEO NEOs CAP, please refer to our 2023 Proxy Statement.
We have identified free cash flow(1) as our Company-Selected Measure that represents, in our view, the most important financial performance measure used to link CAP to our performance. We believe that our ability to grow our free cash flow is important to our shareholders, as increased free cash flow supports our ability to pay regular quarterly dividends, reduce our outstanding indebtedness, and engage in share repurchases, among other benefits. Free cash flow, measured on a per share basis, is the most heavily weighted performance measure under our 2023 STIP, with Company performance on this measure driving 30% of the plan funding for the 2023 STIP, as described in greater detail in our Compensation Discussion and Analysis.
(1)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition of, and other important information regarding, this non-GAAP financial measure.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss)(5) ($ thousands)	Free Cash Flow(6) ($ millions)
					Total Shareholder Return	Peer Group Total Shareholder Return(4)
2023	$10,600,926	$23,366,571(1)	$2,937,554	$4,391,807(3)	$368.48	$203.87	$1,735,232	$879
2022	$11,600,737	$46,062,802	$2,662,847	$8,559,063	$317.08	$223.41	$1,770,965	$1,939
2021	$16,919,763	$37,208,460	$3,778,671	$6,869,438	$201.20	$146.75	$(1,142,747)	$935
2020	$7,526,515	$21,609,213	$3,025,725	$5,205,481	$117.25	$66.66	$(958,799)	$325
(1)
PEO CAP for 2023 was calculated as follows: (i) Mr. Rice’s Summary Compensation Table Total for 2023, minus (ii) the grant date fair value of the equity awards granted to Mr. Rice in 2023 (the “Grant Date Fair Value—2023 Equity Grants”), plus (iii) the fair value at year-end 2023 of the equity awards granted to Mr. Rice in 2023 that remained outstanding and unvested at year-end 2023 (the “Fair Value at Year-end—2023 Equity Grants”), plus (iv) for the portion of the equity awards granted to Mr. Rice prior to 2023 that remained outstanding and unvested at year-end 2023, the amount by which the fair value at year-end 2023 exceeded the fair value at year-end 2022 (the “Increase in Fair Value at Year-end—Unvested Portions of Pre-2023 Equity Grants”), plus (v) for Mr. Rice’s 2020 Stock Options Award, the amount equal to the change in fair value at the vesting date, as compared to the fair value at year-end 2023 (the “Changes in Fair Value at Stock Options Vesting Date”), plus (vi) for Mr. Rice’s 2021 and 2022 RSU Awards, the amount equal to the change in fair value at the vesting date, as compared to the fair value at year-end 2023 (the “Changes in Fair Value of 2021 and 2022 RSU Awards at Vesting Dates”).

(i) 2023 Summary Comp Table Total	minus, (ii) Grant Date Fair Value—2023 Equity Grants		plus, (iii) Fair Value at Year-end—2023 Equity Grants		plus, (iv) Increase in Fair Value at Year-end—Unvested Portions of Pre-2023 Equity Grants		plus, (v) Changes in Fair Value at Stock Options Vesting Date	plus, (vi) Changes in Fair Value of 2021 and 2022 RSU Awards at Vesting Dates	2023 CAP to PEO
	2023 Incentive PSU Award	2023 RSU Awards	2023 Incentive PSU Award	2023 RSU Awards	2021 and 2022 RSU Awards	2021 and 2022 Incentive PSU Awards
$10,600,926	$(6,160,562)	$(3,390,274)	$8,198,342	$4,205,519	$1,120,719	$9,249,578	$(113,167)	$(344,510)	$23,366,571
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(2)
For years 2023 through 2020, the Non-PEO NEOs were:

■
2023: Messrs. Duran, Khani, Knop, and Jordan and Ms. Evancho (our “2023 Non-PEO NEOs”)

■
2022: Messrs. Duran, Khani, and Jordan and Ms. Evancho

■
2021: Messrs. Duran, Khani, and Jordan and Ms. Evancho

■
2020: Messrs. Kyle Derham, Duran, Khani, and Jordan and Ms. Evancho

(3)
The “Average Compensation Actually Paid to Non-PEO NEOs” presented in the table above for 2023 was calculated as follows: (i) the average of the 2023 Summary Compensation Table Total for each of the 2023 Non-PEO NEOs, minus (ii) the average of the grant date fair values of the equity awards granted in 2023 to the 2023 Non-PEO NEOs (“Average Grant Date Fair Value—2023 Equity Grants”), plus (iii) the average of the fair values at year-end 2023 of the equity awards granted in 2023 to the 2023 Non-PEO NEOs which remained outstanding and unvested at year-end 2023 (“Average Fair Value at Year-end—2023 Equity Grants”), plus (iv) for any portion of the equity awards granted prior to 2023 to the 2023 Non-PEO NEOs that remained outstanding and unvested at year-end 2023, the amount by which the average of the fair values at year-end 2023 of such unvested awards exceeded the average of the fair values at year-end 2022 of such unvested awards (“Average Increase in Fair Value at Year-end—Unvested Portions of Pre-2023 Equity Grants”), plus (v) for any portion of the equity awards granted prior to 2023 to the 2023 Non-PEO NEOs, the amount equal to the change in the average of the fair values at the vesting dates, as compared to the average of the fair values at year-end 2023 (“Changes in Fair Value of 2020, 2021 and 2022 RSU Awards at Vesting Dates”), plus (vi) for any equity awards granted in 2023 to the 2023 Non-PEO NEOs and vested in 2023, the average of the grant date fair values (“Awards Granted in 2023 and Vested in 2023”). Please see the Compensation Discussion and Analysis and the “Payments upon Termination of Employment” sections for discussions of Mr. Knop’s and Mr. Khani’s prorated awards, respectively.

(i) Average 2023 Summary Comp Table Total	minus, (ii) Average Grant Date Fair Value—2023 Equity Grants		plus, (iii) Average Fair Value at Year-end—2023 Equity Grants		plus, (iv) Average Increase in Fair Value at Year-end—Unvested Portions of Pre-2023 Equity Grants		plus, (v) Changes in Fair Value of 2020, 2021, and 2022 RSU Awards at Vesting Dates	plus, (vi) Awards Granted in 2023 and Vested in 2023	Average 2023 CAP to Non-PEO NEOs
	2023 Incentive PSU Award	2023 RSU Awards	2023 Incentive PSU Award	2023 RSU Awards	2021 and 2022 Incentive PSU Awards	2020, 2021, and 2022 RSU Awards
$2,937,554	$(1,059,243)	$(674,096)	$982,696	$570,973	$1,364,616	$134,568	$62,276	$72,463	$4,391,807

(4)
The Company’s peer groups for purposes of Item 201(e) of Regulation S-K were utilized for purposes of calculating peer group total shareholder return for each year, as follows:

■
2023: Antero Resources Corporation; APA Corporation; Chesapeake Energy Corporation; CNX Resources Corporation; Comstock Resources, Inc.; Coterra Energy, Inc.; Devon Energy Corporation; Diamondback Energy, Inc.; Hess Corporation; Marathon Oil Corporation; Matador Resources Company; Murphy Oil Corporation; Ovintiv Inc.; Pioneer Natural Resources Company; Range Resources Corporation; and Southwestern Energy Company (collectively “2023 Peer Group”). PDC Energy, Inc., which was acquired by Chevron Corporation in August 2023, is not included in the calculation of peer group TSR.

■
2022 (used for calculating peer total shareholder return for years 2020—2022): Antero Resources Corporation; APA Corporation; Chesapeake Energy Corporation; CNX Resources Corporation; Comstock Resources, Inc.; Coterra Energy, Inc.; Devon Energy Corporation; Diamondback Energy, Inc.; Marathon Oil Corporation; Matador Resources Company; Murphy Oil Corporation; Ovintiv Inc.; PDC Energy, Inc.; Range Resources Corporation; and Southwestern Energy Company (collectively “2020-22 Peer Group”). Continental Resources, Inc., which was taken private and ceased trading as a public company in November 2022, is not included in the calculation of peer group TSR for 2022. Chesapeake Energy Corporation, which emerged out of bankruptcy in 2021, is not included in the calculation of peer group TSR for 2020 and 2021.

In accordance with applicable SEC rules, peer group TSR for each year was calculated on a market capitalization weighted basis according to the respective issuers’ stock market capitalization at the beginning of each period for which a return is indicated. TSR for both the Company and the peer group is based on an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2019, through and including the end of the fiscal year for which TSR is being presented in the table. TSR calculations reflect reinvestment of dividends.
(5)
Amounts shown are net income (loss) attributable to EQT Corporation, as reflected in the Company’s Statements of Consolidated Operations for each of the years ended December 31, 2020, 2021, 2022, and 2023.

(6)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition of, and other important financial information regarding, this non-GAAP financial measure.

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Pay Versus Performance

Narrative Discussion of Relationship Between CAP and Financial Performance Measures

One objective of the PVP Table is to illustrate how performance-based features in our executive compensation program operate to index pay to performance. As further explained below, we believe that the PVP Table reflects an alignment of CAP with improvements in the Company’s performance on key financial performance measures.
In addition to reviewing this discussion and the PVP Table above, we encourage you to read the Compensation Discussion and Analysis section of this proxy statement, which explains our executive compensation philosophy and programs as well as compensation decisions relating to 2023 compensation for our NEOs.
CAP Versus Company TSR
As illustrated in Chart 1 below, increases in the Company’s TSR over the four-year period 2020 through 2023 generally align with positive CAP values for our PEO and non-PEO NEOs over this same period. Our compensation program design emphasizes structuring a significant portion of NEO compensation in the form of at-risk, performance-based equity incentives — specifically, a mix of Incentive PSU awards and time-based RSUs and, in the case of our PEO, a stock option award granted in 2020.
The Company’s strong absolute TSR performance over this three-year period drove an on-average increase in the fair value of unvested and in-period vesting equity awards.
Chart 1: Alignment of PEO and Other NEOs’ CAP Amounts with Company TSR
Company TSR Versus Peer Group TSR
The Company continues to outperform its peer group on four-year cumulative TSR for the period 2020 through 2023. Specifically, as highlighted above, our compensation program is designed with a significant portion of NEO compensation being performance-based, variable at-risk compensation in the form of long-term equity incentive awards. The Company’s strong absolute TSR performance over this four-year period drove an increase in the fair value of unvested and in-period vesting equity awards, which resulted in positive CAP over the four-year period.
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Additionally, the Company’s Incentive PSU Program is designed with a payout factor tied to Company performance measured against a mix of absolute and/or relative TSR goals. These TSR-based performance measures provide for an increased award payout opportunity in the event of certain Company TSR outperformance against pre-established goals and, alternatively, a decreased award payout opportunity in the event of underperformance against these TSR goals.
As Chart 2 below illustrates, the Company outperformed the peer group on TSR over the four-year cumulative period. Consistent with applicable SEC rules, Company and peer group TSR were calculated on a cumulative, market-weighted basis over the four-year period of 2020 through 2023, assuming an initial investment of  $100 made on December 31, 2019. The list of our peer companies for each of the past four years, respectively, can be found in footnote 4 to the PVP Table.
Chart 2: Comparison of Company TSR and Peer Group TSR
CAP Versus Free Cash Flow
As described above, we have identified free cash flow as our Company-Selected Measure that represents, in our view, the most important financial measure used to link CAP to our performance. Free cash flow, measured on a per-share basis, was the most heavily-weighted metric under our 2023 STIP, 2022 STIP, and 2021 STIP. As Chart 3 below shows, relative changes in CAP amounts generally align with relative changes in the Company’s free cash flow over each of the last four years. This is due primarily to the Company’s use of equity incentives in its compensation program and the positive impact on our stock price of increases in free cash flow.
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Pay Versus Performance

Chart 3: Alignment of CAP with Free Cash Flow
CAP Versus Net Income
SEC rules require that net income be presented as a performance measure in the PVP Table above. As the PVP Table illustrates, changes in CAP for our PEO and non-PEO NEOs are generally not aligned with performance on net income as a financial performance measure. We believe that this result is due, in part, to the impact of changes in the fair value of derivative instruments prior to settlement on the Company’s reported net income for a particular period. Natural gas is a commodity, and, therefore, we typically receive market-based pricing for our produced natural gas and natural gas liquids. To protect our cash flow from undue exposure to the risk of changing commodity prices, we hedge a portion of our forecasted natural gas production using derivative instruments (which we sometimes refer to as natural gas commodity price hedges) at, for the most part, New York Mercantile Exchange (NYMEX) natural gas prices. Volatility in the market price of natural gas over time causes us to recognize gains or losses on these hedges prior to their settlement, which impacts our reported net income in a manner which we believe is not necessarily reflective of the strength and financial performance of our business.
Important Financial Performance Measures
The following table sets forth an unranked list of the most important financial performance measures, including the Company-Selected Measure, used by the Company to link CAP for all NEOs to Company performance for 2023.
Relative Total Shareholder Return
Absolute Total Shareholder Return
Free Cash Flow(1)

(1)
Please see the Compensation Discussion and Analysis section of this proxy statement for a discussion of free cash flow, which, measured on a per-share basis, represents the most heavily-weighted financial performance measure under the Company’s 2023 STIP. Please also see Appendix A to this proxy statement for important information regarding the calculation of free cash flow, which is a non-GAAP performance measure.

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Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO, Mr. Toby Z. Rice, to that of our median employee. In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Mr. Rice’s annual total compensation for 2023, calculated pursuant to SEC rules, was $10,600,926. The annual total compensation of the median employee of the Company for 2023, calculated pursuant to SEC rules, was $135,105. Accordingly, the ratio of the annual total compensation of the CEO to that of the median employee of the Company was 78:1 for 2023.
For the year ended December 31, 2023, we used the same median employee as was used in the previous year. For the year ended December 31, 2022, we identified a new median employee, as the employee we had identified in 2021 was no longer employed on the Determination Date (as defined below). In identifying the median employee, we used the following methodology, which was identical to the steps that we took in identifying the median employee in 2021. We used total direct compensation as our compensation measure and a determination date of December 31, 2022 (the “Determination Date”). Total direct compensation is (i) annual base salary, plus (ii) target annual bonus, plus (iii) annual equity incentive target or, in the case of hourly employees, (i)(x) hourly rate (as of the Determination Date), times (y) expected hours per year, plus (ii) target annual bonus, plus (iii) annual equity incentive target. We believe that total direct compensation is an appropriate compensation measure because, under our “equity for all” program, every permanent employee received an RSU grant in 2022 (and again in 2023). We then selected the median employee, having identified the 2022 total direct compensation for all of our employees (excluding our CEO) on the Determination Date. We included all employees (full-time and part-time) in our calculation. We did not make any other assumptions, adjustments, or estimates with respect to our calculation of total direct compensation or our determination of the median employee.
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Audit Matters

Audit Matters

Proposal 3―Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee annually evaluates the selection of our independent registered accounting firm and has reappointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. In deciding whether to reappoint Ernst & Young LLP, the Audit Committee considered a number of factors, including, but not limited to, Ernst & Young LLP’s independence, quality of services, the effectiveness of communications, and the technical expertise and knowledge of the industry. The Audit Committee is directly involved with the selection of the lead engagement partner, including in connection with the mandated rotation of the independent auditor’s lead engagement partner every five years.
Ernst & Young LLP (including its predecessor) has acted as an independent accounting firm for the Company since 1950. Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee and the Board believe that soliciting our shareholders’ input is a matter of good corporate governance. If the shareholders fail to ratify the appointment of Ernst & Young LLP, it will be considered as a directive to the Audit Committee and the Board to consider the appointment of another independent accounting firm; however, the Board and the Audit Committee are not required to do so. Even if Ernst & Young LLP’s appointment is ratified, the Board and the Audit Committee may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Ernst & Young LLP are expected to be present at the 2024 Annual Meeting to respond to appropriate questions from shareholders and to make a statement if such representatives desire to do so.
The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.
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Audit Matters

Auditor Fees

The following chart details the fees billed to the Company by Ernst & Young LLP during 2023 and 2022:
	Fiscal Year Ended December 31,
E&Y Fees	2023 ($)	2022 ($)
Audit fees(1)	2,740,000	2,544,000
Audit-related fees(2)	140,000	119,230
All other fees(3)	6,545	0
Total fees(4)	2,886,545	2,663,230

(1)
Audit fees include fees for the audit of the Company’s annual consolidated financial statements and effectiveness of internal control over financial reporting, reviews of financial statements included in the Company’s quarterly reports on Form 10-Q, issuance of consents, comfort letters, and assistance with and review of documents filed with the SEC.

(2)
Audit-related fees include fees for employee benefit plan audits, audit and attest services required by partners or other third party stakeholders, internal control advisory services outside the scope of the Company’s audit, and attest engagements not required by statute or regulation.

(3)
All other fees include fees for a subscription to Ernst & Young LLP’s Atlas service, an electronic accounting and research tool.

(4)
Total fees, which include fees for tax advisory services and tax planning services, have been excluded from the above table as no such fees were incurred during 2023 or 2022.

The Audit Committee has adopted the Policy Relating to Services of Registered Public Accountant, under which the Company’s independent accounting firm is not allowed to perform any service that may have the effect of jeopardizing the firm’s independence. Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:
■
Bookkeeping or other services related to the accounting records or financial statements;

■
Financial information systems design and implementation;

■
Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

■
Actuarial services;

■
Internal audit outsourcing services;

■
Management functions;

■
Human resources functions;

■
Broker-dealer, investment adviser, or investment banking services;

■
Legal services;

■
Expert services unrelated to the audit; or

■
Prohibited tax services.

All audit and permitted non-audit services for the Company and its subsidiaries must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to audit and permitted non-audit services to the Chair of the Audit Committee, but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate audit and permitted non-audit services fees are not more than $150,000. The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings. In 2023, 100% of the professional fees reported as audit-related fees required to be pre-approved complied with the above policy.
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Audit Matters

Report of the Audit Committee

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes. In doing so, the Audit Committee is responsible for the appointment and compensation of the Company’s independent registered public accounting firm and has oversight for assessing its qualification, independence, and performance. The Audit Committee’s charter sets forth its duties and responsibilities. The Audit Committee charter, which was last amended in December 2022, is available on the Company’s website at www.eqt.com. As set forth in the charter, management is responsible for the internal controls and accounting and financial reporting processes of EQT Corporation. The independent registered public accounting firm is responsible for expressing opinions on the conformity of EQT Corporation’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibilities include monitoring and overseeing these processes.
The Audit Committee is composed of non-employee, independent members of the Board of Directors. No member currently serves on more than two other public company audit committees. The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that each of Mses. Canaan and Vanderhider and Mr. Hu is an audit committee financial expert, as that term is defined by the SEC. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”
In the performance of the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2023 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with the management of EQT Corporation. The Audit Committee has met with Ernst & Young LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and such other matters as it deemed to be appropriate, including the overall scope and plans for the audit. The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the firm’s independence from management and the Company. The Audit Committee also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services. In doing so, the Audit Committee considered whether the provision of non-audit services to the Company was compatible with maintaining the independence of Ernst & Young LLP.
Based on the reports and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the EQT Corporation 2023 Annual Report.
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
This report has been furnished by the Audit Committee of the Board of Directors.
Lee M. Canaan, Chair
Frank C. Hu
Anita M. Powers
Hallie A. Vanderhider
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Equity Ownership

Security Ownership of Certain Beneficial Owners

The following shareholders reported to the SEC that they owned more than 5% of the Company’s outstanding common stock, which information was available to the Company as of March 1, 2024:
NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	52,885,587(1)	12.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	46,922,537(2)	10.7%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	32,452,907(3)	7.4%
State Street Corp One Lincoln Street Boston, MA 02111	27,278,087(4)	6.2%
Quantum Reporting Persons(5) U.S. Bank Trust Company, National Association, as Voting Trustee(5) 800 Capitol Street Suite 3600 Houston, TX 77002	23,946,108(5)	5.4%

(1)
Information based on Schedule 13G filed by T. Rowe Price Associates, Inc. (“TRP”) with the SEC on February 14, 2024, reporting that TRP has sole voting power over 27,503,683 shares, sole dispositive power over 52,881,759 shares, shared voting power over 0 shares, and shared dipositive power over 0 shares.

(2)
Information based on an amendment to Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2024, reporting that The Vanguard Group has sole voting power over 0 shares, sole dispositive power over 45,596,459 shares, shared voting power over 466,339 shares, and shared dispositive power over 1,326,078 shares.

(3)
Information based on an amendment to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 26, 2024, reporting that BlackRock has sole voting power over 29,975,682 shares and sole dispositive power over 32,452,907 shares, and shared voting and dispositive power with respect to 0 shares.

(4)
Information based on an amendment to Schedule 13G filed by State Street Corp with the SEC on January 29, 2024, reporting that State Street Corp has sole voting power over 0 shares, sole dispositive power over 0 shares, shared voting power over 20,173,782 shares, and shared dispositive power over 27,266,887 shares.

(5)
Information based on an amendment to Schedule 13G filed with the SEC on September 15, 2023 by Q-XcL Holdings I (VI) Investment Partners, LLC (“Q-XcL”), Q-TH Appalachia (VI) Investment Partners, LLC (“Q-TH”), QEM VI, LLC (“QEM VI”), S. Wil VanLoh, Jr. (together with Q-XcL, Q-TH and QEM VI, the “Quantum Reporting Persons”) and U.S. Bank Trust Company, National Association (“Voting Trustee”), reporting that, pursuant to the Voting Trustee Agreement dated August 24, 2023 (the “Voting Trustee Agreement”), under which each of Q-XcL and Q-TH transferred and assigned voting power over the shares of EQT common stock issued by EQT as consideration upon the closing of the Tug Hill and XcL Midstream Acquisitions to the Voting Trustee, the Voting Trustee has sole voting power over 23,946,108 shares and sole dispositive power over 0 shares, and shared voting and dispositive power with respect to 0 shares. Under the Voting Trustee Agreement, the

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Equity Ownership

Voting Trustee will vote, or cause to be voted, all such shares proportionally with respect to the votes cast (with abstentions and broker non-votes not considered votes cast) by all other holders of shares of EQT’s common stock entitled to vote and actually voting on each matter submitted to a vote of EQT’s shareholders. The Voting Trustee Agreement shall remain in effect until such time as the Quantum Reporting Persons cease to own the EQT common stock subject to the Voting Trustee Agreement, or the termination of that certain Agreement Containing Consent Order dated August 16, 2023, by and among EQT, certain Quantum Reporting Persons, and the Federal Trade Commission. Pursuant to a Schedule 13G filed by the Quantum Reporting Persons on August 22, 2023, the address of the principal business office of each of the Quantum Reporting Persons is 800 Capitol Street, Suite 3600, Houston, Texas 77002, and the address of the principal business office of the Voting Trustee is 111 Fillmore Avenue East, Saint Paul, Minnesota 55107.
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Equity Ownership

Security Ownership of Management

The table below sets forth the number of shares of EQT common stock beneficially owned by the Company’s directors, director nominees, and named executive officers (as determined under SEC rules) and all directors and executive officers as a group as of February 2, 2024, including EQT shares they had the right to acquire within 60 days after February 2, 2024.
The amounts and percentages of EQT shares beneficially owned are reported below on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.
Except as indicated by footnote, the persons named below have sole voting and investment power with respect to all EQT shares shown as beneficially owned by them, subject to community property laws where applicable, and none of the EQT shares are subject to a pledge. The address of each director, director nominee, and named executive officer is c/o EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222.
NAME	EXERCISABLE EQT STOCK OPTIONS(1)	NUMBER OF EQT SHARES BENEFICIALLY OWNED(2)	PERCENT OF CLASS(3)
L. I. Beebe Chair	0	46,113	*
L. M. Canaan Director	0	44,637	*
J. L. Carrig Director	0	51,166(4)	*
F. C. Hu Director	0	15,269	*
K. J. Jackson Director	0	29,747	*
J. F. McCartney Director	0	53,659	*
J. T. McManus II Director	0	55,246	*
A. M. Powers Director	0	46,477	*
D. J. Rice IV Director	0	293,796	*
H. A. Vanderhider Director	0	45,815	*
T. Z. Rice Director, President and Chief Executive Officer	1,000,000	1,384,615	*
R. A. Duran Chief Information Officer	0	163,404	*
L. Evancho Chief Human Resources Officer	0	147,698	*
W. E. Jordan Executive Vice President and General Counsel	0	365,878	*
J.T. Knop Chief Financial Officer	0	18,132	*
D. M. Khani(5) Former Chief Financial Officer	0	258,163	*
Directors and executive officers as a group (16 individuals)	1,000,000	2,793,505	*

*
Less than 1%.

EQT CORPORATION 2024 PROXY STATEMENT | 91

Equity Ownership

(1)
This column reflects the number of shares of Company common stock that the executive officers and directors had a right to acquire through the exercise of stock options exercisable within 60 days after February 2, 2024.

(2)
This column reflects Company shares held of record and shares owned through a broker, bank, or other nominee. For non-employee directors, this column includes deferred stock units (as described in the “Equity-Based Compensation” discussion included under the caption “Directors’ Compensation” above), including accrued dividends, that will be settled in common stock, over which the directors have no voting or investment power prior to settlement (Ms. Beebe—36,571; Ms. Canaan—41,166; Ms. Carrig—41,166; Mr. Hu—4,595; Ms. Jackson—24,704; Mr. McCartney—5,809; Mr. McManus—5,809; Ms. Powers—23,607; Mr. D. Rice—37,742; and Ms. Vanderhider—24,704). For Ms. Canaan and Messrs. Hu, McCartney, and Daniel Rice, this column also includes deferred stock units, including accrued dividends, that will be settled in common stock in connection with the deferral of director fees, over which the directors have sole investment but no voting power prior to settlement (Ms. Canaan—3,471; Mr. Hu—5,669; Mr. McCartney—8,669; and Mr. D. Rice—24,876). For our named executive officers, this column includes shares vesting within 60 days after February 2, 2024 pursuant to issued and outstanding restricted stock unit awards, including accrued dividends, that will be settled in common stock, as follows: Mr. T. Rice—195,189 shares of common stock; Mr. Knop—7,076 shares of common stock; Mr. Duran—21,695 shares of common stock; Ms. Evancho—21,783 shares of common stock; and Mr. Jordan—43,381 shares of common stock.

(3)
For each of the directors and named executive officers, this column reflects (i) the sum of the shares beneficially owned by them, the stock options exercisable by them within 60 days of February 2, 2024, and their deferred stock units that will be settled in common stock, as a percentage of  (ii) the sum of the outstanding shares of common stock at February 2, 2024, all options exercisable by them within 60 days of February 2, 2024, and all of their deferred stock units that will be settled in common stock upon termination of their service. For all directors and executive officers as a group, this column reflects (a) the sum of the shares beneficially owned by them, the stock options exercisable by them within 60 days of February 2, 2024, and their deferred stock units that will be settled in common stock, as a percentage of  (b) the sum of the outstanding shares of common stock at February 2, 2024, all options exercisable by them within 60 days of February 2, 2024, and all of their deferred stock units that will be settled in common stock upon termination of their service.

(4)
Shares beneficially owned include 5,000 shares held by Ms. Carrig’s spouse. Ms. Carrig has disclaimed beneficial ownership with respect to these shares.

(5)
Mr. Khani’s separation from service from EQT occurred July 31, 2023, and he is no longer an executive officer of EQT. Information regarding company shares beneficially owned by Mr. Khani is based on information known to EQT as of December 12, 2023 through information provided to EQT by Mr. Khani.

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Questions and Answers About the 2024 Annual Meeting

We have elected to furnish our proxy statement and 2023 Annual Report to certain of our shareholders over the Internet pursuant to SEC rules, which allows us to reduce costs associated with the 2024 Annual Meeting. On or about March 1, 2024, we will mail to certain of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions regarding how to access our proxy statement and 2023 Annual Report online (the “eProxy Notice”). The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the proxy statement and 2023 Annual Report. All other shareholders will receive printed copies of the proxy statement and 2023 Annual Report, which will be mailed to such shareholders on or about March 1, 2024.
EQT’s Board is soliciting proxies for its 2024 Annual Meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. This proxy statement and the accompanying materials contain information about the items you will vote on at the 2024 Annual Meeting and about the voting process.
2024 Annual Meeting of Shareholders

Time and Date	Place	Record Date
Wednesday, April 17, 2024 9:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: www.virtualshareholdermeeting.com/EQT2024	If you owned common stock of EQT Corporation at the close of business on Friday, February 2, 2024, the record date, you may vote at the 2024 Annual Meeting
What items will be voted on at the Annual Meeting and how does the Board recommend that I vote?

Shareholders will vote on the following items if each is properly presented at the 2024 Annual Meeting:
Agenda Item	EQT Board Voting Recommendation	See Page
1 The election to the Board of the 11 directors nominated by the Board to serve for one-year terms	FOR EACH DIRECTOR	13
2 The approval of a non-binding resolution regarding the compensation of the Company’s named executive officers for 2023 (say-on-pay)	FOR	40
3 The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024	FOR	86
Who is entitled to vote and how many votes do I have?

You may vote if you held common stock of EQT at the close of business on February 2, 2024 or if you hold a valid proxy for the 2024 Annual Meeting. For each item presented for voting, you have one vote for each share you own.
EQT CORPORATION 2024 PROXY STATEMENT | 93

Questions and Answers About the 2024 Annual Meeting

What if I received an eProxy Notice?

The SEC permits us to distribute proxy materials to shareholders electronically. We have elected to provide access to our proxy materials and 2023 Annual Report to certain of our shareholders via the Internet instead of mailing the full set of printed proxy materials. On or about March 1, 2024, we will first mail to our shareholders an eProxy Notice containing instructions regarding how to access our proxy statement and 2023 Annual Report and how to vote online. If you received an eProxy Notice by mail, you will not receive printed copies of the proxy materials and 2023 Annual Report in the mail unless you request them. Instead, the eProxy Notice provides instructions on how to access and review online the proxy statement and 2023 Annual Report. The eProxy Notice also instructs you on how to submit your vote over the Internet. If you received an eProxy Notice by mail and would like to receive a printed copy of our proxy materials and 2023 Annual Report, you should follow the instructions included in the eProxy Notice for requesting copies of these materials, free of charge.
What is the difference between holding shares as a shareholder of record or as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “shareholder of record” of those shares. The eProxy Notice or notice of annual meeting, proxy statement, and accompanying materials have been sent to you directly.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The eProxy Notice or notice of annual meeting, proxy statement, and accompanying materials have been forwarded to you by your broker, bank, or other holder of record that is considered the “shareholder of record” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record in voting your shares by using the Voting Instruction Form (“VIF”) included in the mailing, or by following the instructions from the holder of record for voting by telephone or on the Internet. Please instruct your broker, bank, or other holder of record how to vote your shares using the VIF you received from them prior to their voting deadline specified in the VIF. Please return your completed VIF to your broker, bank, or other holder of record and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other holder of record permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.
How do I vote my shares?

We offer the following methods to vote your shares:

BY TELEPHONE	BY INTERNET	BY MAIL	VIRTUAL MEETING
Call toll-free 1-800-690-6903 in the USA, US territories, or Canada	Visit 24/7 www.proxyvote.com	Complete, sign, and date your proxy card and send by mail in the enclosed postage-paid envelope	Attend the virtual annual meeting as an authenticated shareholder and cast your vote online during the virtual meeting

■
Have your proxy card or notice with your control number available and follow the instructions

■
The deadline to vote by phone, or by internet, if you are not attending the virtual meeting, is 11:59 p.m. Eastern Time on April 16, 2024

■
If you vote by telephone or electronically, you do not need to return a proxy card

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Questions and Answers About the 2024 Annual Meeting

Even if you plan to attend the virtual meeting, we encourage you to vote by proxy as soon as possible.
If you vote by submitting your proxy card, your shares will be voted as indicated on your properly completed, unrevoked proxy card. If you return your proxy card but do not indicate how your shares should be voted on an item, the shares represented by your properly completed, unrevoked proxy card will be voted as recommended by the Board with respect to each such item. If you do not return a properly completed proxy card and do not vote by attending the virtual meeting and voting online during the meeting, by telephone, or on the Internet, your shares will not be voted.
In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the proxy card by mail. Even if you plan to attend the virtual meeting, we encourage you to vote by proxy as soon as possible.
If your shares are held by a broker, bank, or other holder of record in “street name” (including shares purchased through the 2008 Employee Stock Purchase Plan and its predecessor), you should receive (i) an eProxy Notice or (ii) a VIF together with copies of the proxy statement and 2023 Annual Report.
Your broker, bank, or other holder of record (or designee thereof) will vote your shares in accordance with the instructions you provide on your returned VIF. You may instruct the holder of record to vote your shares by:
■
completing the VIF as outlined in the instructions on the form and signing, dating, and returning the VIF in the prepaid envelope provided;

■
following the instructions at the Internet site indicated on your VIF; or

■
following the instructions for telephone voting after calling the number indicated on your VIF.

May I change or revoke my vote?

If you are a shareholder of record, you may revoke your proxy before polls are closed at the 2024 Annual Meeting by:
■
voting again by submitting a revised proxy card or voting by Internet or telephone, as applicable, on a date later than the prior proxy;

■
attending the virtual 2024 Annual Meeting and voting online during the meeting; or

■
notifying the Company’s Corporate Secretary in writing that you are revoking your proxy.

Attendance at the virtual 2024 Annual Meeting alone is not sufficient to revoke a prior properly submitted proxy. To revoke your prior proxy, you must also vote online during the annual meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record.
What if I receive more than one proxy card, and/or VIF?

This means that you have multiple accounts holding EQT shares. These may include accounts with our transfer agent, or accounts with a broker, bank, or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card to ensure that all of your shares are voted.
If you receive more than one VIF, please contact the broker, bank, or other holder of record holding your shares to determine whether you can consolidate your accounts.
EQT CORPORATION 2024 PROXY STATEMENT | 95

Questions and Answers About the 2024 Annual Meeting

What is householding?

Under SEC rules, a single Notice or set of annual reports and proxy statements may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder receiving physical copies of the proxy materials continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses for our Company. Brokers with accountholders who are EQT shareholders may be householding our proxy materials. A single notice or annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If you are a shareholder of record and would like to have separate copies of the notice or annual report and proxy statement mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge or call Broadridge at the contact information provided below, and we will cease householding all such documents within 30 days. If you are a beneficial owner, information regarding householding of the annual report and proxy statement should have been forwarded to you by your bank, broker, or nominee. However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of the meeting, you should follow the instructions included in the notice that was sent to you. Shareholders who currently receive multiple copies of the notice or annual report and proxy statement at their address who would prefer to receive a single copy should contact their bank, broker, or nominee or Broadridge at:
Broadridge Financial Solutions, Inc. Householding Department 51 Mercedes Way Edgewood, New York 11717
Toll-free 1-866-540-7095
What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you have the right to direct your broker, bank, or other holder of record in voting your shares. If the beneficial owner does not provide voting instructions, the broker, bank, or other holder of record cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank, or other holder of record as to how to vote on matters deemed “non-routine.” We believe that Proposal 3―Ratification of the Appointment of Independent Registered Public Accounting Firm is a “routine” matter and, as a result, we do not expect there to be any broker non-votes for this proposal. Proposal 1―Election of Directors and Proposal 2―Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers for 2023 (“Say-on-Pay”) are “non-routine” matters, and brokers, banks, or other holders of record cannot vote your shares on such proposals if you have not given voting instructions. In these cases, the broker, bank, or other holder of record can register your shares as being present at the 2024 Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the NYSE rules.
Is my vote important and how are the votes counted?

Your vote is very important. Each share of EQT stock that you own as of the close of business on February 2, 2024, the record date for the 2024 Annual Meeting, represents one vote. If you do not vote your shares, you will not have a say in the important issues to be voted on at the 2024 Annual Meeting. Many of our shareholders do not vote, so shareholders who do vote may influence the outcome of the proposals in greater proportion than their percentage ownership of the Company.
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Questions and Answers About the 2024 Annual Meeting

At the close of business on the record date for the meeting, there were 440,166,297 shares of EQT common stock outstanding. The voting requirements to elect the 11 director nominees and approve the other proposals presented in this proxy statement and the discretionary authority of brokers, banks, or other holders of record with respect to each proposal are set forth below:
Agenda Item		Vote Required	Broker Discretionary Voting Allowed
1	Election of directors	Majority of votes cast.	No
2	Approval of a non-binding resolution regarding the compensation of the Company’s named executive officers for 2023 (say-on-pay)	Majority of votes cast.	No
3	Ratification of the appointment of Ernst & Young LLP	Majority of votes cast.	Yes
How are votes, abstentions, and broker non-votes calculated?

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum but are not considered votes cast under Pennsylvania law and our Bylaws.
When a broker, bank, or other nominee holding shares on your behalf does not receive voting instructions from you, the broker, bank, or other nominee may vote those shares only on matters deemed “routine” by the NYSE. On “non-routine” matters, the broker, bank, or other nominee cannot vote those shares unless they receive voting instructions from the beneficial owner. A “broker non-vote” means that a broker has not received voting instructions and either declines to exercise its discretionary authority to vote on “routine” matters or is barred from doing so because the matter is “non-routine.”
Election of directors (Item 1).   Under Pennsylvania law, unless a company’s articles of incorporation or bylaws provide otherwise, directors are elected by a plurality of the votes cast. Our Bylaws provide that directors are elected by a majority of votes cast. This means that a director nominee will be elected to our Board if the votes cast “FOR” such director nominee exceed the votes cast “AGAINST” him or her. In addition, if votes by the shareholders cast against an incumbent director’s election (excluding abstentions) exceed the votes cast for such person’s election, the Board will consider whether to accept the incumbent director nominee’s previously submitted conditional resignation under the resignation policy set forth in our Bylaws. This is considered a “non-routine” item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
Non-binding advisory vote on executive compensation (Item 2).   A majority of the votes cast will be required to approve this item. Because your vote is advisory, it will not be binding on the Board or the Company. This is considered a “non-routine” item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
Ratification of appointment of Ernst & Young (Item 3).   A majority of the votes cast will be required to approve the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2024. This is considered a routine item, so brokers will have the discretion to vote uninstructed shares on behalf of beneficial owners with respect to this proposal. Therefore, broker non-votes are not expected to exist for this proposal, although a broker may otherwise fail to submit a vote. Failures by brokers to vote and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present by participation at the virtual annual meeting or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the 2024
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Questions and Answers About the 2024 Annual Meeting

Annual Meeting. You are part of the quorum if you have returned a proxy. Abstentions and broker non-votes also are counted in determining whether a quorum is present.
How will my shares be voted on other matters not included in this proxy statement that may be presented to the 2024 Annual Meeting?

Since no shareholder has indicated an intention to present any matter not included in this proxy statement at the 2024 Annual Meeting in accordance with the advance notice provision in the Company’s Bylaws, the Board is not aware of any other proposals to be presented at the 2024 Annual Meeting. If another proposal is properly presented, the persons named as proxies will vote your returned proxy in their discretion.
Who can attend the virtual 2024 Annual Meeting and how can I participate in the 2024 Annual Meeting?

You may attend the virtual 2024 Annual Meeting if you were a shareholder of record on February 2, 2024, or if you hold a valid proxy for the 2024 Annual Meeting. The 2024 Annual Meeting will be a virtual-only meeting conducted exclusively via live webcast. There will not be a physical location for the meeting, and you will not be able to attend the meeting in person.
If you join the meeting as an authenticated shareholder by visiting www.virtualshareholdermeeting.com/EQT2024, you will be able to attend the virtual 2024 Annual Meeting, examine our shareholder list, submit your questions during the meeting, and vote your shares online by participating in the 2024 Annual Meeting.
To participate in the 2024 Annual Meeting, you will need to review the information included on your notice, on your proxy card, or on the instructions that accompanied your proxy materials.
In order to join the virtual annual meeting as an authenticated shareholder and vote online during the virtual annual meeting, you will need a valid control number. Your control number can be found on the proxy card, notice, or email distributed to you. Anyone may enter the virtual annual meeting website as a “guest” and no control number will be required; however, only authenticated shareholders may submit their votes and/or questions during the virtual annual meeting.
The meeting will begin promptly at 9:00 a.m. Eastern Time on April 17, 2024. We encourage you to access the meeting prior to the start time and to leave ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website.
During the live Q&A session of the meeting, our CEO will answer questions submitted by authenticated shareholders participating in the virtual meeting, as time permits. To ensure that the meeting is conducted in a manner that is fair to all shareholders, the chair of the meeting may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We reserve the right to edit or reject questions we deem inappropriate. By attending the virtual 2024 Annual Meeting, shareholders agree to abide by the agenda and procedures for the 2024 Annual Meeting.
What happens if the 2024 Annual Meeting is postponed or adjourned?

If the 2024 Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
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Questions and Answers About the 2024 Annual Meeting

Who pays for the solicitation of proxies by EQT?

We do. We are soliciting proxies primarily by use of mail. However, we may also solicit proxies in person, by telephone, by text message, by facsimile, by courier, or by electronic means. To the extent that our directors, officers, or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. D.F. King & Co., Inc. assists us with the solicitation for a fee of  $10,000, plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.
May I nominate or recommend someone to be a director of EQT?

Shareholders may either (i) nominate individuals to serve as directors for election at the annual meeting or (ii) recommend to the Corporate Governance Committee individuals for the Corporate Governance Committee to consider as possible future director nominees in its normal course of evaluating Board composition and succession planning.
If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of EQT. To do this, you must send advance written notice to the Company’s Corporate Secretary. This notice must be delivered in writing to EQT’s Corporate Secretary at EQT’s principal executive offices and must comply with and satisfy the content, information, and timing requirements set forth in the Bylaws. See “How do I contact EQT’s Corporate Secretary?” below. According to Section 1.09 of our Bylaws, to be timely, generally, a shareholder’s notice must be delivered not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, written notice of nominations of individuals for election to serve as directors at the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) must be delivered to EQT’s Corporate Secretary at EQT’s principal executive offices not earlier than the close of business on December 18, 2024 and not later than the close of business on January 17, 2025. For additional information regarding the timing, process, and other requirements for director nominations, see “Corporate Governance and Board Matters―Director Nominations” above.
In addition, pursuant to Section 1.11 of our Bylaws, a shareholder, or group of 20 or fewer shareholders, owning continuously for at least three years shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in EQT’s 2025 proxy statement director nominees constituting the greater of  (i) two and (ii) the largest whole number that does not exceed 20% of the Board, provided that the shareholder or group of shareholders that satisfy the requirements of Section 1.11 of the Bylaws expressly elects at the time of providing the written notice required by Section 1.11 of the Bylaws to have its nominee included in the Company’s proxy materials pursuant to Section 1.11 of the Bylaws and that such written notice of nominations is submitted in writing and delivered in a timely fashion. To be timely, such proxy access notice must be delivered no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the Company mailed its proxy statement for the preceding year’s annual meeting of shareholders. Accordingly, proxy access notice with respect to the 2025 Annual Meeting must be delivered to the Corporate Secretary at the Company’s principal executive offices not earlier than the close of business on October 2, 2024 and not later than the close of business on November 1, 2024, and contain the required information set forth in Section 1.11 of the Bylaws. For additional information, see “Corporate Governance and Board Matters―Director Nominations” above.
Any nomination of an individual to serve as a director must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain required information about the person or persons nominated and the nominating shareholder (see “Corporate Governance and Board Matters—Director Nominations” above for details).
Shareholders desiring to nominate an individual for election to the Company’s Board should refer to and review the Company’s Bylaws, which contain further details regarding requirements for the director
EQT CORPORATION 2024 PROXY STATEMENT | 99

Questions and Answers About the 2024 Annual Meeting

nomination process. A copy of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Exchange Act Rule 14a-19, as set forth in EQT’s Bylaws.
In addition, the Board’s Corporate Governance Committee will consider in the ordinary course individuals recommended to the Corporate Governance Committee by the Company’s shareholders as possible future director nominees in the normal course of evaluating Board composition and succession planning. If the Corporate Governance Committee decides to nominate an individual recommended by a shareholder for election as a director, then the recommended individual would be included on the Company’s slate for the next annual meeting. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to the attention of the Company’s Corporate Secretary. Any such recommendations from shareholders should be sent as far in advance of the annual meeting of shareholders as possible in order to provide sufficient time for the Corporate Governance Committee to consider the recommendation.
When are shareholder proposals due for the 2025 Annual Meeting?

■
Rule 14a-8 Proposals: Shareholder proposals submitted for inclusion in the proxy statement for the 2025 Annual Meeting pursuant to Exchange Act Rule 14a-8 must be received at EQT’s principal executive offices on or before the close of business on November 1, 2024.

■
Proxy Access Procedures: Shareholder nominations for director that are to be included in our proxy materials under the proxy access provision of our Bylaws must be delivered to the Corporate Secretary at the Company’s principal executive offices not earlier than the close of business on October 2, 2024 and not later than the close of business on November 1, 2024. See “May I nominate or recommend someone to be a director of EQT?” above.

■
Advance Notice Procedures: Shareholder nominations for director and other proposals that are not to be included in our proxy materials must comply with the following procedures:

■
The shareholder must deliver written notice of the proposal to be presented to the Corporate Secretary at EQT’s principal executive offices in accordance with the procedures set forth in our Bylaws. To be timely, such notice must be delivered no earlier than the close of business on December 18, 2024, and no later than the close of business on January 17, 2025. Proposals received outside this period, including any proposal seeking to nominate a director, may not be presented at the 2025 Annual Meeting.

■
Proposals must be accompanied by the information required by Sections 1.09 and 1.10 of our Bylaws, a copy of which will be provided to any shareholder upon written request to the Corporate Secretary.

How do I contact EQT’s Corporate Secretary?

You may contact the Company’s Corporate Secretary by sending correspondence to:
EQT Corporation Attention: Corporate Secretary 625 Liberty Avenue Suite 1700 Pittsburgh, Pennsylvania 15222
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Additional Information

Other Matters

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the 2024 Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.
2023 Annual Report on Form 10-K

The 2023 Annual Report is enclosed with this proxy statement.
EQT CORPORATION 2024 PROXY STATEMENT | 101

Appendix A

The CD&A section of this proxy statement contains references to the Company’s free cash flow per share and other performance measures that have not been calculated in accordance with GAAP, which are also referred to as non-GAAP supplemental financial measures. As more fully discussed in the CD&A above, these non-GAAP supplemental financial measures were defined in and utilized as performance measures under the 2023 STIP and, accordingly, the definitions below may differ from how the Company defines such terms in other investor materials. This Appendix A contains a reconciliation of the Company’s free cash flow per share with the Company’s net cash provided by operating activities (the most directly comparable GAAP financial measure), as well as important disclosures regarding other non-GAAP supplemental financial measures.
Adjusted Gross General & Administrative (“G&A”) Expense Per Mcfe

Adjusted gross G&A expense per Mcfe is defined under the 2023 STIP as (i) the Company’s selling, general, and administrative (“SG&A”) operating expenses inclusive of such SG&A expenses capitalized to property, plant, and equipment, less the aggregate expense associated with the Company’s long-term incentive program and SG&A attributable to consolidated variable interest entities, divided by (ii) total sales volume on an Mcfe basis for 2023. Adjusted gross G&A expense per Mcfe should not be considered as an alternative to selling, general, and administrative expense presented in accordance with GAAP. For the year ended December 31, 2023, total CapEx Spend per Mcfe was $0.12, which resulted in a payout factor of 2.0 for this performance measure.
Cash Operating Margin

Cash operating margin is defined under the 2023 STIP as (i) the post-hedge average realized price estimate from the Company’s 2023 business plan, less (ii) gathering, transmission and processing expenses, lease operating expenses, production taxes, exploration, selling, general and administrative expenses, and other operating expenses, excluding the aggregate expense associated with the Company’s long-term incentive program, cash operating expense associated with consolidated variable interest entities, and non-recurring items (in each case, calculated on a dollar per Mcfe basis). For the year ended December 31, 2023, Cash Operating Margin was $3.11, which resulted in a payout factor of 1.1 for this performance measure.
Environmental, Health, and Safety

EHS Intensity Improvement
For purposes of the 2023 STIP, EHS intensity improvement is defined as the absolute reduction, expressed as a percentage, of the average of the following four hazard score categories during 2023 as compared to 2022.
1)
Completions Hazard Score, which is determined by dividing (i) the total hazard points assigned for environmental, health, and safety events occurring during the applicable measurement period as a result of completions activities, by (ii) the total number of stages pumped during the applicable measurement period;

2)
Construction Hazard Score, which is determined by dividing (i) the total hazard points assigned for environmental, health, and safety events occurring during the applicable measurement period as a result of construction projects, by (ii) the total number of completed construction projects during the applicable measurement period;

EQT CORPORATION 2024 PROXY STATEMENT | A-1

Appendix A

3)
Drilling Hazard Score, which is determined by dividing (i) the total hazard points assigned for environmental, health, and safety events occurring during the applicable measurement period as a result of drilling activities, by (ii) the total number of feet drilled during the applicable measurement period; and

4)
Production Hazard Score, which is determined by dividing (i) the total hazard points assigned for environmental, health, and safety events occurring during the applicable measurement period as a result of production activities, by (ii) an amount equal to the total number of producing wells, multiplied by the number of production days.

In calculating performance, the total hazard points assigned for events occurring within various categories of environmental, health, and safety events are determined based upon a pre-established EHS Intensity Scale matrix, which establishes EHS incident type severity levels and assigns associated hazard points. For purposes of the 2023 STIP performance measure, the year ended December 31, 2023, the EHS intensity improvement was 22%, which resulted in a payout factor of 1.2 for this performance measure.
Greenhouse Gas Intensity Reduction
For purposes of the 2023 STIP, greenhouse gas intensity reduction is defined as the absolute reduction, expressed as a percentage, of  (x) the Company’s Scope 1 emissions as reported by the Company under the EPA’s Greenhouse Gas Reporting Program Subpart W for the onshore production segment for 2023, divided by (y) the Company’s gross wellhead production of natural gas and oil/condensate produced in 2023 from all wells operated by the Company, as compared to the prior year. For the year ended December 31, 2023, the greenhouse gas intensity reduction was 39% compared to the prior year, which resulted in a payout factor of 2.0 for this performance measure.
Finding and Development Costs

Finding and development costs is defined under the 2023 STIP as (i) adjusted well cost per foot, divided by (ii) estimated ultimate recovery (or EUR) per foot for gross operated wells turned-in-line during 2023. Adjusted well cost per foot is defined under the 2023 STIP as (x) well costs of all operated wells finishing each respective phase during 2023 adjusted to include pad construction, drilling, completion, drillout, facilities, and capitalized flowback, and excluding capitalized overhead, land, water infrastructure, and other related capital expenditures, divided by (y) the total operated feet of pay with respect to each phase. With respect to pad costs, the pad feet-of-pay is based on the summation of planned lateral length for all wells to be drilled on pads which are expected to finish construction in 2023. For the year ended December 31, 2023, finding and development costs was $0.47, which resulted in a payout factor of 0.5 for this performance measure.
Free Cash Flow Per Share

For purposes of the 2023 STIP, free cash flow per share is defined as (x) adjusted operating cash flow, less adjusted EBITDA attributable to consolidated variable interest entities, less accrual-based capital expenditures attributable to continuing operations (which excludes any cash payments or capital expenditures for acquisitions), plus accrual-based capital expenditures attributable to consolidated variable interest entities for 2023, plus interest attributable to cash used to fund the purchase of repurchased shares, divided by (y) the weighted average shares outstanding.
■
Adjusted operating cash flow is defined under the 2023 STIP as net cash provided by operating activities, less changes in other assets and liabilities.

■
Adjusted EBITDA is defined under the 2023 STIP as income from continuing operations, plus interest expense, plus income tax benefit, plus depreciation, plus amortization of intangible assets, plus impairment/loss on the sale/exchange of long-lived assets, plus impairment of intangible assets, plus lease impairments and expirations, plus proxy transaction and reorganization costs, plus the revenue impact of changes in the fair value of derivative

A-2 | ir.eqt.com

Appendix A

instruments prior to settlement, plus loss on debt extinguishment, and certain other items that impact comparability between periods.
■
Weighted average shares outstanding is defined under the 2023 STIP as the sum of the number of shares of the Company’s common stock that were issued and outstanding at the end of each calendar month during 2023 (in each case, adjusting such month-end shares outstanding amount by (i) adding to the month-end outstanding amount the number of shares of the Company’s common stock that were repurchased by the Company since the beginning of calendar year 2023 through such month-end date of determination and (ii) subtracting from the month-end outstanding amount the number of shares of the Company’s common stock that were issued by the Company since the beginning of calendar year 2023 through such month-end date of determination pursuant to an equity offering, including through conversions of outstanding convertible indebtedness, or as consideration for acquisitions), divided by 12.

■
Under the 2023 STIP, the calculation of free cash flow per share was automatically adjusted pursuant to the terms of the 2023 STIP plan document to exclude all direct and indirect impacts of the Tug Hill and Xcl Midstream Acquisitions not contemplated by the Company’s 2023 business plan, on the basis that total consideration paid in the acquisition transaction exceeded $100 million.

Free cash flow per share and adjusted operating cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP. The table below reconciles free cash flow per share and adjusted operating cash flow, each as defined under the 2023 STIP, with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Consolidated Cash Flows included in the Company’s 2023 Annual Report.
Year Ended December 31, 2023
(in thousands except per share amounts)
Net cash provided by operating activities	$3,178,850
Increase in changes in other assets and liabilities	(383,632)
Adjusted operating cash flow	2,795,218
Less: capital expenditures	(1,925,243)
Add: capital expenditures attributable to noncontrolling interests	8,549
Less: adjusted operating cash flow attributed to acquisitions	(171,846)
Add: capital expenditures attributable to acquisitions	159,219
Less: adjusted EBITDA attributable to noncontrolling interests	(5,818)
Add: interest on cash used for share repurchases	9,732
Add: interest on cash used for acquisitions	19,679
Free cash flow (as defined under 2023 STIP)	$889,490
Weighted average shares outstanding	380,902
Adjustment to weighted average shares for shares remitted for acquisitions	(20,667)
Adjusted weighted average shares outstanding	360,235
Free cash flow per share (as defined under 2023 STIP)	$2.47
For the year ended December 31, 2023, free cash flow per share as defined under the 2023 STIP was $2.47, which resulted in a payout factor of 0.7 for this performance measure.
EQT CORPORATION 2024 PROXY STATEMENT | A-3

Appendix A

Total CapEx Spend Per Mcfe

Total capital expenditures per Mcfe is defined under the 2023 STIP as (i) the Company’s total operated capital expenditures divided by (ii) total operated sales volumes. Total operated capital expenditures are defined as total capital expenditures, less capital expenditures attributable to consolidated variable interest entities, less capital expenditures attributable to non-operated assets. Total operated sales volumes is defined as the sales volumes as reported on an Mcfe equivalent (Mcfe) basis, where NGLs, ethane, and oil are converted to Mcfe at a rate of six Mcfe per barrel, less sales volumes attributable to non-operated assets. For the year ended December 31, 2023, total CapEx per Mcfe was $0.91, which resulted in a payout factor of 0.7 for this performance measure.
Other Non-GAAP Financial Measures

Additionally, this proxy statement, including the pay-versus performance table and related narrative, contains information regarding the Company’s free cash flow for the years 2021, 2022, and 2023. Free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures, excluding capital expenditures attributable to noncontrolling interests. Adjusted operating cash flow is defined as net cash provided by operating activities less changes in other assets and liabilities. Adjusted operating cash flow and free cash flow are non-GAAP supplemental financial measures used by the Company’s management to assess liquidity, including the Company’s ability to generate cash flow in excess of its capital requirements and return cash to shareholders. The Company’s management believes that these measures provide useful information to external users of the Company’s consolidated financial statements, such as industry analysts, lenders, and ratings agencies. As discussed in the “Pay Versus Performance” section of this proxy statement above, we have identified free cash flow as our Company-Selected Measure that represents, in our view, the most important financial measure used to link compensation actually paid to our performance. Free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.
The table below reconciles free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Consolidated Cash Flows included in the Company’s Annual Report on Form 10-K for the years presented.
	Years Ended December 31, (Thousands)
	2023	2022	2021
Net cash provided by operating activities	$3,178,850	$3,465,560	$1,662,448
Decrease (increase) in changes in other assets and liabilities	(383,632)	(99,229)	366,708
Adjusted operating cash flow	$2,795,218	$3,366,331	$2,029,156
Less: capital expenditures	(1,925,243)	(1,440,112)	(1,104,114)
Add: capital expenditures attributable to noncontrolling interest	8,549	12,796	9,627
Free cash flow	$878,524	$1,939,015	$934,669

A-4 | ir.eqt.com

Appendix B

2023 Compensation and Performance Peer Group Financial Data

The following illustrates a comparison of certain financial and other data considered by the Management Development and Compensation Committee at the time it constructed the 2023 Compensation and Performance Peer Group.
Financial Data as of 09/29/2022 (thousands)
Company	Percentage of Dry Gas/ Reserves	Enterprise Value	Market Capitalization	Assets	Revenue
Pioneer Natural Resources Company	26%	$54,457	$51,671	$37,301	$23,690
Devon Energy Corporation	30%	$43,505	$39,923	$23,194	$17,478
Hess Corporation	20%	$41,174	$33,615	$21,180	$9,045
Diamondback Energy, Inc.	24%	$28,122	$21,496	$23,448	$8,641
Coterra Energy Inc.	86%	$23,034	$20,662	$20,647	$7,348
Marathon Oil Corporation	29%	$18,414	$15,449	$18,286	$7,125
APA Corporation	36%	$17,457	$11,412	$12,924	$11,170
Ovintiv Inc.	48%	$16,119	$11,541	$14,923	$13,169
Antero Resources Corporation	58%	$14,488	$9,285	$14,213	$8,079
Chesapeake Energy Corporation	82%	$14,414	$11,340	$13,899	$11,197
Southwestern Energy Company	81%	$12,020	$6,796	$12,932	$11,626
Murphy Oil Corporation	54%	$8,414	$5,528	$10,572	$3,517
Range Resources Corporation	64%	$8,275	$5,891	$6,615	$4,797
PDC Energy, Inc.	44%	$7,271	$5,570	$7,976	$3,236
Matador Resources Company	44%	$7,122	$5,803	$4,964	$2,527
Comstock Resources, Inc.	100%	$6,681	$3,920	$5,288	$2,682
CNX Resources Corporation	93%	$5,361	$2,944	$8,696	$3,419
EQT Corporation	94%	$19,631	$14,604	$22,622	$10,359
Source: Meridian Compensation Partners, LLC
EQT CORPORATION 2024 PROXY STATEMENT | B-1

SCAN TOVIEW MATERIALS & VOTE EQT CORPORATIONATTN: CORPORATE SECRETARY 625 LIBERTY AVENUE, SUITE 1700PITTSBURGH, PA 15222 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 16, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/EQT2024You may attend the meeting via the Internet and vote electronically during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 16, 2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V29402-P01820 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1a.Lydia I. Beebe!!!ForAgainstAbstain1b.Lee M. Canaan!!!1j.Toby Z. Rice!!!1c.Janet L. Carrig!!!1k.Hallie A. Vanderhider!!!1d.Frank C. Hu!!!2.Advisory vote to approve the 2023 compensation of EQT Corporation's named executive officers (say-on-pay)!!!1e.1f.Dr. Kathryn J. JacksonJohn F. McCartney!!!!!!3. Ratification of the appointment of Ernst & Young LLP as EQT Corporation's independent registered public accounting firm for the fiscal year ending December 31,NOTE: In their discretion, the proxies are authorized in their!!!1g.James T. McManus II!!!judgment to vote upon such other business as may properlycontinuations or postponements thereof.1h.Anita M. Powers!!!1i.Daniel J. Rice IV!!! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney-in-fact,executor, administrator, or other fiduciary, please give full title as such. Joint owners shouldeach sign personally. All holders must sign. If a corporation or partnership, please sign in fullcorporate or partnership name by authorized officer and specify the title(s) of such officer(s). Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.V29403-P01820EQT CORPORATIONTHIS PROXY IS SOLICITED ON BEHALF OF THE EQT CORPORATION BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERSAPRIL 17, 2024The shareholder(s) hereby appoint(s) Toby Z. Rice, William E. Jordan, and Timothy C. Lulich, and each of them, as proxies, each with the full power to act alone and with the full power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side, all of the shares of EQT Corporation Common Stock that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/EQT2024 at 9:00 a.m., Eastern Time on Wednesday, April 17, 2024, and any adjournments, continuations or postponements thereof.This Proxy Card, when properly executed, will be voted in the manner directed herein. If no direction is made, the named proxies will vote in accordance with the Board of Directors' recommendations on all matters listed on this Proxy Card, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments, continuances, or postponements thereof. A vote FOR the election of the director nominees listed on the reverse side includes discretionary authority to vote for a substitute director nominee if any director nominee becomes unavailable for election for any reason.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE SIGNED ON REVERSE SIDE